Exhibit 10.5







                              Amended and Restated
                            Reimbursement Agreement

                                     among


                     Chemical Trust Company of California,
                         not in its individual capacity
                          but solely as Owner Trustee

                                      and

                          Delano Energy Company Inc.

                                      and

                              ABN AMRO Bank N.V.,
                                 Boston Branch,
                            for Itself and as Agent

                                      and

                       The First National Bank of Boston,
                                 as Co-Agent,

                               Bank of Montreal,
                                 as Co-Agent,

                               Barclays Bank PLC,
                                 as Co-Agent,

                               Societe Generale,
                                  as Co-Agent,

                                      and

                                     BayBank
                               as Lead Manager,

                            As of December 31, 1993

                               Table of Contents
                               -----------------
                                                      Page

Section 1.     Status of Agreement                      2

Section 2.     The Letter of Credit Facility            2

     Section 2.1.   Reimbursement of Drawings           3
     Section 2.2.   Reimbursement of Liquidity
                    Advances                            4
     Section 2.3.   Payment of Other Amounts
                    Relating to Drawings                4
     Section 2.4.   Reserve Requirements, Taxes, etc.   5
     Section 2.5.   Alternative Credit Facility         6
     Section 2.6.   Substitute Letter of Credit         6
     Section 2.7.   Nature of Obligations of Banks      6

Section 2A.    Conditions Precedent to Closing          7

     Section 2A.1.  Conditions Precedent To Be
                    Satisfied By Delano Energy          7
     Section 2A.2.  Conditions Precedent to be
                    Satisfied by the Agent             12
     Section 2A.3.  Conditions Precedent to be
                    Satisfied by the Owner Trustee     13
     Section 2A.4.  Other Conditions Precedent         13

Section 3.     Interest; Fees                          15

     Section 3.1.   Interest                           15

          3.1.1.    Payment of Interest                15
          3.1.2.    Certain Definitions                16
          3.1.3.    Deductibility of Interest
                    Incurred by Banks                  16

     Section 3.2.   Agent's Fee and Upfront Fee        17
     Section 3.3.   Calculations                       18
     Section 3.4.   Capital Adequacy Requirements      18
     Section 3.5.   Letter of Credit Fees              18
     Section 3.6.   Fronting Fee                       19

Section 4.     Liquidity Advance Payment Provisions    19

     Section 4.1.   Payment at Maturity                19
     Section 4.2.   Voluntary Prepayments              19
     Section 4.3.   Mandatory Prepayments              20
     Section 4.4.   Payment and Interest Cutoff        20

Section 5.     General Covenants                       20

     Section 5.1.   Corporate Existence                20
     Section 5.2.   Performance of Covenants, etc.     20
     Section 5.3.   Certain Covenants with Respect
                    to Basic Documents                 21

          5.3.1.    Amendment, Enforcement, etc.
                    by Borrowers                       21
          5.3.2.    Amendment, Enforcement, etc.
                    by Agent                           21
          5.3.3.    Effect of Event of Default         22
          5.3.4.    Certain Payments                   22
          5.3.5.    Recording, etc.                    22
          5.3.6.    Power of Attorney                  23

     Section 5.4.   Investments                        23
     Section 5.5.   Regulation                         24
     Section 5.6.   Special Covenants Relating
                    to the Bonds                       24

          5.6.1.    Covenant to Redeem 1989 Bonds      24
          5.6.2.    Covenant to Redeem 1990 Bonds      24

               5.6.2.1.  Covenant to Redeem
                         1991 Bonds                    24

          5.6.3.    [RESERVED]                         24
          5.6.4.    Redemption of Bonds upon
                    Event of Loss                      24
          5.6.5.    Prepayment of Liquidity Advances   25
          5.6.6.    No Change of Interest Rate Mode    25
          5.6.7.    Reserve Requirement for 1990 Bonds 25

               5.6.7.1.  Reserve Requirement for
                         1991 Bonds                    25

          5.6.8.    Interest Rate Protection           25

     Section 5.7.   Maintenance of Property            26
     Section 5.8.   Maintenance of Office              26
     Section 5.9.   Authorization                      26
     Section 5.10.  Limitation on Indebtedness         26
     Section 5.11.  Limitation on Investments
                    and Loans                          27
     Section 5.12.  Limitation on Merger,
                    Consolidation, Sale of Assets      27
     Section 5.13.  Limitation on Certain Transac-
                    tions with Affiliates              27
     Section 5.14.  Limitation on Distributions
                    and Similar Transactions           28
     Section 5.15.  Further Assurances                 29

          5.15.1    General Assurances                 29
          5.15.2.   Change of Location                 29
          5.15.3.   Maintenance of Reserves, etc.      29
          5.15.4.   Security                           29
          5.15.5.   Additional Assignments             30
          5.15.6.   Opinion of Counsel                 30

     Section 5.16.  Support Documents                  31

          5.16.1.   No Changes in Support Documents    31
          5.16.2.   Compliance with Support Documents  31
          5.16.3.   Fuel Supply                        31

     Section 5.17.  Accounting                         32

          5.17.1.   Records and Accounts               32
          5.17.2.   Financial Statements               32
          5.17.3.   Certificates and Information       33
          5.17.4.   Facility Records                   34
          5.17.5.   Revenue Trust Agreement Reports    35
          5.17.6.   Operating Standards Support
                    Agreement Reports                  36
          5.17.7.   Inspection, Final Punch
                    List Actions                       36
          5.17.8.   Specifications                     37
          5.17.9.   Other Information                  38

     Section 5.18.  Environmental Covenants            38

          5.18.1.   Compliance                         38
          5.18.2.   Notices                            38

     Section 5.19.  Qualifying Facility                39
     Section 5.20.  Supplemental Reserve Fund          39
     Section 5.21.  Major Maintenance Reserve Fund     39
     Section 5.22.  Type of Business                   40
     Section 5.23.  Payment of Taxes                   40
     Section 5.24.  Identification                     40
     Section 5.25.  Filing Reports; Notices;
                    Inspection; Information, Etc.      40

          5.25.1.   Governmental Reports               40
          5.25.2.   Notices of Material Events         41

     Section 5.26.  Use of Facility; Maintenance and
                    Operation; Operation and
                    Maintenance Manual                 42

          5.26.1.   General                            42
          5.26.2.   Issuer Requirement                 42

     Section 5.27.  OutPut/Capacity Tests; Plans
                    and Specifications                 43
     Section 5.28.  Compliance                         43

          5.28.1.   Laws, etc.                         43
          5.28.2.   Regulatory Acts                    44
          5.28.3.   Authorization Requirement          44
          5.28.4.   Pollution Control and
                    Hazardous Substances               44

     Section 5.29.  Payment of Claims and Obligations  45
     Section 5.30.  Restriction on Liens               45
     Section 5.31.  Certain Transfers                  46

          5.31.1.   Interests in Facility              46
          5.31.2.   Location                           46
          5.31.3.   Possession                         46

     Section 5.32.  No Abandonment                     46
     Section 5.33.  Construction Warranties            46
     Section 5.34.  Certain Obligations and Duties
                    of the Borrowers                   47
     Section 5.35.  Completion of Construction         47

          5.35.1.   Modifications to Construction
                    Contracts                          47
          5.35.2.   Materials; Compliance: Etc.        47
          5.35.3.   Notices and Documents              48

     Section 5.36.  Replacement                        48

          5.36.1.   Replacement of Parts               48
          5.36.2.   Removal of Parts                   48

     Section 5.37.  Events of Loss, Etc.               49

          5.37.1.   Notice                             49
          5.37.2.   Event of Loss                      49
          5.37.3.   Application of Payments with
                    Respect to Event of Loss           49
          5.37.4.   Application of Payments Not
                    Relating to Event of Loss          49
          5.37.5.   Disposition of Payments Not
                    Payable to the Borrowers           50

     Section 5.38.  Insurance                          50

          5.38.1.   Insurance Coverages                50
          5.38.2.   Delivery of Policies, etc.         51
          5.38.3.   Annual Insurance Report            51
          5.38.4.   Notice by Insurers. etc.           54
          5.38.5.   Independent Insurance              54

     Section 5.39.  [RESERVED]                         54
     Section 5.40.  Owner Trustee's Location           54
     Section 5.41.  Tax-Exempt Status of Bonds         54
     Section 5.42.  Original Lease                     55

     Section 5.43.  [RESERVED]                         55
     Section 5.44.  [RESERVED]                         55
     Section 5.45.  Release of Lessee Security         55
     Section 5.46.  Breakage Fees                      55

Section 5A.    Representations and Warranties
               of Delano Energy                        55

     Section 5A.1.  Corporate Existence                55
     Section 5A.2.  Power and Authorization            56
     Section 5A.3.  Execution, Delivery and
                    Enforceability                     56
     Section 5A.4.  No Legal Bar                       56
     Section 5A.5.  Violations; Defaults               56
     Section 5A.6.  Governmental Actions               57
     Section 5A.7.  Litigation                         57
     Section 5A.8.  Payment of Taxes                   57
     Section 5A.9.  Chief Place of Business, etc.      57
     Section 5A.10. Full Disclosure                    58
     Section 5A.11. Financial Statements               58
     Section 5A.12. Litigation Regarding Agreements    58
     Section 5A.13. Public Utility Status              58
     Section 5A.14. Title to the Facility and
                    the Land                           59
     Section 5A.15. Taxes, etc.                        59
     Section 5A.16. Construction of the Facility       59
     Section 5A.17. Interconnection                    60
     Section 5A.18. Facility Support                   60
     Section 5A.19. Revenue Trust Agreement            60
     Section 5A.20. Fuel Supply Contracts and
                    Price Support                      60
     Section 5A.21. FERC Qualification                 61
     Section 5A.22. Holding Company and Investment
                    Company Acts; Public Utility
                    Regulation                         61
     Section 5A.23. Securities Act                     61
     Section 5A.24. Base Case Pro Forma                61
     Section 5A.25. Representations to FERC            61
     Section 5A.26. Licenses, Etc.                     62
     Section 5A.27. Granted Rights                     62
     Section 5A.28. Hazardous Materials                62
     Section 5A.29. Margin Stock                       63
     Section 5A.30. Employee Benefit Plans             63
     Section 5A.31. Working Capital Requirement        64
     Section 5A.32. Natural Gas                        64

Section 5B.    Representations and Warranties of
               the Owner Trustee                       64

     Section 5B.1.  Organization                       64
     Section 5B.2.  Power and Authorization            64
     Section 5B.3.  Execution, Delivery and
                    Enforceability                     65
     Section 5B.4.  No Legal Bar                       65

     Section 5B.5.  FERC Qualification                 65
     Section 5B.6.  No Liens                           66
     Section 5B.7.  Litigation                         66
     Section 5B.8.  Principal Corporate Trust Office   66
     Section 5B.9.  Knowledge of Lease Defaults        66

Section 6.     Defaults                                66

     Section 6.1.   Events of Default                  66
     Section 6.2.   Remedies upon Event of Default     68
     Section 6.3.   Annulment of Defaults              70
     Section 6.4.   Waivers                            70
     Section 6.5.   Course of Dealing                  70
     Section 6.6.   Application of Proceeds            70
     Section 6.7.   [RESERVED]                         71
     Section 6.8.   Defaults Under Bond Documents      71

Section 7.     Definitions                             71

     Section 7.1.   Cross References                   71
     Section 7.2.   Bank Agreement                     71
     Section 7.3.   Bank Obligations                   72
     Section 7.4.   Bank Security                      72
     Section 7.5.   Co-Agents                          72
     Section 7.6.   Default                            72
     Section 7.7.   Delano Energy Assignment of Leases 72
     Section 7.8.   Delano Energy Deed of Trust        72
     Section 7.9.   Delano Energy Security Agreement   73
     Section 7.10.  Delano Energy Stock Pledge
                    Agreement                          73
     Section 7.11.  Facility                           73
     Section 7.12.  Lead Manager                       73
     Section 7.13.  Phase I Land                       73
     Section 7.14.  Phase II Land                      73
     Section 7.15.  Security Documents                 73

Section 8.     Expenses; Indemnity; Liability          73

     Section 8.1.   Expenses                           73
     Section 8.2.   Indemnity with Respect to
                    Letters of Credit                  74
     Section 8.3.   Liability of Issuing Bank          74
     Section 8.4.   Indemnity with Respect to
                    Bank Security                      76
     Section 8.5.   Survival of Covenants              76

Section 9.     Notices                                 76

Section 10.    Operations                              76

     Section 10.1.  Interests in Credits               77
     Section 10.2.  Payments                           77
     Section 10.3.  Agent's Authority to Act           78
     Section 10.4.  Agent's Resignation                79

     Section 10.5.  Amendments, Consents,
                    Waivers, etc.                      80
     Section 10.6.  Payments, etc.                     81
     Section 10.7.  Concerning the Agent               81

          10.7.1.   Action in Good Faith, etc.         81
          10.7.2.   No Implied Duties, etc.            81
          10.7.3.   Validity, etc.                     82
          10.7.4.   Compliance                         82
          10.7.5.   Employment of Agents and Counsel   82
          10.7.6.   Reliance on Documents and Counsel  82
          10.7.7.   Agent's Reimbursement              82
          10.7.8.   Rights as Credit Provider          83

     Section 10.8.  Independent Credit Decision        83
     Section 10.9.  Indemnification                    84
     Section 10.10. Amendments to Section 10           84
     Section 10.11. Actions Under Bond Documents       84
     Section 10.12. Required Banks                     84

Section 11.    Sharing of Payments, Etc.               85

Section 12.    Survival of Covenants                   85

Section 13.    Discharge                               85

Section 14.    Successors and Assigns; Bank
               Participants                            86

     Section 14.1.  Bank Participations                86
     Section 14.2.  Certain Rights of Bank
                    Participants                       87
     Section 14.3.  Transfer of Percentage Interests   87

Section 15.    Waiver of Jury Trial                    88

Section 16.    Payments From Owner Trust Estate Only   89

Section 17.    [RESERVED]                              89

Section 18.    Miscellaneous                           89

Section 19.    Disclaimer of Warranties                90

Section 20.    Bank Substitution                       90

                               Table of Exhibits
                               -----------------

Exhibit 2           Forms of Letters of Credit

Exhibit 2A.1.5      Title Report Liens

Exhibit 2A.1.7      Governmental Actions

Exhibit 5.6.1       Scheduled Redemptions of 1989 Bonds

Exhibit 5.6.2       Scheduled Redemptions of 1990 Bonds

Exhibit 5.6.2.1     Scheduled Redemptions of 1991 Bonds

Exhibit 5.17.4      Forms of Quarterly Operation and
                    Generation Report, Quarterly Fuel
                    Report, Environmental Variances
                    Report, and Monthly Operation and
                    Generation Report

Exhibit 5.17.5      Form of Quarterly Cash Report

Exhibit 5.17.7A     Final Punch List

Exhibit 5.17.7B     Independent Engineers' Scope of Work

Exhibit 5.21        Major Maintenance Reserve Required
                    Amount

Exhibit 5A.16       Performance Tests and Guaranties

Exhibit 5A.24       Base Case Pro Forma

Exhibit 5A.30       Employee Benefit Plans

Exhibit 7.11        Description of the Facility

Exhibit 7.13        Phase I Land

Exhibit 7.14        Phase II Land

Exhibit 14.3        Form of Joinder Agreement

                             Chemical Trust Company
                 of California, not in its individual capacity
                          but solely as Owner Trustee
                              50 California Street
                        San Francisco, California  94111

                           Delano Energy Company Inc.
                                81 Wyman Street
                       Waltham, Massachusetts 02254-9046

                  AMENDED AND RESTATED REIMBURSEMENT AGREEMENT

                            As of December 31, 1993



ABN AMRO Bank N.V.,
   for Itself and as Agent
Exchange Place
53 State Street, 19th Floor
Boston, Massachusetts  02109
Attn: Manager

With a copy to:
135 S. LaSalle Street, Suite 560
Chicago, Illinois 60603
Attn: Project Finance Group
Re: Delano Energy Project

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110
Attn: Stefan Breuer
      Vice President
      Energy and Utilities Division

Bank of Montreal
707 Wilshire Blvd., Suite 4840
Los Angeles, CA  90017
Attn:  Lawrence E. Jones

Barclays Bank PLC
222 Broadway, 11th Floor
New York, NY 10038
Attn:  Mark Tuminello

Societe Generale
1111 Bagby, Suite 2020
Houston, TX  77002
Attn:  Stephen W. Warfel, U.S. Project Finance







BayBank
175 Federal Street
Boston, MA 02110
Attn:  Timothy M. Laurion

Such additional bank or banks
as shall become party hereto
pursuant to Section 14.3 hereof

Ladies and Gentlemen:

     Chemical Trust Company of California, a California company (successor-by-merger to Manufacturers Hanover Trust Company of California), not in its individual capacity but solely as Owner Trustee under the Owner Trust Agreement dated as of December 3, 1990 (as the same may have been amended from time to time) between Thermo Energy Systems Corporation, a Delaware corporation (herein, with its permitted successors and assigns, called the "Owner Participant") and said Chemical Trust Company of California (herein in such capacity, with its permitted successors and assigns, called the "Owner Trustee"), and Delano Energy Company, Inc., a Delaware corporation ("Delano Energy"; the Owner Trustee and Delano Energy being sometimes collectively referred to herein as the "Borrowers") each hereby jointly and severally agree with each of you as follows:

SECTION 1.     STATUS OF AGREEMENT.

     This Agreement constitutes, among other things, a restatement of (i) the Reimbursement Agreement dated as of December 3, 1990 among the Owner Trustee, FNBB, for itself and as Agent, ABN AMRO and ABN AMRO as Swap Bank, and (ii) the Reimbursement Agreement dated as of October 1, 1991 among Delano Biomass, ABN AMRO as Facility Agent and ABN AMRO Bank N.V., New York Branch, as Administrative Agent. This Agreement, as from time to time in effect, constitutes the "Reimbursement Agreement" and the "Construction Loan Agreement" referred to in the Bond Indentures, the Intercreditor Agreements and the other Bond Documents.

SECTION 2.     THE LETTER OF CREDIT FACILITY.

     For the benefit of the Owner Trustee and the Owner Participant (with respect to items (a) and (b) below) and Delano Energy (as successor-by-assignment to Delano Biomass) (with respect to item (c) below), there has been issued by Algemene Bank Nederland N.V., now known as ABN AMRO Bank N.V. ("ABN AMRO"), acting through its Boston Branch (in such capacity, the "Issuing Bank"):

          (a) A Letter of Credit (the "1989 Tax-exempt Financing Credit") in the stated amount of $29,432,076.71, of which $28,900,000 secures the principal of the 1989 Bonds and










     $532,076.71 secures up to 56 days' interest accrued on the 1989 Bonds on or prior to the maturity thereof, calculated at 12 percent per annum for a 365-day year.

          (b) A Letter of Credit (the "1990 Tax-exempt Financing Credit") in the stated amount of $34,218,608.22, of which $33,600,000.00 secures the principal of the 1990 Bonds and $618,608.22 secures up to 56 days' interest accrued on the 1990 Bonds on or prior to the maturity thereof, calculated at 12 percent per annum for a 365-day year.

          (c) A Letter of Credit (the "1991 Tax-exempt Financing Credit") in the stated amount of $58,558,630.14, of which $57,500,000.00 secures the principal of the 1991 Bonds and $1,058,630.14 secures up to 56 days' interest accrued on the 1991 Bonds on or prior to the maturity thereof, calculated at 12 percent per annum for a 365-day year. Each of the Letters of Credit is substantially in the form of Exhibit 2 attached hereto.

Each Letter of Credit shall expire on December 29, 2000 (with respect to each such Letter of Credit, the "Termination Date"). Each of you participates in each of the Letters of Credit to the extent of your respective Percentage Interests as set forth in Section 10.1 hereof.

     Section 2.1. Reimbursement of Drawings. At such time as any payment shall be made in respect of any drawing under any Letter of Credit, and in no event prior to such payment, the Borrowers agree to pay to the Issuing Bank at its principal banking office in Boston, Massachusetts for the account of the Issuing Bank or of each of you in accordance with your Percentage Interests, as the case may be, a sum equal to the amount so drawn which shall be due and payable on the date of the respective drawing (and which, if not paid on such drawing date, shall bear interest to the payment date at a rate per annum equal to the Delay Rate), except as otherwise provided in Section 2.2 hereof. Payment by the Swap Bank to the Issuing Bank of all or any portion of an amount drawn under a Letter of Credit to pay interest on the Bonds shall satisfy the obligation of the Borrowers to the Issuing Bank with respect to such amount or portion thereof, but the obligations of the Borrowers under this Section 2.1 are unconditional and shall not be excused by any failure or delay in payment by the Swap Bank under the Swap Agreements, for whatever reason. In the event that any payment received by the Issuing Bank from the Swap Bank shall exceed the amount due and payable under this Section 2.1 with respect to interest on the Bonds drawn under the Letters of Credit, including accrued interest thereon, if any, the Issuing Bank shall promptly remit the amount of such excess to the Revenue Trustee for deposit in the Supplemental Reserve Fund established under Section
4.1 of the Revenue Trust Agreement.















     Section 2.2.   Reimbursement of Liquidity Advances.

          (a) If the conditions precedent contained in Section 2.2(b) hereof are satisfied at the time of payment by the Issuing Bank of any Drawing under a Letter of Credit (i) for the purpose of redeeming Bonds pursuant to
Section 4.01(b)(ii)(A) of the 1989-90 Bond Indenture (Determination of Taxability), (ii) for the purpose of redeeming Bonds pursuant to Section 4.01(b)(ii)(A) of the 1991 Bond Indenture (Determination of Taxability), (iii) for the purpose of purchasing Bonds under Section 8.15(c) of the 1989-90 Bond Indenture (Remarketing), or (iv) for the purpose of purchasing Bonds under
Section 8.15(c) of the 1991 Bond Indenture (Remarketing) (each a "Liquidity Drawing") each such Liquidity Drawing shall constitute an advance ("Liquidity Advance") to the Borrowers. The Borrowers promise to pay to the Issuing Bank at its principal banking office in Boston, Massachusetts for the account of the Issuing Bank or of each of you in accordance with your Percentage Interests, as the case may be, each Liquidity Advance on the earliest of (i) in the case of Liquidity Advances extending as a result of a drawing described in clause (iii) or (iv) above, the date on which any Bonds purchased with funds disbursed under the relevant Letter of Credit in connection with such Liquidity Drawing and held by either of the Borrowers, or its agent, for the account of such Borrower, are redeemed or canceled pursuant to the relevant Bond Indenture, (ii) the date on which any Bonds purchased by either of the Borrowers, or its agent, for the account of such Borrower, with funds disbursed under any Letter of Credit are remarketed pursuant to the relevant Bond Indenture, (iii) the date on which the Letters of Credit are replaced pursuant to the terms of Section 2.5 hereof, or
(iv) the Termination Date with respect to the relevant Letter of Credit.

          (b) Following any payment by the Issuing Bank under any Letter of Credit pursuant to a Liquidity Drawing, a Liquidity Advance shall be made available to the Borrowers only if on the date of payment of such Liquidity Drawing by the Issuing Bank no event has occurred and is continuing, or would result from such payment, which constitutes a Default or an Event of Default.

     Unless the Borrowers shall have previously advised the Issuing Bank in writing or the Issuing Bank has actual knowledge that an event has occurred and is continuing, or would result from such payment, which constitutes a Default or an Event of Default, the Borrowers shall be deemed to have represented and warranted on the date of such payment that no event has occurred and is continuing, or would result from such payment, which constitutes a Default or an Event of Default.

     Section 2.3. Payment of Other Amounts Relating to Drawings. In addition to its reimbursement obligation in Sections 2.1 and 2.2, the Borrowers hereby agree to pay to the Agent at its principal banking office in Boston, Massachusetts













for the account of each of you in accordance with your Percentage Interests (except for fees owing solely to the Issuing Bank, which shall be paid directly to the Issuing Bank):

          (a) on the date of each Drawing under a Letter of Credit, a sum equal to such amount as shall be necessary to cover letter of credit negotiation fees, the reasonable costs of transferring funds and other costs and expenses of the Issuing Bank, if any, incurred in connection with such Drawing;

          (b) on demand, any amount that is paid by the Agent or any other of you in connection with the exercise of the discretionary rights provided in
     Section 6.8; and

          (c) interest on any and all amounts remaining unpaid by the Borrowers under this Section 2 (including unpaid amounts of interest to the extent permitted by law) at any time from the date such amounts become due and payable until payment in full, payable on demand, at a rate per annum equal to the Delay Rate.

     Section 2.4. Reserve Requirements, Taxes, etc. If any change in any law, executive order or regulation, or in any request or directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation of any of the foregoing by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Letter of Credit or (ii) impose on any of you any tax or other cost or condition regarding this Agreement or any Letter of Credit, and the effect of any such change shall be to increase the cost to any of you of issuing or maintaining any Letter of Credit or participating therein or shall reduce any amount receivable or received by you in respect of any Letter of Credit or participating therein, then, upon demand by the Agent, the Borrowers shall immediately pay to the Agent for your respective accounts additional amounts which shall be sufficient to compensate you for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Effective Rate; provided, however, that the foregoing provision shall not apply to any such charge with respect to (a) taxes imposed upon or measured by the net income of any of you or (b) taxes or other conditions which would have been imposed even if this Agreement had not been entered into or the Letters of Credit had not been issued. Your determination of the amount of such costs, if done in good faith, shall, in the absence of demonstrable error, be conclusive. The covenants contained in this Section 2.4 shall survive the termination of the other provisions of this Agreement.














     Section 2.5. Alternative Credit Facility. (a) The Borrowers may replace all (but not less than all) of the Letters of Credit and the Swap Agreements with an Alternative Credit Facility issued by a bank or financial institution other than one of you, in accordance with the terms of the CPC Loan Agreements and the Bond Indentures upon (i) surrender of all outstanding Letters of Credit to the Agent; (ii) payment in full of all Bank Obligations including Bank Obligations under the Swap Agreements; and (iii) delivery to the Agent of releases (on terms reasonably acceptable to the Agent) by the Bond Trustee, the Owner Trustee, the Owner Participant and Delano Energy of all further liability of the Agent, the Issuing Bank, the Swap Bank and each other of you under the Letters of Credit and the Bank Agreements and the Swap Agreements.

          (b) The Borrowers may replace all (but not less than all) of the Letters of Credit with an Alternative Credit Facility issued by a bank or financial institution other than one of you without simultaneously replacing the Swap Agreements upon (i) surrender of all outstanding Letters of Credit to the Agent; (ii) payment in full of all Bank Obligations other than Bank Obligations under the Swap Agreements; and (iii) delivery to the Agent of releases (on terms reasonably acceptable to the Agent) by the Bond Trustee, the Owner Trustee, the Owner Participant and Delano Energy of all further liability of the Agent, the Issuing Bank and each other of you under the Letters of Credit and the Bank Agreements. The replacement of the Letters of Credit without the simultaneous replacement of the Swap Agreements is further conditioned on the continued lien position of the Swap Bank in the Facility, the Land and the other assets of Delano Energy and the Owner Trustee as provided in the Lessor Security Documents and the Security Documents; such lien to be pari passu with the lien to be granted to the new issuer of the Letters of Credit provided, however, that such pari passu sharing shall be limited, with respect to such new issuer, as of any particular point in time to only the principal amount which would have been outstanding on such date under the existing Letters of Credit in accordance with the Bond redemption schedules attached hereto as Exhibits 5.6.1, 5.6.2 and
5.6.2.1 and any interest accruing thereon; and the balance shall be subordinate to the obligations owed to the Swap Bank.

     Section 2.6 Substitute Letter of Credit. It is understood and agreed that neither the Issuing Bank nor any other of you shall have any obligation hereunder to issue or participate in any Substitute Letter of Credit (as defined in the Bond Indentures) contemplated under the provisions of the CPC Loan Agreements.

     Section 2.7. Nature of Obligations of Banks. Your obligations under this Agreement are several and are not joint or joint and several. Each of you represents that you are making the extension of credit contemplated hereby as principal (subject














to Section 14 hereof) and not as agent or as trustee for any pension plan, trust or other Person.

Section 2A.    Conditions Precedent to Closing.

     Section 2A.1. Conditions Precedent To Be Satisfied By Delano Energy. The obligations of the Agent and the Banks hereunder shall be subject to compliance with all of the following conditions precedent, to the satisfaction of the
Agent:

          2A.1.1. Each of the Basic Documents shall have been duly authorized, executed and delivered by the parties thereto, shall be satisfactory in form and substance to the Agent, and shall be in full force and effect; each party to each Basic Document shall have complied in all material respects with such party's obligations thereunder; no default or event of default, or event, which with notice or lapse of time or both would constitute a default or event of default, shall exist under any of said Basic Documents then in effect or in the performance by any party thereto of any of its obligations thereunder, or would exist under any of said Basic Documents or in the performance by any party thereto of any of its obligations thereunder after giving effect to the transactions to occur on the Document Delivery Date as contemplated hereby and thereby; no Event of Loss, or event or condition which with lapse of time would constitute an Event of Loss shall have occurred; and all required consents shall have been obtained and shall be in full force and effect.

          2A.1.2. All actions reasonably requested by the Agent in order to perfect the assignments of revenues and other security interests created by the Revenue Trust Agreement shall have been taken; and all other provisions of the Revenue Trust Agreement to be complied with or performed on or prior to the Document Delivery Date shall have been complied with or performed.

          2A.1.3. The Owner Participant and the Banks shall have been furnished with true, correct and complete copies of the Fuel Supply Contracts referred to in Section 5.16.3.

          2A.1.4. Prior to the Document Delivery Date, the Agent shall have received copies of a Class A survey of the Land, satisfactory in form and substance to the Agent, prepared in accordance with Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1986, certified (to the Agent, the Banks and the title insurance company described in Section 2A.1.5 below) by the surveyor pursuant to a certificate in form and substance reasonably satisfactory to the Agent, showing (i) the location of the Land and all improvements thereon, (ii) no encroachment on the Land and no encroachment by the Facility, as constructed, on














adjoining property, and (iii) no other defect, Lien, or encumbrance, other than Title Report Liens.

          2A.1.5. Prior to the Document Delivery Date, the Agent shall have received copies of a mortgagee title insurance policy, in substance and form, and issued by an insurer, satisfactory to the Agent, including endorsements satisfactory to the Agent, insuring the Agent's interests in the Facility and the Land, subject only to Title Report Liens set forth in Exhibit 2A.1.5 hereto and to such other exceptions as shall be reasonably satisfactory to the Agent, and title reinsurance policies, in substance and form, and issued by reinsurers satisfactory to the Agent, providing for reinsurance in such amounts which shall be allocated among such reinsurers as the Agent shall designate, insuring the Agent's interests in the Facility and the Land.

          2A.1.6. On the Document Delivery Date, insurance complying with the requirements of Section 5.38 hereof shall be in full force and effect; the Agent shall have received (i) certificates of insurance with respect to all insurance policies in effect with respect to the Facility and (ii) a report of Alexander & Alexander, or another independent insurance broker or independent insurance consultant satisfactory to the Agent, setting forth the insurance obtained by the Borrowers in accordance with Section 5.38 hereof and certifying that such insurance complies in all material respects with the requirements of
Section 5.38 hereof, is in full force and effect, names the Revenue Trustee and the Agent, for the interests of the Banks, as each of their respective interests may appear, as an additional insured or loss payee, as appropriate, provides that the Agent shall receive at least 45 days' prior written notice of any cancellation or reduction of coverage, and that all premiums then due thereon have been paid; and the Agent shall have received certified copies of all insurance policies with respect to the Facility which the Borrowers are required to maintain pursuant to Section 5.38 hereof (or, at the option of Delano Energy with the consent of the Agent, which consent shall not be unreasonably withheld, certificates therefor signed by the insurer or an agent authorized to bind the insurer, with copies of such policies to be provided by Delano Energy to the Agent as soon as practicable, but in any event no later than 90 days following the Document Delivery Date).

          2A.1.7. Except as set forth in Exhibit 2A.1.7 hereto with respect to Governmental Actions to be completed after the Document Delivery Date which are either routine in nature or cannot be (or are not normally) applied for prior to the time they are required, all Governmental Actions which are necessary or advisable in connection with the execution, delivery and performance of this Agreement or any other Basic Document and the transactions contemplated hereby or thereby, including without limitation the construction, financing and operation of the Facility, shall have been duly obtained or made and shall be in full force and effect, and no proceeding, or notice threatening a













proceeding concerning any change, revocation, modification or qualification to any such Governmental Action or other consent or approval shall have been initiated or issued with respect to the Facility or the operation thereof or the Land. Each such Governmental Action shall have been certified by Delano Energy as being final (subject to any conditions which may be set forth therein) and in full force and effect on the Document Delivery Date and Delano Energy shall have obtained all consents, approvals and transfers of any Governmental Action which are required as a result of the transactions contemplated by this Agreement, or shall have demonstrated to the reasonable satisfaction of the Agent that no such consents, approvals or transfers are needed. There shall have been delivered to the Agent, at or prior to the Document Delivery Date, a copy of each such Governmental Action and other consents and approvals, including, without limitation, true and complete copies of all notices to and from FERC pursuant to 18 C.F.R. Section 292.207(a) concerning the status of the Facility as a qualifying facility, as shall have been requested by any of the foregoing Persons. Without limiting the generality of the foregoing, all Governmental Actions needed in order to be in compliance with this Section 2A.1.7 (other than Governmental Actions set forth in Exhibit 2A.1.7) shall have been obtained or taken. The Facility and the Land and the operations thereof and Delano Energy shall be in material compliance with all Laws, including without limitation
(i) all Laws relating to (x) the construction, use, occupancy and operation of the Facility by Delano Energy, (y) the ownership of Phase I by the Owner Trustee and the leasing of Phase I by the Owner Trustee to Delano Energy, and (z) the ownership of Phase II by Delano Energy; including without limitation all applicable zoning and municipal ordinances and (ii) all environmental laws, including without limitation all such Laws relating to air, water and hazardous wastes and the operation of the Facility by Delano Energy, and the use in the Facility by Delano Energy of the fuel subject to the Fuel Supply Contracts.

          2A.1.8. All approvals and consents of any trustee or the holders of any indebtedness, obligations or securities of Delano Energy, Thermo Systems, Thermo Electron or any other Person party to any Basic Document which are required in connection with any of the transactions contemplated by this Agreement or any other Basic Document shall have been duly obtained and shall be in form and substance satisfactory to the Agent; and a counterpart or certified copy of each such approval or consent and an executed certificate of a duly authorized officer of Delano Energy, Thermo Systems, Thermo Electron, or such other Person, as the case may be, to the effect that such approvals and consents are in full force and effect without any amendment or modification, shall have been delivered to the Agent.

          2A.1.9. Resolutions, certificates or other evidence of corporate action satisfactory in form and substance to the Agent















with respect to actions taken by Delano Energy, Thermo Systems or Thermo Electron or any other Person (other than Fuel Contractors) party to any Basic Document, shall have been duly executed and delivered and shall be in full force and effect.

          2A.1.10. (a) All necessary or desirable recordings and filings of or with respect to the Revenue Trust Agreement, the Delano Energy Security Agreement, the Delano Energy Deed of Trust, the Delano Energy Assignment of Leases, the Delano Energy Stock Pledge Agreement and any other Basic Document (or of appropriate notices or memoranda thereof) shall have been duly made, and all financing statements and other instruments relating thereto shall have been duly executed, delivered and recorded or filed, in all such places as may be required by law, or as may be deemed necessary or desirable by the Agent, in order to establish, preserve, protect and perfect the interests and rights (and the priority thereof) of the Agent created or intended to be created thereby; all of such recordings and filings shall be in full force and effect; and all taxes and fees in connection therewith shall have been paid by Delano Energy. The Agent, for the benefit of the Banks, shall have a first Lien on, and a prior perfected security interest in, all right, title, estate and interest of Delano Energy in and to the Land, the Facility and the Collateral, prior and superior to all other Liens thereon, existing or future, except Permitted Liens. The Agent shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such Lien on, and perfected security interest in, the Collateral.

          (b) All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Agent's first Lien on and prior perfected security interest in all estate, right, title and interest of the Owner Trustee in and to the Owner Trust Estate for the benefit of the Banks, prior and superior to all other Liens, existing or future (assuming the timely filing of continuation statements), except Permitted Liens, shall have been duly made or taken, and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by Delano Energy. The Agent shall have a first Lien on, and prior perfected security interest in, all estate, right, title and interest of the Owner Trustee in and to the Owner Trust Estate for the benefit of the Banks, prior and superior to all other Liens thereon, existing or future, except Permitted Liens. The Agent shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first Lien on, and perfected security interest in, the Owner Trust Estate.

          2A.1.11. The representations and warranties of Delano Energy contained herein or in any other Basic Document or made in writing by Delano Energy or any of its officers in connection with the transactions contemplated hereby or thereby shall be












true and correct on and as of the Document Delivery Date with the same effect as if made on and as of such date (unless any such representation or warranty is stated to be true and correct on and as of another date, in which case such representation or warranty shall be true and correct as of the date as of which made); Delano Energy shall have performed and complied with all agreements and conditions contained herein and in each other Basic Document required to be performed or complied with by it prior to or on the Document Delivery Date; nothing shall have occurred after January 1, 1993 which might materially adversely affect the properties, business, prospects or financial condition of Delano Energy, or the ability of Delano Energy to perform its obligations hereunder or under any other Basic Document; no event or condition shall have occurred and be continuing, or would result from the consummation of any of the transactions contemplated hereby, which constitutes a Default; and the Agent shall have received an Officer's Certificate of Delano Energy to the foregoing effects.

          2A.1.12. The representations and warranties of each of Thermo Systems and Thermo Electron contained in each Basic Document to which either Thermo Systems or Thermo Electron is a party or made in writing by Thermo Systems or Thermo Electron or any of their respective officers in connection with the transactions contemplated hereby or thereby shall be true and correct on and as of the Document Delivery Date with the same effect as if made on and as of such date (unless any such representation or warranty is stated to be true and correct on and as of another date, in which case such representation or warranty shall be true and correct as of the date as of which made); each of Thermo Systems and Thermo Electron shall have performed and complied with all agreements and conditions contained therein required to be performed or complied with by either of them prior to or on the Document Delivery Date; no event or condition shall have occurred and be continuing, or would result from the consummation of any of the transactions contemplated hereby which constitutes a default, or would after notice or lapse of time or both constitute a default, under any of the Basic Documents to which either Thermo Systems or Thermo Electron is a party; and the Agent shall have received Officer's Certificates of each of Thermo Systems and Thermo Electron to the foregoing effects.

          2A.1.13. Opinions of each of the following counsel, satisfactory in form and substance to the Agent, shall have been executed and delivered by such counsel:

          (i) the opinion, addressed to the Agent for the benefit of the Banks, the Owner Trustee and the Owner Participant, of Messrs. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Delano Energy and Thermo Systems;















          (ii) the opinion, addressed to the Agent for the benefit of the Banks, the Owner Trustee and the Owner Participant, of Messrs. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Thermo Electron;

          (iii) the opinion, addressed to the Agent for the benefit of the Banks, the Owner Trustee and the Owner Participant, of Messrs. Pillsbury, Madison & Sutro, special California counsel to Delano Energy and Thermo Systems;

          (iv) a letter, addressed to the Agent for the benefit of the Banks, the Owner Trustee and the Owner Participant, of Messrs. Pillsbury, Madison & Sutro, special California counsel to Delano Energy and Thermo Systems, with respect to Zoning Matters;

          (v) a letter, addressed to the Agent for the benefit of the Banks, of Messrs. Pillsbury, Madison & Sutro, special California counsel to Delano Energy and Thermo Systems, with respect to California sales and use taxes;

          (vi) [RESERVED];

          (vii) the opinion of Messrs. Best, Best & Krieger to the effect that, among other things, the transactions contemplated hereby will not adversely affect the tax exempt status of the Bonds;

          (viii) the opinion, addressed to CPCFA, of Messrs. Best, Best & Krieger, with reliance letters to the Owner Participant and the Banks;

          (ix) [RESERVED];

          (x) the opinion of Graham and James, counsel to Delano Energy, as to FERC regulatory matters and Qualifying Facility status;

          (xi) the opinion, addressed to the Agent for the benefit of the Banks, ABN AMRO and the Owner Trustee, of Messrs. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Delano Energy, as to certain matters in respect of investment of accounts; and

          (xii) the opinion, addressed to the Agent for the benefit of the Banks and the Owner Participant, of Messrs. Kelly, Drye & Warren as counsel to the Owner Trustee.

     Section 2A.2. Conditions Precedent to be Satisfied by the Agent. The Agent, as Phase II Agent, shall have executed and delivered to Thermo Electron the Release of Guaranty.














     Section 2A.3.  Conditions Precedent to be Satisfied by the Owner Trustee.

          2A.3.1. Each of the Basic Documents to which the Owner Trustee is a party shall have been duly authorized, executed and delivered by the Owner Trustee, shall be satisfactory in form and substance to the Agent, and shall be in full force and effect; and no default or event of default, or event, which with notice or lapse of time or both would constitute a default or event of default, shall exist under any of said Basic Documents then in effect or in the performance by the Owner Trustee of any of its obligations thereunder, or would exist under any of said Basic Documents or in the performance by the Owner Trustee of any of its obligations thereunder after giving effect to the transactions to occur on the Document Delivery Date as contemplated hereby and thereby.

          2A.3.2. The representations and warranties of the Owner Trustee contained in Section 5B hereof or made in writing by the Owner Trustee or any of its officers in connection with the transactions contemplated hereby or thereby shall be true and correct on and as of the Document Delivery Date with the same effect as if made on and as of such date (unless any such representation or warranty is stated to be true and correct on and as of another date, in which case such representation or warranty shall be true and correct as of the date as of which made); and the Owner Trustee shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Document Delivery Date.

     Section 2A.4.  Other Conditions Precedent.

          2A.4.1. (a) Neither the Owner Participant nor the Owner Trustee nor any of their Affiliates shall, by reason of (i) the beneficial or legal ownership of the Phase I or any Part by the Owner Participant or the Owner Trustee or (ii) the lease of Phase I to Delano Energy under the Lease or
(iii) any other transaction contemplated by this Agreement or any of the other Basic Documents, be deemed, by any governmental authority having jurisdiction, to be, or to be subject to regulations as, an "electric utility," "electrical corporation," "electrical company," "public utility," "public utility company" or a "public utility holding company" under any law or governmental regulation, Federal, state or local, and any consent, order or approval of, or filing with, any governmental authority necessary to accomplish this result shall have been duly obtained or made, shall be satisfactory in form and substance to the Owner Participant and the Owner Trustee, shall be in full force and effect, and shall not be the subject of any pending or threatened administrative or judicial proceeding.
















          (b) No Bank shall by reason of (i) the ownership of Phase I by the Owner Trustee or the operation thereof by Delano Energy, (ii) the ownership and operation of Phase II by Delano Energy; (iii) the Reimbursement Agreement,
(iv) the issuance of the Letters of Credit, (v) the securing of the Bank Obligations by Liens on the Owner Trust Estate, the Facility and the Land,
(vi) the Swap Agreements, or (vii) any other transaction contemplated by this Agreement or any of the other Basic Documents, be deemed by any governmental authority to be, or to be subject to regulation as, an "electric utility," "electrical corporation," "electrical company," "public utility," "public utility company" or "public utility holding company" under any existing law, rule or regulation of any governmental authority.

          2A.4.2.   No change shall have occurred since June 1, 1993, in any
applicable law or regulation or in the interpretation thereof by any governmental or regulatory authority which, in the opinion of the Owner Participant, the Owner Trustee or the Agent would make any such Person's or any Bank's participation in the transactions contemplated hereby illegal or would subject any of them or any of their Affiliates to any penalty or other liability or onerous condition or to regulation by any governmental or regulatory authority to which such Person is not otherwise subject in a substantially similar manner.

          2A.4.3.   The Banks shall have received a report from the Independent
Engineers in form and substance satisfactory to each Bank.

          2A.4.4. The Banks shall have received a report from TSS Consultants, Inc., as Fuel Consultant, in form and substance satisfactory to each Bank.

          2A.4.5. The Banks shall have received a report from Gale, Smith and Co., Inc., as insurance consultant, in form and substance satisfactory to each Bank.

          2A.4.6. The Banks shall have received the results of searches conducted in the UCC, tax lien and judgment lien filing records in California and Massachusetts.

          2A.4.7. The bills for the fees and disbursements of Messrs. Chapman and Cutler, special counsel to the Banks, as reflected in the statement of such special counsel delivered prior to the Document Delivery Date, shall each have been approved for payment on or before the Document Delivery Date.

          2A.4.8. All obligations of Delano Energy under the Phase II Reimbursement Agreement, excluding obligations accruing from and after the date hereof in respect of the 1991 Tax-exempt Financing Credit, shall have been paid or performed.













          2A.4.9. The bills for the fees and disbursements of ABN AMRO and FNBB, as reflected in the respective statements thereof delivered prior to the Document Delivery Date, shall each have been approved for payment on or before the Document Delivery Date.

          2A.4.10. There shall have been no default or event of default, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default or event of default, under the Bond Indentures, and there shall be no more than $120,000,000 in aggregate principal amount of Bonds outstanding on the Document Delivery Date.

          2A.4.11. The Swap Agreements shall have been executed and delivered and shall be in full force and effect.

          2A.4.12. The SCE Credit shall be in effect, as provided in the Restatement Agreement.

          2A.4.13. The Agent shall have received an appraisal report with respect to the Facility from Barakat & Chamberlin, in form and substance satisfactory to each Bank and which satisfies all applicable requirements for appraisals set forth in the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          2A.4.14. All proceedings taken in connection with the Overall Transaction and all documents and papers relating thereto shall be satisfactory to each Bank, and each Bank shall have received copies of such documents and papers as each may reasonably request in connection therewith, all in form and substance satisfactory to each Bank.

     SECTION 3.     INTEREST; FEES.

          Section 3.1. Interest. The principal amount of all Liquidity Advances shall accrue and bear interest at a rate per annum equal to (i) the sum of the Federal Funds Rate plus one half of one percent (0.50%) plus the then-applicable Letter of Credit Fee Rate (as described in Section 3.5 below), such rate to be in effect for the first seven calendar days following such Liquidity Advance, and (ii) the Effective Rate, at all times thereafter.

          3.1.1. Payment of Interest. Prior to the due date or any accelerated maturity of any Liquidity Advance, the Borrowers will, on June 30 and December 31 in each year (or, if such day is not a Business Day, on the next succeeding Business Day), beginning on the first such date after such Liquidity Advance is made, pay the accrued and unpaid interest thereon. On any due date or accelerated maturity of any Liquidity Advance all accrued and unpaid interest on such Liquidity Advance shall be forthwith due and payable. In addition, the Borrowers will, on












demand, pay interest on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest and fees owed to any of you hereunder in respect of any Liquidity Advance at a rate per annum which is at all times equal to the Delay Rate. All payments of interest hereunder shall be made by the Borrowers to the Agent for the account of each of you in accordance with your respective Percentage Interests.

          3.1.2.    Certain Definitions.  For purposes of this Agreement:

          (a)  The term "Effective Rate" shall mean a rate per annum equal to
     (i) prior to January 1, 1995 the sum of one percent (1%) plus the Base Rate, (ii) after December 31, 1994 and prior to January 1, 1997 the sum of one and one-eighth percent (1.125%) plus the Base Rate and (iii) thereafter the sum of one and three-eighths percent (1.375%) plus the Base Rate.

          (b) The term "Base Rate" shall mean for any day the greater of (i) the per annum rate of interest from time to time announced by the Agent at its principal banking office in Boston, Massachusetts as its Base Rate in effect for such day and (ii) the sum of one-half of one percent (.50%) plus the Federal Funds Rate. Upon request by the Borrowers at any time that a Liquidity Advance is outstanding, the Agent shall advise the Borrowers of the Base Rate then in effect, provided that any failure to so advise the Borrowers of such rate shall not affect the obligations of the Borrowers hereunder.

          (c) The term "Federal Funds Rate" shall mean for any day the per annum rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for such Business Day, the average of the quoted rates for such Business Day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Rate shall, in the absence of demonstrable error, be conclusive.

          3.1.3. Deductibility of Interest Incurred by Banks. In the event that, notwithstanding the provisions of this Agreement and the Bond Documents to the contrary, any of you shall be advised by your tax advisers that under
Section 265 of the Code or any other provision of the Code all or any portion of interest charges on obligations incurred or deemed incurred by
















such of you to finance the maintenance of the Liquidity Advances is disallowed as a deduction for federal income tax purposes, then the Effective Rate shall be adjusted from and after the June 30 or December 31 next preceding the date on which such of you notifies the Agent and the Borrowers of such nondeductibility to a rate equal to the Effective Rate as from time to time in effect multiplied by the sum of (a) one plus (b) the product of (i) the percentage, expressed as a decimal, of interest incurred or deemed incurred by you that is so disallowed under the Code times (ii) the highest marginal statutory rate of federal income tax imposed on corporations as from time to time in effect. In addition, the Borrowers promptly shall pay to the Agent for the account of each of you in accordance with your respective Percentage Interests an amount equal to the difference between the amount of interest previously paid on the Liquidity Advances with respect to the period commencing on the earliest date on which such disallowance took effect and the amount that would have been paid for such period had interest been calculated as provided in the preceding sentence. The covenant contained in this Section 3.1.3 shall survive the termination of the other provisions of this Agreement.

     Section 3.2. Agent's Fee and Upfront Fee. The Borrowers will pay to the Agent (with respect to clause (a) below, for the benefit of the Banks) the following fees:

          (a) an Upfront Fee (the "Upfront Fee"), due and payable at the Document Delivery Date, equal to the sum of the following:

               A) 1.375% of the amount of the exposure retained under the Letters of Credit on the Document Delivery Date by Co-Agents other than ABN AMRO and FNBB;

               B) 1.125% of the amount of the exposure retained under the Letters of Credit on the Document Delivery Date by the Lead Manager; and

               C) 0.6875% of the amount of exposure retained under the Letters of Credit on the Document Delivery Date by ABN AMRO and FNBB; and

          (b) an Administrative Fee (the "Administrative Fee") equal to $90,000 per year, due and payable in arrears on each anniversary of the Closing Date with a final payment due on the date of the final payment of the Bank Obligations. The Administrative Fee will escalate annually from the Closing Date in accordance with increases in CPI; provided, however, that the Administrative Fee shall not be decreased in the event of a decrease in CPI in any year.














     Section 3.3. Calculations. Calculations of amounts of interest or amounts expressed as interest for all purposes of this Agreement shall be made on a daily basis and on the basis of a 360-day year for the actual number of days elapsed, and amounts of interest and commitment fees payable on the last Business Day of any calendar or fiscal period shall include the amounts thereof calculated for the entire period.

     Section 3.4. Capital Adequacy Requirements. If after the date hereof any of you shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein (including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known on the date hereof), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such one of you with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such one of you as a consequence of its commitment to extend credit hereunder and/or its issuance of or participation in the Letters of Credit to a level below that which such one of you could have achieved but for such adoption, change or compliance (taking into consideration the policies of such one of you with respect to capital adequacy), then from time to time, within 30 days after demand by such one of you, the Borrowers shall pay to such one of you such additional amount or amounts as will compensate such one of you for such reduced return relating to its commitment or such issuance or participation hereunder; provided, however, that any such increase relating to such commitment (but not such issuance or participation) shall be prospective only from the date of demand. Such one of you shall deliver to the Borrowers, not later than the date of making such demand, a certificate specifying the event by reason of which it is entitled to make such claim and setting forth in reasonable detail the basis and computation of such claim, which computation shall be conclusive absent manifest error. The covenants contained in this
Section 3.4 shall survive the termination of the other provisions of this Agreement.

     Section 3.5. Letter of Credit Fees. In consideration of your commitments to pay drawings under the Letters of Credit and to participate therein, the Borrowers hereby agree to pay to the Agent for the benefit of the Banks a letter of credit fee with respect to each of the Letters of Credit computed (on the basis of a year of 360 days) on the amount from time to time available to be drawn under such Letter of Credit from and including the dates of issuance thereof through and including the date of expiration thereof at the following rates: (a) with respect to the 1989 Tax-exempt Financing Credit and the 1990 Tax-exempt Financing Credit, (i) prior to January 1, 1996 at the rate of one














and five-hundredths percent (1.05%) per annum, (ii) after December 31, 1995 and prior to January 1, 1997 at the rate of one and three-tenths percent (1.30%) per annum and (iii) thereafter at the rate of one and fifty-five-hundredths percent (1.55%) per annum and (b) with respect to the 1991 Tax-exempt Financing Credit,
(i) prior to January 1, 1995 at the rate of one and three-quarters percent (1.75%) per annum and (ii) thereafter at the rate of two percent (2.00%) per annum. Each percentage referred to in the preceding sentence shall constitute the "Letter of Credit Fee Rate" for the period specified. Each letter of credit fee payable under this Section 3.5 shall be payable semiannually in arrears on June 30 and December 31 of each year (or, if such day is not a Business Day, on the next succeeding Business Day), commencing June 30, 1994.

     Section 3.6. Fronting Fee. In further consideration of the Issuing Bank's commitment to issue and to continue to provide the Letters of Credit, the Borrowers hereby agree to pay to the Issuing Bank an annual Fronting Fee (the "Fronting Fee") with respect to each of the Letters of Credit equal to one quarter of one percent (0.25%) of the outstanding undrawn portion of each Letter of Credit, subject to adjustment pursuant to the provisions of the following sentence. Notwithstanding the foregoing, if at any time one or more of the Banks is rated (i) lower than "A" by Standard & Poor's Ratings Group or "A2 " by Moody's Investors Service and (ii) lower than "BBB+" by Standard & Poor's Ratings Group or "Baa1" by Moody's Investors Service, then in such case the portion of the Fronting Fee allocable to such Bank's Percentage Interest shall be increased to four-tenths of one percent (0.40%). The Fronting Fee shall be payable at the same time, and in the same manner, as the Letter of Credit Fees described in Section 3.5 above.

SECTION 4.     LIQUIDITY ADVANCE PAYMENT PROVISIONS.

     The Borrowers covenant that so long as (i) any Bank shall be committed to extend credit under this Agreement or (ii) any Letter of Credit is outstanding or (iii) any Bank Obligations are outstanding:

     Section 4.1. Payment at Maturity. On the due date of each Liquidity Advance or on any accelerated maturity of any Liquidity Advance, the Borrowers shall pay to the Agent for your several accounts the entire principal amount of such Liquidity Advance then outstanding, together with all accrued and unpaid interest thereon and all other Bank Obligations owing to any of you hereunder or under any other Bank Agreement.

     Section 4.2. Voluntary Prepayments. Upon not less than three Business Days' prior written notice to the Agent, the Borrowers may at any time or from time to time prepay all or any part of the outstanding principal amount of any Liquidity Advance in such amounts as are not less than $100,000 in the aggregate














for any one such payment, unless such payment is equal to the entire outstanding amount of all such Liquidity Advances at a prepayment price equal to the principal amount prepaid plus accrued and unpaid interest thereon, without premium. No partial prepayment pursuant to this Section 4.2 shall affect the obligation of the Borrowers to make the prepayments required by Section 4.3.

     Section 4.3. Mandatory Prepayments. On each date on which the Borrowers are required to prepay a Liquidity Advance in whole or in part under Section
5.6.4 or 5.6.5 hereof, the Borrowers shall prepay such Liquidity Advance in the principal amount required under Section 5.6.4 or 5.6.5, as the case may be, at a prepayment price equal to the principal amount thereof plus accrued and unpaid interest thereon, without premium.

     Section 4.4. Payment and Interest Cutoff. Upon all prepayments of Liquidity Advances, in whole or in part, pursuant to this Agreement, there shall be paid to the Agent for your several accounts in accordance with the Percentage Interests the principal amount thereof to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in compliance with Section 4.2 and whether or not notice is given of prepayments pursuant to Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue.

SECTION 5.     GENERAL COVENANTS.

     The Borrowers covenant that until all of the Bank Obligations shall have been paid in full or so long as any Bank shall be committed under this Agreement or any other Bank Agreement, they will comply with the following provisions:

     Section 5.1. Corporate Existence. The Borrowers will each do, or cause to be done, all things necessary to preserve and keep in full force and effect their respective existence, franchises, rights and privileges as a corporation and present corporate structure to the extent necessary to preserve the legality, validity and enforceability of the Bank Obligations and the full benefits and security of this Agreement, the Lessor Security Documents, the Lessee Security Agreement, the Implementation Agreement and the Security Documents for the Bank Obligations. The Borrowers will not take any action or fail to take any action so as to cease to be empowered to exercise such powers as may be necessary or appropriate for the purposes of enabling the Borrowers to carry out the provisions of this Agreement.

     Section 5.2. Performance of Covenants, etc. The Borrowers will faithfully perform and observe at all times any and all














covenants, undertakings, stipulations and provisions to be performed by them
under the Basic Documents and the Bank Agreements.    In addition, the Borrowers
will comply with (a) the applicable laws and regulations wherever their business is conducted, and (b) all agreements and instruments by which they or any of their properties may be bound and all applicable decrees, orders and judgments in such manner that there will not result in the imposition of substantial penalties or a material and adverse effect on the financial condition, properties or business of the Borrowers. Except for the Lease, the Borrowers hereby represent and warrant that they have not granted and hereby covenant that they will not grant any of their right, title or interest in the Bank Security to anyone other than the Agent.

     Section 5.3. Certain Covenants with Respect to Basic Documents. The Borrowers covenant and agree as follows with respect to the Basic Documents:

          5.3.1. Amendment, Enforcement, etc. by Borrowers. Notwithstanding any provision to the contrary in any other Basic Document, but subject to
Section 5.16.1 hereof, the Borrowers will not, without the prior written consent of the Agent, enter into any agreement or take or consent to any action subordinating, amending, modifying, supplementing, releasing, terminating or enforcing any rights, powers or privileges under or in respect of any Basic Document, or waiving, excusing, rescinding, avoiding, disaffirming, abating, suspending, deferring, impairing, compromising or settling any obligation thereunder or any liability consequent thereon, whether or not there shall have occurred any Lease Event of Default or default, breach or failure to perform under or in respect of any Basic Document, and notwithstanding any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, winding-up or other proceeding against or affecting Delano Energy, the Owner Participant or the Owner Trustee and notwithstanding any action with respect to any Basic Document which may be taken by an assignee, receiver or trustee in bankruptcy (or other similar official) or other party to, or the court, referee, bankruptcy judge or officer or officers in, any such proceeding (any action or attempted action by either Borrower contrary to this Section 5.3.1, unless and until approved, ratified and confirmed in writing by the Agent, being void and of no effect).

          5.3.2. Amendment, Enforcement, etc. by Agent. If no Event of Default shall have occurred and be continuing, the Agent will not take any action of the nature referred to in Section 5.3.1 under or in connection with any Basic Document, or enforce the same, without, in each case, the prior written consent of the Borrowers; provided, however, that the prior written consent of the Borrowers shall not be required in connection with the giving
















of notices or the making of demands for payments which are for the benefit of the Agent or of the Banks.

          5.3.3. Effect of Event of Default. During the continuance of any Event of Default, the Agent is empowered to exercise, in place of the Owner Trustee, the remedies of the Owner Trustee under the Lease (including the power of the Owner Trustee to declare the Lease to be in default pursuant to the provisions thereof) and the remedies of the Borrowers under each other Basic Document. Without limiting the generality of the foregoing, during the continuance of any Event of Default, the Agent, acting directly or through counsel or other authorized representatives, shall have the exclusive power to direct and control all proceedings of any nature involving the Borrowers with respect to the Basic Documents, including, without limitation, the giving or making of any notice, consent, waiver or demand, the institution and conduct of any legal proceedings, the making of any agreements incident to such proceedings (and the settlement or other disposition of any such proceedings) and the taking of any one or more of the actions with respect to such agreements and instruments as the Agent may, in its discretion, deem necessary or appropriate to protect and preserve the right and interest of the Agent in and to all amounts payable to it or to the Owner Trustee under the Lease or to the Borrowers under any of the other Basic Documents, including without limitation the right to sue for, give acquittance for, to settle, adjust or compromise any claim with respect to any such amounts. The foregoing provisions of this
Section 5.3.3 shall not affect the rights of the Borrowers to receive notices under any Basic Document.

          5.3.4. Certain Payments. Except to the extent that the same have been properly paid to the Borrowers by the Revenue Trustee, the Borrowers will remit to the Agent, forthwith upon receipt, all monies and property of any kind received by them under or in respect of the Basic Documents, without offset, counterclaim, deduction, suspension, abatement or diminution, and the Borrowers will not seek to recover from the Agent any monies paid to the Agent by virtue of this Section 5.3.4.

          5.3.5. Recording, etc. The Borrowers will from time to time upon the written request of the Agent execute and deliver such agreements, instruments and documents as the Agent may reasonably request in order to provide the Agent with the full benefits of the Grants contained in the Bank Agreements and will cooperate in connection with the taking of all action reasonably requested from time to time by the Agent or Delano Energy or identified in any Opinion of Counsel delivered to the Agent pursuant to
Section 2A.1.13(iii) hereof to maintain and preserve the Lien of the Security Documents, the Lessor Security Documents and the Basic Documents, including, without limitation, subject to the provisions of Section 16 hereof, paying (or causing Delano Energy to pay, pursuant to Section 17 of the Participation













Agreement) all required taxes and filing, recording and registration fees in connection therewith and executing and delivering such instruments of further assurance as the Agent or Delano Energy may from time to time reasonably request or as may be identified in any Opinion of Counsel delivered to the Agent pursuant to Section 2A.1.13(iii) hereof to evidence the perfection of the Lien of the Security Documents, the Lessor Security Documents and the Basic Documents and the estates, interests, rights, powers, privileges and immunities conferred or intended to be conferred upon the Agent thereby, it being understood that the Borrowers shall have no such obligations absent either (i) such request by the Agent or (ii) identification of such action in any Opinion of Counsel delivered to the Agent pursuant to Section 2A.1.13(iii) hereof.

          5.3.6. Power of Attorney. The Borrowers (subject to the provisions of Sections 5.3.1 through 5.3.4 hereof) hereby constitute and appoint the Agent their true and lawful agent and attorney-in-fact, irrevocably, with full power (in the name of the Borrowers or either of them or otherwise) to ask, require, demand and receive any and all monies and claims for monies payable and to become payable to the Borrowers from Delano Energy or any other Persons under or arising out of the Basic Documents (including without limitation all amounts of Rent and other payments due from Delano Energy under the Lease), to endorse any checks or other instruments or orders in connection therewith to give instructions and to file any claims, institute any proceedings, take any action or exercise any right, power or privilege under any of the aforesaid agreements or instruments which the Agent may deem to be necessary or advisable in the circumstances, and, if an Event of Default shall have occurred and be continuing, to make any settlements in connection therewith; provided, however, that such power of attorney shall not be construed to permit, nor shall it authorize the Agent to take, any actions inconsistent with the provisions of this Agreement or in derogation of the rights of the Borrowers hereunder. The powers with which the Agent is hereby irrevocably vested include, but are not limited to, the powers specifically referred to in Sections 5.3.1 through 5.3.4 hereof.

     Section 5.4. Investments. Notwithstanding the provisions of Section 5.05 of the Bond Indentures, the Borrowers will permit the proceeds from the issuance of the Bonds (including without limitation all amounts from time to time held in the Construction Fund, the Bond Fund and any Reserve Fund created under the Bond Indentures) to be invested only in Investment Securities. The Borrowers will not directly or indirectly purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder as from time to time in effect or make any Investment prohibited by the Comprehensive Anti-Apartheid Act of 1986 or by any applicable comparable state statute.















     Section 5.5. Regulation. Not more than 50% in the aggregate of the ownership interests in either of the Borrowers shall be owned by public utility companies and/or public utility holding companies so long as the effect of such ownership of 50% or more would be to cause the Facility or Phase I or Phase II to fail to be a qualifying small power production facility as defined in the then applicable FERC regulations issued under the Public Utility Regulatory Policies Act of 1978, as amended, or any successor thereto.

     Section 5.6. Special Covenants Relating to the Bonds. The Borrowers covenant and agree as follow with regard to the Bonds:

          5.6.1. Covenant to Redeem 1989 Bonds. Subject to Section 5.6.5 hereof, the Owner Trustee shall cause the principal of the 1989 Bonds to be redeemed under Section 4.01(b)(i)(B) of the 1989-90 Bond Indenture on each June 30 and December 31 specified in Exhibit 5.6.1 attached hereto (or, if such date is not a Business Day, on the next succeeding Business Day), in the amount set forth next to such date in said Exhibit 5.6.1. Each of you hereby consents to such redemptions.

          5.6.2. Covenant to Redeem 1990 Bonds. Subject to Section 5.6.5 hereof, the Owner Trustee shall cause the principal of the 1990 Bonds to be redeemed under Section 4.01(b)(i)(B) of the 1989-90 Bond Indenture on each June 30 and December 31 specified in Exhibit 5.6.2 attached hereto (or, if such date is not a Business Day, on the next succeeding Business Day), in the amount set forth next to such date in said Exhibit 5.6.2. Each of you hereby consents to such redemptions.

               5.6.2.1.  Covenant to Redeem 1991 Bonds.  Subject to Section
5.6.5 hereof, Delano Energy shall cause the principal of the 1991 Bonds to be redeemed under Section 4.01(b)(i)(B) of the 1991 Bond Indenture on each June 30 and December 31 specified in Exhibit 5.6.2.1 attached hereto (or, if such date is not a Business Day, on the next succeeding Business Day), in the amount set forth next to such date in said Exhibit 5.6.2.1. Each of you hereby consents to such redemptions.

          5.6.3.  [RESERVED]

          5.6.4. Redemption of Bonds upon Event of Loss. Notwithstanding any provision of the Bond Documents to the contrary, if an Event of Loss shall have occurred, the Owner Trustee or Delano Energy, as appropriate, shall cause the Bonds to be redeemed under Section 4.01(b)(i)(B) of the Bond Indentures in whole and shall prepay the Liquidity Advances in whole on the date of such redemption. In such case the redemption of the Bonds and the prepayment of the Liquidity Advances shall be effected as of the date the insurance proceeds payable as a result of such Event of Loss are received by the Agent, and the













portion of the payment allocable to the redemption of the Bonds shall be applied to reimburse the Issuing Bank for the redemption price drawn under the Letters of Credit on the date of such drawing. Each of you hereby consents to such redemptions of the Bonds.

          5.6.5. Prepayment of Liquidity Advances. Notwithstanding the provisions of the foregoing Sections 5.6.1 through 5.6.2.1, inclusive, in the event that on any date on which a redemption of the Bonds shall be required pursuant to Section 5.6.1, 5.6.2 or 5.6.2.1 there shall be outstanding any Liquidity Advances (and whether or not any Bonds shall be outstanding on such date), then the Borrowers on such date shall prepay principal of the Liquidity Advances in an aggregate principal amount equal to the lesser of (a) the aggregate principal amount of Bonds otherwise required to be redeemed on such date under Section 5.6.1, 5.6.2 or 5.6.2.1, as the case may be, and (b) such aggregate principal amount of the Liquidity Advances as may then be outstanding. To the extent that the amount described in clause (a) of the preceding sentence shall exceed the amount described in clause (b), the Borrowers shall cause Bonds to be redeemed on such date as provided in Section 5.6.1, 5.6.2 or 5.6.2.1, as the case may be, but shall be required to effect such redemption on such date only to such extent.

          5.6.6. No Change of Interest Rate Mode. The Borrowers shall not exercise their options under Section 2.02(b) of the Bond Indentures to elect that the applicable Bonds bear interest at any rate other than the Daily Interest Rate (as defined in the applicable Bond Indenture).

          5.6.7. Reserve Requirement for 1990 Bonds. So long as the 1990 Bonds shall be outstanding, the "Reserve Requirement" with respect thereto for purposes of the 1989-90 Bond Indenture shall be zero.

               5.6.7.1. Reserve Requirement for 1991 Bonds. So long as the 1991 Bonds shall be outstanding, the "Reserve Requirement" with respect thereto for purposes of the 1991 Bond Indenture shall be zero.

          5.6.8. Interest Rate Protection. The Borrowers shall not exercise any right to terminate the obligations of the Swap Bank under the Swap Agreements except with the written consent of the Required Banks or in connection with the replacement of the Letters of Credit with an Alternative Credit Facility under Section 2.5. In the event that on any date prior to December 31, 2000, the Swap Agreements shall be terminated in whole or in part for any reason (including without limitation any extension of the scheduled amortization of the Bonds) or the Swap Bank shall have failed to make payments under the Swap Agreements for any reason for a period of longer than 30 days, then not later than 60 days














following such date the Borrowers shall enter into one or more interest rate protection agreements, each in form and substance satisfactory to each of you with an LC Bank as provider, which will cap all of the Borrowers' exposure to interest rate risk under the CPC Loan Agreements until December 31, 2000 at a rate not to exceed a rate approved by each of you. The Borrowers shall not consent to any assignment of the Swap Bank's obligations under the Swap Agreements to any bank other than an LC Bank without the prior written consent of the Required Banks.

     Section 5.7. Maintenance of Property. The Borrowers will keep their assets in good repair, working order and condition, and make all needed and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business. The Borrowers shall not agree to or implement any modification to the Facility that could adversely affect the Facility's capacity or efficiency without the prior consent of the Agent and the Required Banks.

     Section 5.8. Maintenance of Office. Delano Energy will maintain an office in Delano, California or at such other place in Massachusetts or California as Delano Energy shall designate at least thirty days prior to any change of such office by written notice, addressed as provided in Section 23 of the Participation Agreement, where notices, presentations and demands to or upon Delano Energy may be given.

     Section 5.9. Authorization. Upon written request of the Agent or any of its representatives, the Borrowers shall furnish to the requesting party or representative, evidence of authority identifying the person or persons who are currently authorized to act for or on behalf of the Borrowers.

     Section 5.10. Limitation on Indebtedness. The Borrowers will not create, incur, assume, guarantee or otherwise become or remain liable in respect of any Indebtedness, except that the foregoing limitation shall not apply to:

          (i) Indebtedness incurred for accounts payable and expense accruals incurred or assumed in the ordinary course of business to providers of goods or services that are Essential Operating Expenses, on account of the current provision thereof, and not including any liability for money borrowed or similar extension of credit, up to an maximum aggregate of $500,000 outstanding at any one time, provided, that none of such Indebtedness shall have remained unpaid for more than 90 days after it became payable, unless it is being contested by the Borrowers in good faith and appropriate amounts shall have been segregated as funds held for future disbursement by the Revenue Trustee under the provisions of the Revenue Trust Agreement;














          (ii) purchase money Indebtedness and Indebtedness in respect of capitalized lease obligations, not in excess of $1,000,000 aggregate principal amount at any one time outstanding;

          (iii)  liabilities in respect of the SCE Credit;

          (iv) Indebtedness incurred to Thermo Electron or any Affiliate thereof for money borrowed from Thermo Electron or such Affiliate, to the extent that the Basic Documents contemplate such borrowing, or that such sums are borrowed for the payment of Essential Operating Expenses or payments of obligations of Delano Energy under any of the Basic Documents, or for other purposes of Delano Energy contemplated by the Basic Documents, provided that such Indebtedness shall in each case be unsecured, and subordinated to all Indebtedness of Delano to the Agent pursuant to the Subordination Agreement or another subordination agreement in form and substance satisfactory to the Agent;

          (v) Indebtedness for taxes, assessments, and other governmental charges and levies constituting or included in Essential Operating Expenses;

          (vi) liabilities in respect of endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and

          (vii)  indebtedness to the Banks incurred hereunder.

     Section 5.11. Limitation on Investments and Loans. Delano Energy will not make, directly or indirectly, or allow to subsist any Investment other than Investment Securities. Delano Energy will not make or agree to make any loans or advances or contributions of capital to any other Person.

     Section 5.12. Limitation on Merger, Consolidation, Sale of Assets. The Borrowers will not merge, consolidate or amalgamate with any other Person or liquidate or dissolve themselves (or suffer any liquidation or dissolution); or sell or lease or sell and lease back or otherwise dispose of all or substantially all of their property, assets and business to any other Person; or sell, lease or otherwise dispose of any portion of such property, assets or business except in the ordinary course of business.

     Section 5.13. Limitation on Certain Transactions with Affiliates. The Borrowers will not sell, convey, transfer or otherwise dispose of, any of their assets to any Affiliate of Delano Energy (except sales of products in the ordinary course of business at prices and on terms no less favorable to the Borrowers than prices and terms offered to Persons who are not Affiliates of Delano Energy), except as required by any Basic













Document. The Borrowers will not purchase or otherwise acquire any services or assets of an Affiliate of Delano Energy (except purchases of products and services in the ordinary course of business at prices and on terms no less favorable to the Borrowers than prices and terms available from such Affiliate to any Persons who are not Affiliates of Delano Energy), except as required by any Basic Document. The limitation contained in the foregoing sentence shall not apply to purchases of fuel under the Thermo Fuel Contract, which purchases shall be made on the terms set forth therein.

     Section 5.14. Limitation on Distributions and Similar Transactions. The Borrowers will not directly or indirectly make any distribution of their assets or operating profits, or pay any distribution, dividends or make any other distribution (whether in cash, stock or in property) to any stockholder or purchase or redeem any stock or make any payment on or with respect to any Subordinated Obligations (all such distributions, purchases, payments and other actions being collectively called "Restricted Distributions"), except that so long as immediately prior and after giving effect thereto no Event of Loss or Default or Event of Default has occurred and is continuing, the Borrowers may make Restricted Distributions, but only out of cash which is (i) not held by the Revenue Trustee, (ii) is not in the Disbursement Account, and (iii) has not been withdrawn from the Revenue Trust Estate for a specific purpose as provided in the Revenue Trust Agreement; provided; however, that the cumulative amount of such Restricted Distributions (other than those in respect of Withdrawn Funds) shall not exceed the cumulative amount of Distributed Amounts. In addition, the Borrowers may make Restricted Distributions consisting of Withdrawn Funds and Income Tax Payments. In addition to the foregoing Restricted Distributions, if Delano Energy's Working Capital exceeds the Working Capital Requirement, Delano Energy may, on two Business Days' notice following satisfaction of the conditions precedent set forth in the following sentence, request the Revenue Trustee to make a special distribution (the "Special Distribution") determined as follows: for the period commencing on the date of Firm Operation of Phase II (as such term is defined in the SCE Contract) and ending on the day prior to the Document Delivery Date, the difference between Power Revenues earned by Phase II during such period less (i) Essential Operating Expenses attributable to Phase II during such period, (ii) all "Bank Obligations" (as such term is defined in the Phase II Reimbursement Agreement) payable during such period and (iii) the total amount of closing costs relating to the transactions contemplated herein which were previously approved in writing by the Agent and which were paid as Essential Operating Expenses; provided, however, that such Special Distribution shall not exceed the Special Distribution Amount. As used in the formula contained in the preceding sentence, the term "Essential Operating Expenses attributable to Phase II" shall be deemed to be the greater of (i) the amount certified by Delano Energy as















being the amount of Essential Operating Expenses paid with respect to Phase II during such period and (ii) the amount determined by multiplying the total amount of Essential Operating Expenses for the Facility during such period times a fraction, the numerator of which is the Power Revenues earned by Phase II during such period and the denominator of which is the Power Revenues earned by the Facility during such period. The Special Distribution may only be made so long as no Default shall have occurred and be continuing at the time of such requested Special Distribution. The foregoing to the contrary notwithstanding, nothing in this Section 5.14 shall prohibit the payment of the Deemed Equity Return or the Income Tax Payments if all of the conditions for such payment as set forth in the Revenue Trust Agreement have been otherwise satisfied.

     Section 5.15.  Further Assurances.

          5.15.1. General Assurances. The Borrowers shall defend the title to the Facility and the Land as warranted in Section 5A.14 hereof against any and all claims and demands whatsoever. The Borrowers shall cause the Basic Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and re-recorded and/or re-filed in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as may from time to time be necessary to preserve, protect and perfect each of the other rights and interests created by any of the Basic Documents in favor of the Agent, subject to no Liens other than Permitted Liens.

          5.15.2. Change of Location. The Borrowers will not change the location of their respective principal places of business or the respective offices where they keep their respective corporate records and books of account or their names without giving at least 30 days' prior notice to the Agent specifying the new address or name and taking such action as may be required by
Section 5.15.1 hereof.

          5.15.3. Maintenance of Reserves, etc. The Borrowers shall fund the Supplemental Reserve Fund and the Major Maintenance Reserve as required by, and shall at all times comply with all other terms of, the Revenue Trust Agreement. The Borrowers shall take such actions as may from time to time be necessary to preserve, protect and perfect each of the rights and security interests in the General Revenue Fund, Supplemental Reserve Fund and Major Maintenance Reserve Fund created by the Revenue Trust Agreement in favor of the Agent, subject to no other Liens.

          5.15.4.  Security.  Delano Energy covenants and agrees that it shall
(i) provide under the Security Agreement a














perfected, first priority security interest to the Agent, in all Power Revenues receivable, and the proceeds thereof, including, without limitation, such a security interest in each contract, agreement, or arrangement under which Delano Energy may from time to time sell power produced or otherwise derive Power Revenues (each individually a "Power Contract", and collectively the "Power Contracts"), including without limitation the Power Purchase Agreement and the Ancillary Power Contracts; (ii) instruct the power purchaser to pay to the Revenue Trustee all revenues and other payments at any time due, owing, otherwise payable, or otherwise to be paid, to or for the account of Delano Energy, from or by such power purchaser, including, without limitation, Power Revenues; (iii) furnish to each Bank a copy of each Power Contract and each amendment thereto and a consent to assignment of each such Power Contract in form and substance satisfactory to the Agent; and (iv) in the event that through error or otherwise any payment, funds, or other asset or property constituting or representing Power Revenues, or any part thereof, or any item in lieu thereof or in substitution therefor, should be paid to Delano Energy, then Delano Energy shall forthwith pay over or transfer the same to the Revenue Trustee to be held in and disposed of as part of the General Revenue Fund.

          5.15.5. Additional Assignments. The Borrowers shall assign to the Agent for the benefit of the Banks all of its rights, claims and benefits under such other contracts, sub-contracts or other similar arrangements, in substitution for, or in replacement of, any of the Support Documents, or which fulfill similar purposes, either in whole or in part, as any of the Support Documents, as the Agent may from time to time reasonably require for the purpose of securing the obligations of the Borrowers under any of the Basic Documents.

          5.15.6. Opinion of Counsel. On March 1 of each year, commencing on March 1, 1995, Delano Energy will deliver to each Bank an opinion of counsel stating in form and substance satisfactory to the Agent that all actions required to be taken pursuant to this Section 5 to the date of such opinion have been duly taken and specifying what actions, if any, required by this Section 5,
(i) have been taken since the date of the previous opinion required by this sentence (or since the Closing Date, in the case of the first such opinion) and
(ii) are required or advisable to be taken during the twelve-month period following the date of such opinion in order to comply with Sections 5.28.1 and
5.28.3 hereof. Delano Energy shall cause all such actions referred to in clause (ii) of the preceding sentence to be duly and timely taken, and promptly upon effecting each thereof, shall, at Delano Energy's expense, furnish to the Agent an opinion of such counsel specifying any such action and stating that such action has been duly taken.

















     Section 5.16.  Support Documents.

          5.16.1. No Changes in Support Documents. The Borrowers shall not cancel, terminate, amend, supplement, modify, waive or otherwise allow to expire, any of the provisions of any of the Support Documents, or consent to or permit any such cancellation, termination, amendment, supplement or modification of any of the Support Documents except (i) in the case of any Fuel Supply Contract or Ancillary Power Contract (except any Ancillary Power Contract affecting Power Revenues), in a manner that does not materially adversely affect any Bank and (ii) in the case of each of the Operating Standards Support Agreement, the Power Purchase Agreement, the Subordination Agreement, and the Fuel Contractor Consents, with the written consent of the Required Banks. The provisions of the immediately preceding sentence shall not prevent the termination of any Fuel Supply Contract which is not needed in order to meet the requirements of Section 5.16.3 hereof. The Borrowers shall not enter into any agreement in substitute for, or in addition to, any of the Support Documents other than the Fuel Supply Contracts without the prior written consent of the Agent, which consent shall not be unreasonably withheld. Delano Energy shall at all times maintain a wood ash removal and disposal program satisfactory to the Banks. The Banks agree that the program shall be satisfied by the execution of an Ash Disposal Contract with Hondo Chemical, satisfactory in form and content to the Agent, for all wood ash generated by the Facility and the delivery of a consent to assignment with respect thereto by Hondo Chemical to the Agent.

          5.16.2.  Compliance with Support Documents.  The Borrowers shall
(i) duly perform all obligations to be performed by them under the Support Documents in a manner that does not adversely affect the Banks, (ii) promptly take any and all action as may be necessary to protect and preserve their rights under the Support Documents and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder provided, however, that in the case of any Fuel Supply Contract or Ancillary Power Contract not affecting Power Revenues, the Borrowers shall not be required to take such action unless the failure to take such action would adversely affect the Banks, and (iii) use their best efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Support Documents in full force and effect.

          5.16.3. Fuel Supply. Delano Energy shall, at any date, be a party to Fuel Supply Contracts (other than the Thermo Fuel Contract) providing for at least 50% of the projected fuel requirements of the Facility (including 100% of the Offset Fuel Requirements of the Facility), which contain terms and conditions, and have been entered into with Fuel Contractors, satisfactory in each case to the Agent (whose weighted average term is equal to or in excess of December 31, 2000) for the














remaining total of the Facility's wood fuel need with an initial weighted average price no greater than $41.00 per bone dry ton F.O.B. the Facility during the first year of the contracts and escalating at a weighted average rate no greater than 3.5% per annum. Each Fuel Supply Contract shall at all times have a remaining term of not less than one year; provided, that in the twelve months prior to the Termination Date, each Fuel Supply Contract shall have at all times a remaining term extending at least through the Termination Date. If any such Fuel Supply Contract is terminated for any reason so that the requirements of the immediately preceding two sentences are not met, Delano Energy shall, within 30 days after such termination, furnish to the Agent for its approval a proposed substitute Fuel Supply Contract (or amendment to an existing Fuel Supply Contract) so that the requirements of the immediately preceding sentence will be met. In addition, the Thermo Fuel Contract shall remain in effect at all times through March 31, 2001, (or Delano Energy shall have entered into a successor contract satisfactory in form and substance to the Agent), and, in addition to the foregoing requirements, Delano Energy shall use its best efforts to maintain at all times an adequate fuel supply for the Facility. Delano Energy shall, upon the request of the Agent, cause all Offset Fuel to be segregated from the balance of the fuel for the Facility. In addition to the foregoing, Delano Energy shall at all times maintain on the Land a minimum 30-day supply of wood fuel for the Facility.

     Section 5.17.  Accounting; Reports; Information.

          5.17.1. Records and Accounts. The Borrowers will keep true records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies and all other reserves.

          5.17.2. Financial Statements. Delano Energy shall furnish to each Bank, (i) as soon as available, and in any event within 120 days after the end of each fiscal year of Delano Energy, the balance sheet of Delano Energy as of the end of such fiscal year and related statements of income, stockholders' equity and cash flows of Delano Energy for such fiscal year, all in reasonable detail (including, without limitation, the calculation of the Fixed Charge Coverage Ratio, and also consolidating information for Phase I and Phase II and such additional information as the Agent may require in order to verify the calculation of the Special Distribution as set forth in Section 5.14 hereof), prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, unless any inconsistency therein is approved in writing by the accountants















certifying such financial statements, and certified by Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing selected by Delano Energy; (ii) as soon as available, and in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of Delano Energy, the balance sheet of Delano Energy as of the end of such quarterly period, and related statements of income, stockholders' equity and cash flows of Delano Energy, for the three-month and the twelve-month periods then ending, in each case including a comparison with the comparable period from the previous year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the periods involved, unless any inconsistency therein is approved in writing by the accountants described in clause (i) above, and certified by a principal financial officer of Delano Energy (subject to normal year-end adjustments); (iii) as soon as available and in any case at least 30 days after the end of each fiscal quarter, a copy of the quarterly reports referenced in the San Joaquin Valley Unified Air Pollution Control District Authority to Construct Certificates dated August 2, 1993, indicating compliance with the offset fuel requirements; and (iv) concurrently with the delivery of the financial statements referred to in clause (i) above, a certificate of the independent certified public accountants who certified such statements, stating that in making the examination necessary for the audit of such financial statements they obtained no knowledge of any default by Delano Energy in the observance, performance or fulfillment of any of the covenants contained in this Agreement or any other Basic Document, or if they shall have obtained knowledge of any such default, specifying the same.

          5.17.3. Certificates and Information. Delano Energy shall furnish to each Bank, (i) concurrently with the delivery of the financial statements referred to in Section 5.17.2 above, (a) a certificate of a principal executive officer of Delano Energy stating that such officer has made or caused to be made under his supervision a review of the transactions and conditions of each Basic Document during the fiscal period covered by such financial statements, and, to the best of his knowledge after due inquiry, that Delano Energy has observed and complied in all material respects with each and every covenant and agreement of Delano Energy contained in each Basic Document and that no default under any of Basic Documents has occurred and is continuing (or, if any such event or condition shall exist, specifying the nature and status thereof), and (b) the Property Report; (ii) promptly upon the availability thereof, copies of (a) all material audit reports submitted to Delano Energy by independent public accountants in connection with any annual, interim or special audit of the accounts of Delano Energy made by such accountants, (b) all material reports to any stockholder of Delano Energy, (c) all material reports or statements which Delano Energy may make to, or file with, the Securities and















Exchange Commission, FERC, the air quality board or any public body succeeding to any or all of the functions of any of such Commissions or Boards (excluding any such reports or statements which are treated as confidential and not available to the public, in accordance with applicable law, by the entity with which they are filed, for so long as such confidentiality shall be maintained), and (d) all orders, determinations or other written actions as to the Facility or the operation or financing thereof, and any other actions by any of such Commissions or Boards or by an administrative or regulatory agency of any state having jurisdiction over the utility operations of Delano Energy having a material adverse effect on the business, properties or prospects of Delano Energy or its ability to perform its obligations under any Basic Document;
(iii) prompt notice of any change in independent public accountants or any material litigation (other than individual personal injury claims) relating to or affecting the Facility or the operation thereof or the Land and of any litigation calling into question the validity or enforceability of any Basic Document; (iv) promptly after any officer of Delano Energy obtains knowledge of the occurrence of any event or condition which constitutes a Default hereunder, a certificate of a principal executive officer of Delano Energy specifying the nature of such condition or event, the period of existence thereof, the action Delano Energy has taken or proposes to take with respect thereto and the date, if any, on which it is estimated that such event or condition will be remedied or terminated; (v) on the Closing Date and on each anniversary of the Closing Date, a proposed quarterly operating budget with respect to the operations of the Facility for the following fiscal year; (vi) as soon as available, and in any event within 30 days after the end of each fiscal quarter of Delano Energy, a report with respect to the operations of the Facility setting forth the comparison between the projected operating budget for such fiscal quarter and the actual results of operations for such fiscal quarter; (vii) as soon as practicable, and in any event within 15 days after the end of each calendar month, operating and maintenance records, including records of the Facility's power output and fuel usage during that month; (viii) promptly upon obtaining knowledge thereof, notice of any Default hereunder or any default or event which with the giving of notice or passage of time or both would constitute a default by any other party under any other Basic Document or any Support Document or any notice or assertion of such a default or any event which would give rise to a right to terminate, refuse to perform or decrease payments otherwise due by any other party thereto; and (ix) promptly, such additional financial and other information as Delano Energy may be required to furnish to the holder of any other security or indebtedness of Delano Energy or as any Bank from time to time may reasonably request.

          5.17.4. Facility Records. Delano Energy shall provide to each Bank on a quarterly basis until the repayment in full of all Bank Obligations (i) the Quarterly Operating and Generation















Report substantially in the form appearing as part of Exhibit 5.17.4 hereto showing, without limitation, results for both the preceding fiscal quarter and the year-to-date, (ii) the Quarterly Fuel Report substantially in the form appearing as part of Exhibit 5.17.4 hereto, (iii) the Environmental Variances Report substantially in the form appearing as part of Exhibit 5.17.4 hereto, and
(iv) such other information in connection with or supplemental to the foregoing as any Bank may from time to time reasonably require. Such reports shall be provided not later than 45 days after the end of each calendar quarter. In addition, Delano Energy shall provide to each Bank on a monthly basis until repayment in full of all Bank Obligations the Monthly Operating and Generation Report substantially in the form appearing as part of Exhibit 5.17.4 hereto, not later than 15 days after the end of each month.

          5.17.5.  Revenue Trust Agreement Reports.

               5.17.5.1. The Borrowers shall use amounts which are withdrawn under the Revenue Trust Agreement for the payment of Essential Operating Expenses only for the payment of such Essential Operating Expenses. Delano Energy will use the Disbursement Account only (i) to pay Essential Operating Expenses, (ii) to make payments into a Reserve Fund (iii) [RESERVED], (iv) to make payments required to be paid by the terms hereof, and (v) to pay all Transaction Costs. Delano Energy shall provide for the maintenance of detailed accounts and records recording all cash receipts and all expenditures of the Borrowers, reflecting: (a) all receipts, classified as between disbursements received from the Revenue Trustee and disbursements from other sources; (b) all expenditures, classified as between expenditures made out of funds received from the Revenue Trustee and funds received from other sources; and (c) unexpended receipts. Such records shall make such categorizations and further classifications as the Agent may reasonably request. Delano Energy shall deliver copies of the statements for (x) all accounts maintained under the Revenue Trust Agreement and (y) the Disbursement Account to the Agent on a monthly basis no later than the 15th day of the following month.

               5.17.5.2. Delano Energy shall furnish to each Bank a summary report (the "Quarterly Cash Report") for each Quarterly Reporting Period showing, according to such classifications and categorizations, (a) all such receipts, (b) all such disbursements, and (c) all unexpended funds received, which shall further be identified as between unallocated funds and funds held for particular items or categories of expenditure. In addition, Delano Energy shall include in each Quarterly Cash Report such information as any Bank may reasonably require regarding accrued liabilities, unaccrued liabilities, commitments, contracts, purchase orders, and other obligations incurred relative to any or all items of Essential Operating Expenses, including, without limitation,














amounts thereof. Each Quarterly Cash Report shall be in a form satisfactory to each Bank, shall be certified as complete and correct by the principal financial officers of Delano Energy, and shall be delivered to each Bank on or before the 45th day following the end of the applicable Quarterly Reporting Period, substantially in the form of Exhibit 5.17.5 hereto.

          5.17.6. Operating Standards Support Agreement Reports. In the event that Delano Energy shall have Negative Cash Flow during any calendar year, Delano Energy shall, within 45 days after the end of such period, prepare and furnish to Thermo Electron and each Bank a report which shall state with respect to such period, (a) the Adjusted Available Funds, (b) the Facility Cash Flow and
(c) Pro Forma Cash Flow. Each such report shall be in such form as may reasonably be requested by Thermo Electron or the Agent on behalf of any Bank, shall set forth in reasonable detail the data and computations upon which it is based, including relevant data as to the output and efficiency of the Facility, and shall be certified by the chief executive officer or chief financial officer of Delano Energy and, if the Agent, on behalf of any Bank so requires, by independent accountants and engineers satisfactory to such Person. The failure of Delano Energy to furnish any such report, or to furnish any such report in a timely fashion, shall not relieve Thermo Electron of its obligations under the Operating Standards Support Agreement, nor shall any error or inaccuracy contained in any such report be binding upon Delano Energy, the Owner Trustee, the Owner Participant or any Bank. In the event of any dispute or disagreement as to any of the matters set forth above, including without limitation the amount of Adjusted Available Funds, Anticipated Output, Anticipated Peak Month Output, Facility Cash Flow or Pro Forma Cash Flow, the determination thereof by the Independent Engineers or such other independent accountants or engineers selected by the Agent and reasonably acceptable to Delano Energy shall be conclusive and binding upon Thermo Electron, Delano Energy, the Owner Trustee, the Owner Participant and the Banks. The fees and expenses of any such engineers or accountants shall be borne by Delano Energy.

          5.17.7. Inspection, Final Punch List Actions. The Borrowers shall permit any Person designated by the Agent at the expense of such designating party, to visit and inspect any of the properties or examine (and make copies of or take extracts from) the books of account or financial records of the Borrowers, to inspect the Facility and Delano Energy's books and records with respect thereto, and to discuss its affairs, finances and accounts with its principal officers and with their independent public accountants (and, when requested, Delano Energy shall instruct its accountants so to discuss such matters), all at such times during normal business hours and as often as may be reasonably requested. The Borrowers will furnish to each Bank (i) within 30 days after receipt thereof, a copy of any notice or order of any governmental authority asserting that either














Borrower is not in compliance in any material respect with any law, ordinance or regulation relating to environmental matters applicable to the Facility or the Land, (ii) within 30 days after the end of each calendar year, an accurate statement in reasonable detail regarding the condition and state of repair of the Facility, and (iii) at such other time or times as the Agent may reasonably request, accurate statements regarding the condition and state of repair of the Facility or Land or any part thereof in such detail as the Agent may reasonably request. If any Property Report delivered pursuant to Section 5.17.3 hereof reveals that a problem may exist at the Facility or on the Land, and if the Agent reasonably believes that further investigation is necessary, Delano Energy shall hire with the Agent's approval and at Delano Energy's cost and expense, an engineer reasonably acceptable to the party initiating such further investigation and Delano Energy, to review the problem and recommend solutions thereto. Upon request of the party initiating such further investigation, Delano Energy shall implement all such recommended solutions within Delano Energy's control, or, if Delano Energy so requests, such solution as has been approved by the Agent in its reasonable discretion, as promptly as possible.
The Independent Engineers shall, on or before the Document Delivery Date, prepare a list of corrective actions to be taken by Delano Energy with respect to the Facility attached hereto as Exhibit 5.17.7A (the "Final Punch List"). Delano Energy shall not be entitled to request or receive any distributions pursuant to Sections 3.3.2(h) or (i) of the Revenue Trust Agreement until such time as the Independent Engineers have delivered to the Agent a certificate certifying that the items set forth on the Final Punch List have been properly performed. The Independent Engineers shall perform an inspection of the Facility upon the completion of the items on the Final Punch List, in accordance with the scope of work attached hereto as Exhibit 5.17.7B. Following certified completion of the items on the Final Punch List, the Independent Engineers may, at the Agent's discretion, be retained annually thereafter though the repayment of the Bank Obligations, to monitor operating performance of the Facility. With respect only to the period following certified completion of the items on the Final Punch List, then so long as (a) the Fixed Charge Coverage Ratio is in excess of or equal to 1.15 times for the preceding calendar year and (b) no event of default has occurred or is continuing, the expenses related to the Independent Engineers' work will be for the account of the Banks. If (x) the Fixed Charge Coverage Ratio falls below 1.15 times during any calendar year, or
(y) an event of default has occurred or is continuing, then Delano Energy shall pay to the Agent up to $10,000 per annum to offset the costs related to the Independent Engineers' work, with the balance being for the account of the Banks.

          5.17.8. Specifications. Delano Energy will at all times cause an accurate and complete set of the "as built" plans and specifications relating to the Facility to be maintained at














the Facility and available for inspection by representatives and agents of the Agent, which plans and specifications shall be amended and supplemented from time to time to reflect all current improvements, additions and modifications to the Facility.

          5.17.9. Other Information. The Borrowers shall provide such information regarding the operation of the Facility, the generation of power by the Facility, the transmission of power generated by the Facility, and the sale of power generated by the Facility (to the extent that such information has not been provided pursuant to any other section of this Agreement or the Participation Agreement), as the Agent may from time to time reasonably require and shall furnish promptly to the Agent such financial information, including but not limited to information relative to capital expenditures made or proposed, and contracts, agreements or other obligations incurred relative to the Borrowers or their business or the Facility or its operations, as the Agent may from time to time reasonably request, and in each case within such time as the Agent may reasonably require.

     Section 5.18.  Environmental Covenants.

          5.18.1. Compliance. The Borrowers shall comply with, and ensure compliance by any and all occupants of the Facility or the Land with, all applicable Environmental Laws and any other federal, state and local environmental standards and requirements affecting the Facility or the Land, including, without limitation, all federal, state and local Laws, regulations and orders with respect to the presence (however and by whomsoever generated, and whether now existing or hereafter arising) and the discharge and removal of Hazardous Materials; will keep the Facility and the Land free of any Lien imposed pursuant to such laws, regulations or orders; and will pay or cause to be paid when due any and all costs in connection with any of the foregoing, including, without limitation, the cost of delineation, removal, treatment and 0disposal of any such Hazardous Materials. If the Borrowers fail to do any of the foregoing, then the Agent may, but shall have no obligation to, cause the Facility or the Land, as the case may be, to be freed from such Hazardous Materials, and the cost of such removal shall be borne by the Borrowers and the obligation to pay such cost shall be included as Bank Obligations hereunder.
The Borrowers will give the Agent and each of its agents and employees access to the Facility and the Land, and the Borrowers hereby specifically grant to the Agent a license to remove such Hazardous Materials. The Borrowers shall not use the Facility or the Land to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials other than (i) as necessary to operate the Facility and (ii) in compliance with all applicable law.

          5.18.2. Notices. The Borrowers will notify each Bank promptly upon receipt by either Borrower or, to their knowledge,












by the Federal government of any notice or advice from any governmental authority or any other source with respect to Hazardous Materials on, from or affecting the Facility or the Land.

     Section 5.19. Qualifying Facility. The Borrowers shall provide each Bank prompt notice of all events, conditions or occurrences of which either Borrower has notice which have caused or may cause the loss of the Facility's status as a Qualifying Facility. The Borrowers shall not take any action or fail to take any action which could result in (i) either Borrower or any Bank becoming subject to financial, organization or rate regulation as an "electric utility," "electrical corporation," "electrical company," "public utility," "public utility company" or "public utility holding company" under any existing law, rule or regulation of any governmental authority, or (ii) the Facility no longer being a Qualifying Facility. The Borrowers shall take all appropriate actions in order to maintain and reestablish the Qualifying Facility status of the Facility. On or before March 15, 1994, the Borrowers shall apply to FERC for recertification of the Facility as a Qualifying Facility reflecting the differences, if any, between the Facility as built and the Facility as described in the prior certification (in which case the Borrowers shall thereafter diligently pursue such recertification).

     Section 5.20. Supplemental Reserve Fund. Delano Energy shall, not later than the Document Delivery Date, cause there to be deposited in the Supplemental Reserve Fund an amount equal to the Supplemental Reserve Required Amount.

     Section 5.21. Major Maintenance Reserve Fund. Delano Energy shall cause the Revenue Trustee to deposit on each Distribution Date the amounts determined according to the formula set forth in the following sentence (the "Major Maintenance Reserve Required Amount") into a reserve account (the "Major Maintenance Reserve Fund") held pursuant to the Revenue Trust Agreement for purposes of funding major maintenance items with respect to the Facility consisting of (i) rebagging the baghouse, (ii) overhaul of turbine/generator,
(iii) superheater replacement and (iv) in-bed tube replacement. The Major Maintenance Reserve Required Amount as of any Distribution Date shall be (a) the amount scheduled on Exhibit 5.21 hereto as of such Distribution Date less (b) the sum of (i) the aggregate amount expended by Delano Energy in the calendar year preceding such Distribution Date and (ii) the amount, if any, by which the aggregate amounts expended by Delano Energy in all prior calendar years (following the Document Delivery Date) exceeds the aggregate amount scheduled on
Exhibit 5.21 hereto for such calendar years, in all cases for major maintenance expenditures approved by the Agent, less (c) all interest earned with respect to the Major Maintenance Reserve Fund balance during the preceeding calendar year. In the event that in any year there shall be insufficient















funds available to fully fund the Major Maintenance Reserve Required Amount, the shortfall shall be added to the Major Maintenance Reserve Required Amount for the following year(s) until it has been fully funded into the Major Maintenance Reserve Fund.

     Section 5.22. Type of Business. The Borrowers will engage only in the businesses of (i) developing, constructing, owning, leasing (as lessee), and operating the Facility, and (ii) selling electrical power.

     Section 5.23. Payment of Taxes. The Borrowers will promptly pay and discharge, before the same shall become in arrears, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profit or upon any property, real, personal or mixed, or any part thereof belonging to it (collectively, "Taxes") and will duly and timely file all tax returns, reports and other documents required in connection therewith.

     Section 5.24. Identification. If and to the extent required by written notice to the Borrowers from the Agent, the Borrowers shall, at their sole cost and expense, attach to or place on such Parts as the Agent may designate in writing, a sign, stencil, plaque or label stating that such Parts and the Facility are subject to the Lien of the Basic Documents. The Borrowers will reattach and replace, at its sole cost and expertise, any such sign, stencil, plaque or label which becomes illegible or ceases to be affixed thereto or placed thereon. The Borrowers will not allow the name of any other Person to be attached to or placed on any Part a designation that might be interpreted as a claim of ownership with respect thereto adverse to the Lien of the Basic Documents.

     Section 5.25.  Filing Reports; Notices; Inspection; Information, Etc.

          5.25.1. Governmental Reports. In the event that any report, application or other document (herein "Report") with respect to the condition or operation of the Facility or any Part shall be required to be filed or submitted by any Bank to any Federal, state, municipal or other governmental or regulatory authority, the Borrowers shall prepare and deliver the Report to the Person required to file or submit such Report within a reasonable time prior to the date for filing or submission, and the Borrowers shall thereafter file or submit the same unless the Person required to file or submit such Report shall otherwise request. The Person required to submit such report shall execute any such Report prepared and delivered by the Borrowers if such Report is accompanied by a written request for execution thereof, provided that (i) such Report is required by applicable law or regulation with respect to the Facility to be executed by such Person, (ii) the execution by such Person of such Report will not














involve any possibility of the imposition of any criminal liability or penalty or (unless indemnified by the Borrowers in such manner and form, and with such security, as shall be satisfactory to the Person required to file or submit such Report) any civil liability or penalty upon the Person required to file or submit such Report, and will not adversely affect any rights of any Bank hereunder or under any other Basic Document, (iii) such Report is in form and substance satisfactory to the Person required to file or submit such Report, and
(iv) if requested by the Person required to file or submit such Report, such Report and request for execution are accompanied by an Opinion of Counsel, obtained at the Borrowers' sole cost and expense, satisfactory to the Person required to file or submit such Report, as to the matters set forth in clauses (i) and (ii) above.

          5.25.2. Notices of Material Events. The Borrowers will promptly give notice to each Bank, including brief particulars of:

          (i)  the occurrence of any Event of Default;

          (ii) the occurrence of any default under any mortgage, deed of trust, overdraft, or other credit facility, loan agreement, lease, guarantee, indemnity, or any other contract or instrument that is material to the operation of the Facility, or the generation of electric power by the Facility, or the transmission or sale of electric power generated by the Facility, and to which either Borrower is a party, or by which the Facility, any Part, any material Realty Right, or other material property or property right, of either Borrower is bound or affected, or other event or condition thereunder, of itself entitling, or with the giving of notice or lapse of time or both entitling, the holder thereof or any party thereto (other than the Borrowers) to exercise any right or remedy thereunder, including but not limited to a remedy of acceleration of future payments or similar remedy;

          (iii) the occurrence, in a single incident or series of related incidents of any accident or other casualty involving damage to the Facility, the cost of repairing of which would or is likely to cost more than $50,000 in the aggregate;

          (iv) the occurrence of a default under either of the Construction Contracts of which either Borrower has actual knowledge, or the occurrence of a default under any subcontract or any contract of a supplier, or the terms of any purchase or sale of goods or equipment, in connection with the Construction Contracts or the construction of the Facility, of which either Borrower has actual knowledge; and















          (v) the institution of, or the receipt by either Borrower of any written communication threatening the institution of, any action, suit, proceeding or investigation before any court, governmental agency, commission arbitration tribunal, or official, against or affecting either Borrower or any Affiliate of Delano Energy, the Facility, the operation of the Facility, the generation of electric power by the Facility, or the transmission or sale of electric power generated by the Facility, which, if adversely determined, could adversely affect the financial position, business, or prospects of either Borrower or impair or prevent its operation of the Facility, its generation of electric power by the Facility, or its transmission or sale of such electric power or the performance of its obligations under any Basic Document.

     Section 5.26. Use of Facility; Maintenance and Operation; Operation and Maintenance Manual.

          5.26.1. General. The Borrowers will use the Facility in a prudent, responsible, careful and proper manner, solely in the conduct of its lawful business, and in accordance with sound industry practices. The Borrowers shall, at their sole cost and expense, maintain, service, clean and repair all Parts and furnish all Parts, mechanisms, tools and devices necessary to maintain the Facility in good order and repair so that the condition and operating efficiency thereof will at all times be maintained and preserved at a level consistent with accepted norms for boilers and generating plants of similar type and capacity and so that the Facility is kept in the same condition and repair as it was on the Closing Date, ordinary wear and tear excepted. In addition, the Borrowers will at their sole cost and expense maintain and operate the Facility in accordance with a manual assembled by Delano Energy for that purpose ("Operation and Maintenance Manual"). The Operation and Maintenance Manual shall
(i) include, without limitation, provisions with respect to maintenance training, maintenance planning and preventive maintenance and (i) be available at the Facility for inspection by the Agent. Delano Energy will maintain at the Facility the final version of the Operation and Maintenance Manual with all revisions and updates. The Borrowers will not enter into any contract for the overall operation or maintenance of the Facility without the prior written consent of the Agent.

          5.26.2. Issuer Requirement. For so long as any Bond is outstanding, the Borrowers shall operate the Facility as a "project" within the meaning of the California Pollution Control Financing Authority Act, as amended and supplemented (the "Act"), for the disposal of solid waste and the Borrowers shall make no changes to the Facility or to the operation thereof which would adversely affect the qualification of the Facility under the Act or impair the exclusion from gross income of interest on the Bonds for purposes of federal income taxation.













     Section 5.27. OutPut/Capacity Tests; Plans and Specifications. Delano Energy shall provide to each Bank, upon receipt thereof by Delano Energy, a copy of any output/capacity test conducted at the Facility by SCE or any other Power Purchaser.

     Section 5.28.  Compliance.

          5.28.1. Laws, etc. The Borrowers shall, at their sole cost and expense, conform to and comply or cause compliance with:

          (i) all laws, statutes, rules, regulations, ordinances, approvals, consents, authorizations, orders and other requirements of governmental or regulatory agencies or authorities with respect to the design, acquisition, manufacture, construction, erection, installation, assembly, use, maintenance, servicing, storage, finishing, condition or operation of the Land, the Facility or any Part (including, without limitation, all zoning, pollution and environmental control requirements, all requirements relating to the generation of electric power by, or the transmission or sale of electric power generated by, the Facility, and all requirements as to changing or replacing any Part from time to time incorporated or installed in, or attached to, the Facility or incorporating or installing in, or attaching or adding to, the Facility any additional or other Part), except
     (a) to the extent valid variances, waivers, exemptions or similar exceptions have been obtained therefrom or (b) for violations of any such law or requirement the validity of which is being contested by the Borrowers in good faith by appropriate proceedings diligently prosecuted, provided that no violation referred to in this clause (b) involves any danger of (I) criminal or civil penalties with respect to any Bank,
     (II) foreclosure, sale, forfeiture or loss of any Part, (III) a material and adverse effect on the operation of the Facility or on the business, prospects or revenues of either Borrower or (IV) the impairment of either Borrower's ability to perform its obligations hereunder or under any of the other Basic Documents;

          (ii) the provisions of each of the Support Documents and all Governmental Actions;

          (iii) the terms and conditions of all insurance policies in effect with respect to the Land, the Facility or any Part and required to be maintained under Section 5.38 hereof;

          (iv) all operating, repair and maintenance standards as are required to permit the enforcement of material















     warranty claims against the respective contractors with respect to the Facility or any Part; and

          (v) all applicable manufacturer, contractor and other appropriate specifications and procedures.

          5.28.2. Regulatory Acts. The Borrowers will at all times (i) o all things necessary to preserve and keep in full force and effect its certification by FERC as a small power production facility which meets the requirements for qualification set forth in 18 C.F.R. 292.207(a), (ii) comply with all applicable laws and all applicable requirements in effect from time to time with respect to qualification as a Qualifying Facility under Section 210 of the Public Utility Regulatory Policies Act of 1978, 16 U.S.C. 824a-3 and Section 228.5 of the California Public Utilities Code and (iii) comply with all applicable Federal, state and local environmental laws, regulations and ordinances. Upon receipt of any notice of noncompliance, violation, termination, cancellation or revocation with respect to any of the foregoing, the Borrowers shall immediately notify each Bank and enclose a copy of such notice.

          5.28.3. Authorization Requirement. In the event that any additional Governmental Action is required for the completion of the construction of the Facility, the operation of the Facility, the generation of electric power by the Facility, or the transmission or sale of electric power generated by the Facility, the Borrowers will immediately give notice thereof to each Bank and will immediately take or cause to be taken all necessary steps within the power of the Borrowers to obtain and comply with such Governmental Action.

          5.28.4. Pollution Control and Hazardous Substances. The Borrowers shall not release, emit or discharge into the environment Hazardous Materials in excess of federally or state permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state law governing the protection of health and the environment or under any other federal, state or local laws, regulations or Governmental Authorizations in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Facility. The Borrowers shall not, except in accordance with applicable law, (i) store or dispose, or allow the storage or disposal, of any Hazardous Materials on or in the Facility or the Land or (ii) transport or arrange for the transportation of any Hazardous Materials to or from the Land. If the Agent reasonably believes that there may be the presence or the possible presence of any Hazardous Materials on or in the Facility or the Land in violation of applicable Law, the Borrowers shall, upon the written request of the Agent and at the Borrowers' cost, take any and all actions necessary to reasonably assure the Agent that no Hazardous Materials are stored or disposed on or in the Facility













or the Land in violation of applicable law. The Borrowers shall promptly notify the Agent in writing of any release or threatened release of any Hazardous Materials at or from the Facility or the Land, or of any notice of a release or threatened release of any Hazardous Materials, or for the costs for the cleanup thereof (including, without limitation by assessment, containment or removal), received by either Borrower or by any Person for whose conduct either Borrower is or may be responsible from any federal, state or other governmental authority. To the extent allowable by law or contract, the Borrowers shall indemnify and hold each Indemnitee harmless from, and defend each such Indemnitee against, any and all claims, demands and liabilities, including reasonable attorneys' fees, of whatever nature relating to or in any way arising due to the release, emission or discharge into the environment of Hazardous Materials, by the Borrowers or any prior owner or user of the Facility or the Land or arising out of the Borrowers' failure to observe the covenants contained in this Section 5.28.4. The indemnities contained in this Section 5.28.4 shall be in addition to and not in derogation of the indemnities set forth in
Section 8.4 hereof and shall survive the repayment in full of all Bank Obligations.

     Section 5.29. Payment of Claims and Obligations. In the normal course of business, and subject to the provisions of the Revenue Trust Agreement, the Borrowers will pay and discharge, at or before the fixed or extended maturity thereof, all of its material obligations and liabilities, including, without limitation, liabilities for Essential Operating Expenses, and claims of any kind on account of Essential Operating Expenses (including claims for labor, material, or supplies) which, if unpaid, might by law become a lien or charge upon any of the income or property of the Borrowers, the Facility or the Land, excepting, however, in each case, any of such obligations, liabilities or claims that are being contested in good faith and by appropriate measures, provided that the Revenue Trustee is holding appropriate, segregated reserves therefor as sums held for future disbursement as Essential Operating Expenses.

     Section 5.30. Restriction on Liens. The Borrowers shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets, including without limitation the Facility, the Land or any Part, title thereto or any interest therein or in this Lease, except Permitted Liens, and the Borrowers shall comply with the provisions of the proviso to clause (iii) of the definition of "Permitted Liens" in the Glossary attached as Appendix A to the Participation Agreement. If the Borrowers propose a Lien which is a Permitted Lien under clause (v) of the definition of "Permitted Liens," the Agent shall, at the Borrowers' request, execute such instruments and other documents as shall be necessary for such purpose, provided that (i) the execution of such instruments and other documents by the Agent is required under applicable law to create the Permitted Lien and if requested by any Bank, the













Borrowers shall have provided each Bank with an opinion of counsel satisfactory to each Bank to such effect, (ii) such instruments and other documents shall have been prepared or have been caused to be prepared by the Borrowers without expense to the Banks and shall be in form and substance satisfactory to the Agent, and (iii) the Borrowers shall have provided each Bank with such additional information and documentation concerning the requested Permitted Lien as any such Person shall have requested. The Borrowers shall promptly, at their own expense, take such action as may be necessary to duly discharge or eliminate in a manner satisfactory to the Agent any Lien which is not a Permitted Lien if the same shall arise at any time. Except as provided in Section 5.15.1 hereof, the Borrowers will not file any financing statement under the Uniform Commercial Code as in effect in any jurisdiction, or other instruments creating or giving notice of any Lien, or analogous document, in any jurisdiction.

     Section 5.31.  Certain Transfers.

          5.31.1.  Interests in Facility.  Except as permitted under
Section 5.36 hereof, the Borrowers will not sell, transfer, convey or assign to, or in any manner create in, any Person, any interest in the Facility or the Land. Any attempted assignment by either Borrower in violation of these provisions shall be void.

          5.31.2. Location. The Borrowers will not remove, or permit to be removed, any Part from the Land without the prior consent of the Agent unless such Part is removed pursuant to Section 5.36 hereof.

          5.31.3. Possession. The Borrowers will not, without the prior consent of the Agent, sublease or in any other manner sell, assign, transfer, dispose of or (except as expressly permitted by Section 5.36 hereof) relinquish possession of any Part to any Person.

     Section 5.32.  No Abandonment.  The Borrowers shall not abandon the
Facility.

     Section 5.33. Construction Warranties. The Borrowers shall maintain in full force and effect the Borrowers' rights, claims, interests and benefits under all warranties and other or similar rights, claims, interests and benefits in respect of the Facility or of work performed, or required to be performed, under or in respect of the Construction Contracts, or any modification thereof or change thereunder, by the Contractor, or in respect of any Part or any part of such work that is procured, or required or permitted to be procured, by the Contractor from others, including, without limitation, manufacturers, vendors, suppliers, and subcontractors. The Borrowers shall collaterally assign to the Agent, so far as they are assignable, and diligently enforce














for the Agent's benefit, whether or not they are assignable, all rights, claims, interests and benefits of the Borrowers under or in respect of all warranties by, or similar obligations of, each manufacturer, vendor and subcontractor of any Part. The Borrowers shall promptly notify each Bank in writing of any actual or potential claim against the Contractor, or any manufacturer, vendor, supplier or subcontractor, and provide such further information as any Bank may reasonably require in connection therewith. The Borrowers shall not compromise, settle, release or discharge any right, claim, interest or benefit under the Construction Contract or against any manufacturer, vendor, supplier or subcontractor, without the prior written consent of the Agent.

     Section 5.34. Certain Obligations and Duties of the Borrowers. The Borrowers will faithfully perform and observe all of the Borrowers' obligations and duties under the Construction Contracts, and shall cause the performance and observance, of all obligations and duties of the Borrowers to the extent necessary to preserve and protect for the Agent all rights, claims, interests and benefits available to the Agent under or in respect of the Construction Contracts, the Contractors' warranties thereunder or any warranty or obligation of any manufacturer, vendor, supplier or subcontractor in connection with the construction or completion of the Facility or otherwise referred to under
Section 5.35 hereof or in connection with the completion of the Facility or the attainment of satisfaction of the performance guarantees referred to in
Section 5A.16 hereof.

     Section 5.35.  Completion of Construction.

          5.35.1. Modifications to Construction Contracts. The Borrowers shall not consent to any modification or change in the Construction Contracts without the written consent of the Agent and, if required by law or contract, any third party.

          5.35.2. Materials; Compliance: Etc. No materials, fixtures, equipment or articles to be incorporated into the Facility shall be used in the completion of construction and equipping of the Facility unless on and after the date of installation thereof good title thereto, free of all Liens shall, by virtue of such installation and without further act, automatically vests in one or the other of the Borrowers. The Borrowers and/or the Contractor have,
(i) obtained or maintained all approvals, authorizations, licenses or permits from all local, state and Federal governmental agencies or otherwise necessary for the proper completion of the construction, (ii) fully complied in all material respects with all Federal, state and local laws, ordinances, codes, regulations and orders of public authorities in effect from time to time and
(iii) paid all royalties, all sales, consumer, use and similar taxes imposed, all fees for permits, licenses, approvals and














inspections, and all license fees and other governmental fees necessary, in connection with such completion of construction.

          5.35.3. Notices and Documents. Upon receipt of any notice of noncompliance, violation, termination, cancellation, revocation or default with respect to any approval, consent, order, authorization or license heretofore or hereafter obtained with respect to the Facility, the Borrowers shall notify each Bank and enclose a copy of such notice. The Borrowers, to the extent from time to time requested by the Agent, shall deliver to such Person copies of all documents (including, without limitation, reports, schedules, certificates and governmental authorizations) furnished to the Borrowers by the Contractor. The Independent Engineer and authorized representatives of each Bank shall have the right to enter the Facility at all reasonable times for the purpose of inspecting the Facility and the progress of the work of completion.

     Section 5.36.  Replacement.

          5.36.1. Replacement of Parts. In the event that any Part shall become worn out, lost, stolen, destroyed, seized, condemned, confiscated, requisitioned, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever, the Borrowers, at their sole cost and expense, shall promptly replace such Part. Each such replacement Part shall be free and clear of all Liens and shall be in as good operating condition as, and shall have a utility at least equal to, the Part being replaced, it being assumed for this purpose that such replaced Part was in the condition and repair and had the utility required to be maintained by the terms hereof. If any such replacement Part or related group of Parts has a cost (including installation) in excess of $50,000, prior to or on the date of installation thereof, the Borrowers at their sole cost and expense shall (a) take such action as the Agent may request in order to subject such Part to the Lien of the Basic Documents and (c) furnish each Bank with such evidence of the Borrowers' title to, and of the condition of, such Part as such Person may reasonably request.

          5.36.2. Removal of Parts. The Borrowers may, in the ordinary course of maintenance, service, repair, overhaul or testing, remove from the Facility any Part, provided that the Borrowers promptly return such Part to the Facility after completion of such maintenance, service, repair, overhaul or testing. In no event shall any change be made in the location of any such Part which removes such Part into a jurisdiction in which filings and recordings have not been made in the manner required by law to preserve the validity, perfection and priority of the security interest of the Agent in such Part.


















     Section 5.37.  Events of Loss, Etc.

          5.37.1. Notice. If an Event of Loss with respect to the Facility shall occur, the Borrowers shall promptly give each Bank notice thereof specifying the circumstances of such Event of Loss.

          5.37.2. Event of Loss. If an Event of Loss with respect to the Facility shall occur, the Bonds shall be redeemed pursuant to the provisions of
Section 5.6.4 hereof, and the Borrowers shall pay to the Agent, immediately upon demand, all Bank Obligations then due and owing, after giving effect to such redemption.

          5.37.3. Application of Payments with Respect to Event of Loss. Any payments received at any time by the Borrowers from any governmental authority, insurer, contractor or other Person with respect to an Event of Loss shall be applied in payment of the amount required to be paid by the Borrowers to the Agent pursuant to Section 5.37.2 hereof to the extent not already paid by the Borrowers, and, after such amount shall have been paid by the Borrowers to the Agent, shall, unless an Event of Default shall have occurred and be continuing, be applied to reimburse the Borrowers for their payment of such amount, and the balance, if any, of any such payments remaining thereafter shall, unless an Event of Default shall have occurred and be continuing, be paid to the Borrowers.

          5.37.4. Application of Payments Not Relating to Event of Loss. Any payments received at any time by the Borrowers from any governmental authority, insurer, contractor or other Person with respect to any condemnation, confiscation or seizure of, or requisition of title to or use of, or theft of, or loss of use of, or damage to, any part of the Facility not constituting an Event of Loss shall, (i) if such payments shall be in the aggregate in excess of $250,000, be paid over to or retained by the Agent, and (ii) if such payments shall be in the aggregate $250,000 or less, and if no Event of Default has occurred and is continuing, be paid over to or retained by the Borrowers. In either case, such payments shall be released, as repair or replacement shall be completed, to the Borrowers upon receipt by Agent, (A) of invoices evidencing the amounts to be paid by the Borrowers with respect to such repair or replacement and (B) of an Officer's Certificate of Delano Energy (with copies to each Bank) stating that such repair or replacement was made in full compliance with all applicable laws and that, after giving effect to such repair or replacement, the Facility is in compliance with this Section 5, is at least equal in value and general utility as it was prior to the damage or destruction and is at least equal in operating capacity as it was prior to the damage or destruction. Such payments may also be released, as repair or replacement shall progress, to the Borrowers upon receipt by Agent of (I) invoices evidencing the amounts to be paid by the













Borrowers with respect to such repair and replacement, (II) an Officer's Certificate of Delano Energy (with copies to each Bank) demonstrating that the Borrowers have available funds sufficient to fully complete such repairs or replacement and identifying the source(s) of such funds, and (III) an Officer's Certificate of Delano Energy (with copies to each Bank) (a) stating the total cost of all required repairs or replacements and (b) stating that, when all such repairs or replacements are completed in accordance with the plans and specifications provided to the Independent Engineers by Delano Energy, the Facility will be in compliance with this Section 5 and all applicable laws, will be at least equal in value and general utility as it was prior to the damage or destruction and will be at least equal in operating capacity as it was prior to the damage or destruction.

          5.37.5. Disposition of Payments Not Payable to the Borrowers. Any amounts which would be payable to the Borrowers, or which the Borrowers would be entitled to retain pursuant to this Section 5.37, but which are not so payable or retainable solely because an Event of Default shall have occurred and be continuing, shall be retained by, or paid to, the Agent (without any liability for interest) and held by Agent as security for the Bank Obligations, and shall be paid over to the Borrowers when no Event of Default shall be continuing, unless the Agent shall have commenced realization upon its collateral under the Basic Documents, in which case such amounts shall be retained by Agent.

     Section 5.38.  Insurance.

          5.38.1. Insurance Coverages. The Borrowers, at their sole cost and expense, shall maintain at all times insurance with respect to the Facility:
(i) in such form (including, without limitation, the form of the loss payable clauses) and with such insurers and reinsurers as shall be reasonably satisfactory to the Agent; (ii) in amounts sufficient to prevent the Borrowers from being co-insurers of any partial loss under the applicable policies; and
(iii) in such amounts, and against such insurable hazards, casualties, risks and contingencies, as the Borrowers would maintain in the prudent management of their property, as are maintained by others (who are not self-insurers) similarly situated in respect of property similar to the Facility and as shall be reasonably satisfactory to the Agent. Delano Energy agrees that it shall purchase other increased insurance as the Agent's insurance consultant may reasonably require (subject to a commercially available standard; provided, however, that reasonable increased cost alone shall not render such insurance commercially unavailable). Insurers and reinsurers rated A-,8 or better by A.M. Best are deemed acceptable unless the Agent notifies the Borrowers to the contrary. All insurance policies required hereby covering loss or damage to the Facility shall name the Agent as the sole loss payee. All policies shall be endorsed to make payments of loss to Delano Energy for direct damages up to $250,000 with notice to the Agent; all direct













damage loss in excess of $250,000 and all business interruption loss payments shall be payable to the Agent. All liability policies (other than workman's compensation policies) shall name Revenue Trustee and each Bank as additional insureds. Each policy shall (a) insure Revenue Trustee and each Bank and their respective interests regardless of any breach or violation by the Borrowers of any warranties, declarations or conditions contained in such policy or any action or inaction of the Borrowers or other interests insured under such policy, the occupation or use of the Facility or the Land by the Borrowers for purposes more hazardous than permitted by the terms of any of such policies or any change in the title to or ownership of any portion of the Facility or the Land; (b) expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrowers), be primary and operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by any insured, including, without limitation, any insurance carried by any Bank pursuant to Section 5.38.5 hereof; (c) waive any right of subrogation of the insurers against the Banks; (d) waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of, any Bank or the Borrowers; (e) provide that all deductibles provided for thereon shall be allocated solely to the account of the Borrowers; and (f) provide that each Bank shall have the right, as against the insurer, to pay any premium due if the Borrowers shall neglect to do the same. All general liability and umbrella liability/excess liability policies shall be on "occurrence" forms. All insurance proceeds received with respect to the Facility shall be applied as provided in Section 5.37 hereof. Such insurance coverages will, in any event, include the following:

          (i) Comprehensive General Liability Insurance, including contractual liability, bodily injury liability, personal injury liability, broad form property damage coverage, explosion, collapse and underground (XCU) coverage, including coverage for all claims for damages for personal injury, and claims for property damage which may arise out of, or result from either (a) the Borrowers' operations of the Facility, or (b) any other Person who shall be present at the Facility or on the Land, including, without limitation, independent contractors. The limits of liability for comprehensive general liability to the public per occurrence, per location, for bodily injury and property damage shall be $1,000,000 combined single limit and a $2,000,000 annual aggregate, and shall include a cross liability endorsement;

          (ii) Comprehensive Automobile Liability Coverage (business owner's policy), including Automobile Contractual Liability insuring all owned, non-owned, hired or leased













     vehicles, with limits of $5,000,000 combined single limit for bodily injury and property damage;

          (iii) Worker's Compensation and Employers' Liability Insurance of $1,000,000 for any one accident or occurrence or series of accidents or occurrences arising out of any one event;

          (iv) Umbrella Liability Insurance (excluding automobile liability coverage), the limits of which shall be in such amounts necessary to provide a total coverage of $14,000,000 per occurrence, per location, of insurance, following the terms of the underlying Comprehensive General Liability and Employers' Liability Insurance. In the event that coverages are not project specific or include a per location aggregate endorsement, Delano Energy shall notify the Agent in the event that the aggregate limits are reduced below $7,500,000 and Delano Energy shall take immediate steps to restore the limits for the Facility to $14,000,000;

          (v) Property Insurance on an "All Risk" basis for physical loss or damage including, but not limited to, loss by earthquake or flood (in amounts of at least $35,000,000) to buildings, machinery, plant property, equipment, inventory, transmission lines (whether owned by the Borrowers or for which the Borrowers have the risk of loss), goods in transit or in storage (whether on or off site), extra expense coverage for costs incurred to resume Facility operations after a loss, Business Interruption coverage, and All Risk Contingent Business Interruption coverage. The valuation for property shall not, at any time, be less than the full replacement cost of the Facility or $116,000,000, whichever is greater. Business Interruption coverage shall be on a gross earnings basis. Contingent Business Interruption coverage shall be in an amount to cover loss of revenues resulting from loss of fuel supply and inability of power purchaser to accept produced power (but in any event not less than $5,000,000);

          (vi) Boiler and Machinery Insurance, extended comprehensive standard form and including expediting coverage in the amount of $500,000, to the extent not included in All Risk Property Insurance, subject to a limit per accident of the greater of (x) the value representing the full replacement cost or (y) $50,000,000. The valuation shall be the same as that with respect to property under the All Risk Property Insurance coverage, including Business Interruption coverage and Contingent Business Interruption coverage on a Gross Earnings basis; and

          (vii) The deductible amount for property insurance policies shall not be in excess of: (x) $100,000 for direct damage; (y) 30 days for business interruption; and (z) 5% of value for earthquake and flood.














In the event that insurance coverages under clauses (v) and (vi) above, except earthquake and flood coverages, are not insured with the same carrier, both policies under clauses (v) and (vi), except earthquake and flood coverages, shall be endorsed to include a joint loss agreement.

     Business Interruption coverage, Contingent Business Interruption coverage and earthquake insurance are required under clauses (v) and (vi) above to the extent that such coverages are available for comparable projects at commercially reasonable rates to insureds of a standing comparable to Thermo Electron's standing at May 31 of each year.

          5.38.2. Delivery of Policies, etc. The Borrowers will deliver to the Agent certified copies of all insurance policies which the Borrowers are required to maintain pursuant to this Section 5.38 and certificates thereof executed by the insurer or its duly authorized agent. Each such policy and certificate shall expressly state that such insurance is primary insurance and not in excess of, supplemental to or subject to contribution by, any insurance maintained by any Bank. Delano Energy will also deliver to each Bank (with a copy to the Agent's insurance consultant), promptly upon request of any such Person, an Officer's Certificate of Delano Energy setting forth such details as may be reasonably requested by the Agent as to all such insurance policies and certifying that the same comply with the requirements of this Section 5.38, that all premiums then due thereon have been paid and that the same are in full force and effect. Delano Energy shall from time to time deliver to the Agent certificates of insurance and such other evidence as the Agent may request to evidence to the Agent's satisfaction that the insurance required pursuant to this Section 5.38 continues to be maintained at all times. Delano Energy agrees that it shall promptly obtain and maintain, at its sole cost and expense, such additional insurance coverages as the Agent may from time to time reasonably deem appropriate.

          5.38.3. Annual Insurance Report. Annually, as soon as practicable after the effective date of the All Risk Property Insurance policy, or its anniversary date, as appropriate, and in any event within 30 days thereafter, the Borrowers will deliver to the Agent (with a copy to the Agent's insurance consultant) a report by an independent insurance broker or independent insurance consultant satisfactory to each Bank, setting forth the insurance obtained by the Borrowers pursuant to this Section 5.38 and then in effect, and stating whether, in the opinion of such independent insurance broker or independent insurance consultant, such insurance complies with the requirements of this
Section 5.38 and, to the extent the Facility is insured under the Thermo Electron corporate coverages, including a review of outstanding unreported claims. Such report shall also set forth recommendations of such independent broker or independent














insurance consultant as to additional insurance, if any, reasonably required for the protection of respective interests of the Agent, each Bank, the Revenue Trustee and Delano Energy in the light of available insurance coverage and practice on comparable equipment similarly situated. The Borrowers shall provide copies of all insurance policies to the Agent (with a copy to the Agent's insurance consultant) within 90 days after the effective date of the All Risk Property Insurance policy or its anniversary date, as appropriate.

          5.38.4. Notice by Insurers. etc. The Borrowers shall cause the insurers with whom they maintain the insurance required by this Section 5.38 to agree to advise the Agent in writing promptly of any act or omission on the part of the Borrowers of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance. The Borrowers shall also cause such insurers to agree to advise the Agent in writing, at least 45 days prior thereto, of the modification, cancellation, expiration or termination of any such insurance, and at least 10 days prior thereto of cancellation due to nonpayment of premiums. Prior to any termination, the Borrowers shall provide new certificates of insurance for the insurance policies replacing the terminating policies. In the event that the Borrowers shall fail to maintain insurance as provided in this Section 5.38, the Agent may at its option maintain the insurance required hereby and, in such event, the Borrowers shall reimburse the Agent upon demand for the cost thereof together with interest thereon at the Delay Rate.

          5.38.5. Independent Insurance. Nothing in this Section 5.38 shall prohibit any Bank from maintaining, at such Bank's expense, additional insurance for its own account with respect to liability, or loss or damage to the Facility or any Part.

     Section 5.39.  [RESERVED]

     Section 5.40. Owner Trustee's Location. The Owner Trustee hereby agrees that it will not change its location (within the meaning of Section 9-103(3)(d) of the Uniform Commercial Code) without first giving the Agent at least thirty days prior written notice and filing all financing statements which are necessary to continue the perfection of the security interests in the Owner Trust Estate Granted by the Owner Trustee under the Lessor Security Documents.

     Section 5.41. Tax-Exempt Status of Bonds. It is the intention of the parties hereto that interest on the Bonds shall be and remain tax-exempt. To that end Delano Energy, the Owner Participant and the Owner Trustee agree that all funds invested under any Basic Document shall be invested in accordance with instructions of nationally recognized bond counsel acceptable to the Agent so that no such investment shall cause any of the Bonds














to lose their status as tax-exempt. Delano Energy and the Owner Trustee shall cooperate to ensure that the provisions of Section 148 of the Code are complied with in respect of all such investments.

     Section 5.42. Original Lease. Delano Energy and the Owner Trustee hereby agree, as among themselves, that the only original counterpart of the Lease that shall constitute "chattel paper" within the meaning of the Uniform Commercial Code of any jurisdiction is the original executed counterpart which has been identified as counterpart no. 1 on the cover page and the signature page thereof by Delano Energy and the Owner Trustee.

     Section 5.43.  [RESERVED]

     Section 5.44.  [RESERVED]

     Section 5.45. Release of Lessee Security. At any time after one year and one day following the later to occur of (i) the recording of the Deed of Trust and (ii) the filing of all necessary UCC-1 Financing Statements with respect to the Security Agreement, the Agent shall have the right, but not the obligation, to instruct the Owner Trustee to release its liens created under the Lessee Security Agreement, the Implementation Agreement and the Option to Acquire Stock Agreement. The Owner Trustee agrees that it will, at Delano Energy's sole cost and expense, promptly execute and deliver releases in form and substance satisfactory to the Agent to accomplish the foregoing. Delano Energy agrees, promptly upon request, to execute and deliver to the Agent a certificate stating that Delano Energy is not bankrupt nor insolvent (or, if so, stating so), which certificate will be used by the Agent in its determination of whether or not to request said releases.

     Section 5.46. Breakage Fees. The Owner Trustee shall pay, as soon as practicable, to the Revenue Trustee for deposit into the General Revenue Fund an amount equal to any Breakage Fee payable to the Owner Trustee under Section 6(e) of the Swap Agreements when paid.

SECTION 5A.    REPRESENTATIONS AND WARRANTIES OF DELANO ENERGY.

     Delano Energy hereby represents and warrants that:

     Section 5A.1. Corporate Existence. Delano Energy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own its assets and to transact its business as now conducted and as presently proposed to be conducted by it. Delano Energy is duly licensed or qualified and is in good standing as a foreign corporation in the State of California and in each other jurisdiction in which licensing or qualification is













necessary to transact its business as now conducted or as presently proposed to be conducted by it.

     Section 5A.2. Power and Authorization. Delano Energy has full power, authority and legal right to execute, deliver and perform this Agreement, and each other Basic Document to which it is or is to become a party, and the execution, delivery and performance by Delano Energy of the Basic Documents have been duly authorized by all necessary action on the part of Delano Energy, and do not require any shareholder approval or the approval or consent of any trustee or holder of any indebtedness or obligations of Delano Energy.

     Section 5A.3. Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by Delano Energy and constitutes, and each other Basic Document will upon execution and delivery thereof by Delano Energy constitute, legal, valid and binding obligations of Delano Energy enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

     Section 5A.4. No Legal Bar. The execution, delivery and performance by Delano Energy of the Basic Documents (i) will not violate any provision of any applicable law or regulation or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to Delano Energy or to any of its assets, (ii) will not violate any provision of Delano Energy's charter or by-laws, and (iii) will not violate any provision of, or constitute a default under, or result in the creation or imposition, of any Lien on any of the assets of Delano Energy pursuant to the provisions of any mortgage, contract, agreement or other undertaking of which Delano Energy is a party or which purports to be binding upon Delano Energy or upon any of its assets.

     Section 5A.5. Violations; Defaults. No Default or Event of Default has occurred and is continuing. Delano Energy is not in default under any other Basic Document or in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any security or other evidence of any obligation for borrowed money or evidenced by notes, debentures or other similar instruments, or in any mortgage, deed of trust, indenture or loan agreement with respect thereto, and Delano Energy is not in violation, in any material respect, of, any applicable law, or in violation of or in default, in any material respect, with respect to any applicable order, writ, judgment, or decree of any court, arbitrator or governmental authority (including, without limitation, laws, regulations and requirements with respect to equal employment opportunity, occupational safety and health or environmental protection), the consequences of which violation or default might have a material
















adverse effect on the properties, business, prospects or financial condition of Delano Energy.

     Section 5A.6. Governmental Actions. No Governmental Actions are required in connection with the participation by Delano Energy, Thermo Electron or the Banks in the transactions contemplated hereby or by the Basic Documents or with respect to the participation by any of such Persons in the construction, use, occupancy or operation of the Facility, compliance with Environmental Laws by any such Person, the ownership and the operation of the Facility by Delano Energy, the use in the Facility by Delano Energy of the fuel subject to the Fuel Supply Contracts, or the execution, delivery and performance by any of such Persons of the Basic Documents to which such Person is a party, except (i) such as are set forth in Exhibit 2A.1.7 hereto, each of which (other than those set forth in Exhibit 2A.1.7 hereto) has been duly obtained or made, is in full force and effect and is not the subject of any pending or threatened judicial or administrative proceedings, and (ii) in respect of the Banks, such as may be required under banking, or other regulatory laws, rules or regulations applicable to such Persons in respect of their lending or financing activities, or similar activities.

     Section 5A.7. Litigation. There are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of Delano Energy) pending or, to the best knowledge of Delano Energy, threatened against or affecting Delano Energy or any of its properties, which, if adversely determined, might either in any case or in the aggregate have a material adverse effect (i) on Delano Energy's ability to deliver, or perform its obligations under any Basic Document or (ii) on the properties, business, prospects or financial condition of Delano Energy.

     Section 5A.8. Payment of Taxes. Delano Energy has filed all Federal, state and local tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and Delano Energy has no knowledge of any actual or proposed deficiency or additional assessment in connection therewith which either in any case or in the aggregate, would be materially adverse to Delano Energy. The charges, accruals and reserves on the books of Delano Energy in respect of Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

     Section 5A.9. Chief Place of Business, etc. The chief place of business of Delano Energy is located in Delano, California and the offices where it keeps its records concerning the Facility and all original contracts relating thereto are located in Delano, California, with copies thereof located in Waltham, Massachusetts.














     Section 5A.10. Full Disclosure. Neither this Agreement nor any other Basic Document or certificate, written statement or other document furnished to the Banks by or on behalf of Delano Energy at Delano Energy's direction or with Delano Energy's knowledge in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which Delano Energy has not disclosed to the parties hereto in writing prior to the date hereof which materially adversely affects or, so far as Delano Energy can now reasonably foresee, will materially adversely affect the properties, business, prospects or financial condition of Delano Energy or the ability of Delano Energy to perform its obligations under any Basic Document, and Delano Energy is not a party to and is not bound by any agreement which materially adversely affects or, so far as Delano Energy can now reasonably foresee, will materially adversely affect the properties, business, prospects or financial condition of Delano Energy or the ability of Delano Energy to perform its obligations under any Basic Document.

     Section 5A.11. Financial Statements. The financial statements of Delano Energy for its fiscal year ending January 2, 1993, including its balance sheet and related statements of income and of cash flows, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present its financial position as at that date and for the fiscal period then ended; and since the date of such financial statements there has been no material adverse change in its financial position.

     Section 5A.12. Litigation Regarding Agreements. No Basic Document is the subject of any pending or threatened administrative or judicial proceedings.

     Section 5A.13. Public Utility Status. No Bank shall by reason of (i) the ownership of the Facility or the operation thereof by Delano Energy, (ii) the issuance, sale or purchase of the Bonds, (iii) the issuance of the Letters of Credit, (iv) the execution and delivery by the Agent or any Bank of the Reimbursement Agreement, the Security Agreement, the Deed of Trust, the Assignment of Leases, the Swap Agreements or any other Basic Document, or
(v) the securing of the Bank Obligations by Liens on the Bank Security be deemed by any governmental authority having jurisdiction to be, or be subject to regulation as, an "electric utility," "electrical corporation," "electrical company," "public utility," "public utility company" or "public utility holding company" under any existing law, rule or regulation of the federal government or of any state or subdivision thereof, and all consents, orders or approvals of, or filings with, all governmental authorities necessary to accomplish this result have been duly obtained or made and are in
















full force and effect and are not the subject of any pending or threatened administrative or judicial proceedings. So long as the Facility remains a Qualifying Facility, by reason of the exercise by the Agent of any remedies under the Basic Documents, including without limitation, the acquisition through foreclosure of the right, title and interest to Facility or leasehold interest in the Land of Delano Energy, no Bank shall be deemed by any governmental authority to be, or to be subject to financial, organizational or rate regulation as, an "electric utility," "electrical corporation," "electrical company," "public utility," "public utility company" or "public utility holding company" under any existing law, rule or regulation of the federal government or of any state or subdivision thereof.

     Section 5A.14.   Title to the Facility and the Land.  (a)
Delano Energy has good title to Phase II and the Land with good right and power to convey title to Phase II and the Land, free and clear of all Liens except Title Report Liens.

          (b) The Owner Trustee has good title to Phase I with good right and power to convey title to Phase I, free and clear of all Liens except Title Report Liens.

     Section 5A.15. Taxes, etc. Except for transfer taxes and registration, recordation and other miscellaneous fees payable in connection with the recordation of the Deed of Trust and the Assignment of Leases, (or of appropriate supplements thereto or notices or memoranda thereof) and the filing of financing statements with respect to the Security Agreement, the Revenue Trust Agreement, the Support Documents, neither (i) the construction of the Facility, (ii) the recordation of the Deed of Trust, (iii) the issuance of the Bonds and the Letters of Credit, (iv) the execution and delivery of this Reimbursement Agreement or any other Basic Document by the respective parties thereto, nor (v) the consummation of any of the transactions contemplated hereby or thereby on or prior to the Document Delivery Date, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States, the State of California, the Commonwealth of Massachusetts or any taxing authority or political subdivision thereof on or with respect to such construction, sale, transfer, lease, recordation, execution, delivery or consummation or upon or with respect to the Agent or any Bank.

     Section 5A.16. Construction of the Facility. Construction of the Facility (i) has been substantially completed in a good and workmanlike manner in conformity with good construction and engineering practice (with the exception of the Final Punch List), and (ii) conforms in all material respects to the description of the Facility set forth in Exhibit 7.11 hereto; no Event of Loss has occurred with respect to the Facility (or any material Part thereof); the Facility achieved the Performance Guarantees as established by the Performance Tests, each of which












are described in Exhibit 5A.16 hereto; "Substantial Completion" and "Acceptance" (as such terms are defined in the Construction Contracts) have occurred under the Construction Contracts and a "Certificate of Completion" have been filed within the meaning of the 1991 Bond Indenture. Such construction has been completed in accordance with, and operation of the Facility as constructed does not, and shall not, violate any laws, ordinances, rules, regulations or orders applicable thereto, including, without limitation, any thereof relating to matters of health, safety or environmental protection, other than immaterial violations that do not, and would not, in any case or in the aggregate, prevent or interfere with the continuous satisfactory operation of the Facility, result in the imposition of penalties on any Bank or involve material costs of cleanup or correction. All sums due and owing under the Construction Contract have been paid.

     Section 5A.17. Interconnection. Both of Phase I and Phase II have been interconnected with the electrical system of SCE, and have started energy deliveries and have achieved "Firm Operation" within the meaning of, and otherwise are in compliance with, the Power Purchase Agreement and the Interconnection Agreement.

     Section 5A.18. Facility Support. The facilities constructed to supply water to the Facility and the sources of water are capable of supplying water at a rate sufficient for the efficient operation of the Facility at its name-plate rating; the easements, rights-of-way and other rights and real property relating to the Facility are sufficient for the operation, maintenance and use of the Facility and uses incidental thereto; and the fuel processing and transportation system of the Facility is capable of delivering fuel to the Facility at a rate sufficient for the efficient operation of the Facility at its name-plate rating. All other necessary actions have been taken or arrangements made so that the Facility may be operated at its name-plate rating.

     Section 5A.19. Revenue Trust Agreement. The trusts provided for in the Revenue Trust Agreement have been established; all actions reasonably requested by the Agent in order to perfect the assignments to the Agent of revenues and other security interests created by the Revenue Trust Agreement have been taken; and all other provisions of the Revenue Trust Agreement to be complied with or performed prior to the Document Delivery Date have been complied with or performed.

     Section 5A.20. Fuel Supply Contracts and Price Support. Fuel Supply Contracts (other than the Thermo Fuel Contract) providing for at least 50% of the projected fuel requirements of the Facility and complying with
Section 5.16.3 hereof have been entered into. Each such Fuel Supply Contract is the legal, valid and binding obligation of each Fuel Contractor party to such a Fuel Supply Contract and enforceable against each such Fuel














Contractor in accordance with its terms. Delano Energy, Thermo Systems and Thermo Electron have entered into the Thermo Fuel Contract. The Thermo Fuel Contract is the legal, valid and binding obligation of each party thereto and is enforceable against each such Person in accordance with its terms.

     Section 5A.21. FERC Qualification. The Facility is certified by FERC as a small power production facility which meets the requirements for qualification set forth in 18 C.F.R. Section 292.207 and meets all requirements of a Qualified Facility. Such certification is without any terms or conditions which would prevent or materially hinder Delano Energy's operating the Facility or which would have a materially adverse effect on the financial condition of Delano Energy, and such certification has not been revoked, suspended, or terminated.

     Section 5A.22. Holding Company and Investment Company Acts; Public Utility Regulation. Delano Energy is not a "holding company", or a "subsidiary company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company" or a company controlled by or under common control with an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Delano Energy is not a public utility nor is it subject to any regulation as a public utility under any Federal or state law. Delano Energy is exempt from all sections of the Federal Power Act, except those enumerated in 18 CFR Section 292.601(c)(1)-(4).

     Section 5A.23. Securities Act. Neither Delano Energy nor anyone acting on its behalf has directly or indirectly offered any interest in the Facility, the Land, the Bonds, or the CPC Loan Agreements or any similar securities with respect to any of the foregoing for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Section 5A.24. Base Case Pro Forma. Delano Energy has reviewed the Base Case Pro Forma attached hereto as Exhibit 5A.24. The projected financial information and results therein are based on assumptions concerning events that have not yet occurred. Some of these assumptions may prove inaccurate, and events inevitably may not materialize, and unanticipated events and circumstances may occur. Therefore, the actual results achieved during the projected period are likely to vary from the projections and such variations may be material. However, Delano Energy believes that the projections contained in the Base Case Pro Forma are reasonable.

     Section 5A.25. Representations to FERC. All representations made to FERC by Delano Energy or its Affiliates or their representatives in connection with any application made













to FERC with respect to the Facility (including the application for re-certification of the Facility as a Qualifying Facility pursuant to Section
5.19 hereof) are true and correct on the date hereof and the documents delivered and submissions made by any such Persons in connection with any such application did not at the time of their delivery or submission contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in such documents or submissions not misleading.

     Section 5A.26. Licenses, Etc. Delano Energy has obtained all licenses, trademarks, patents or agreements with respect to the usage of technology and all other permits necessary for the construction, completion, use, ownership, leasing, operation and maintenance of the Facility, provided, however, that this
Section 5A.26 shall not be deemed to be a representation with respect to Governmental Actions.

     Section 5A.27. Granted Rights. The rights granted by Delano Energy to the Agent for the benefit of the Banks pursuant to the Deed of Trust and the Security Agreement comprise all material rights necessary to operate and maintain the Facility and the Land in accordance with all applicable law as contemplated herein and in the other Basic Documents and provide adequate means of ingress and egress for any reasonable purpose in connection with the operation of the Facility. There are no rights, services or materials required for the construction, completion, ownership, leasing, use, maintenance or operation of the Facility in accordance with the Basic Documents, other than
(x) those rights granted by, or to be provided by Delano Energy pursuant to, the Basic Documents or (y) those that can be reasonably be expected to be commercially available.

     Section 5A.28. Hazardous Materials. (a) To the best of Delano Energy's knowledge, no Hazardous Materials are present on the Land (including, but not limited to, residual soil and groundwater), except for "designated waste" which may from time to time be contained in the overflow pond and Hazardous Materials (such as fuels or solvents) stored at the Facility which are normal to the operation of the Facility. No Hazardous Materials are present in concentration levels exceeding those permitted under any applicable law, and all Hazardous Materials have been stored and handled in accordance with applicable law.

          (b) Neither Delano Energy nor, with respect to the Facility or the Land any Affiliate of Delano Energy has been identified in any litigation, administrative proceeding or investigation as a potential responsible party for any liability under any and all federal, state or local laws, regulations or orders with respect to the discharge and removal of Hazardous Materials.
















          (c) Other than (i) as necessary to operate the Facility, and (ii) in compliance with all applicable law, no portion of the Facility or the Land is now or, to the best of Delano Energy's knowledge, has ever been used to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials. Delano Energy has not used, and does not intend to use, any portion of the Facility or the Land for such purposes.

          (d) To the best of Delano Energy's knowledge, Delano Energy has not transferred Hazardous Materials from the Land or Facility to another location which is not in compliance with all applicable federal, state or local environmental laws, regulations or permit requirements.

          (e) To the best of Delano Energy's knowledge, the Facility and the Land are in compliance with all applicable federal, state and local Environmental Laws affecting the Facility and the Land, and there are no environmental conditions which could interfere with the continued operation of the Facility.

     Section 5A.29. Margin Stock. Delano Energy has not and will not, directly or indirectly, use any of the funds giving rise to Bank Obligations for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" within the meaning of the Securities Exchange Act of 1934 or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, including without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Delano Energy does not own or have any present intention of acquiring any such "margin stock".

     Section 5A.30. Employee Benefit Plans. No accumulated funding deficiency, whether or not waived, exists with respect to any employee benefit plan which is subject to the provisions of Title IV of ERISA and in respect of which Delano Energy or any of its Affiliates is (or if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an employer (each individually a "Plan," and collectively, the "Plans"). No liability to the Pension Benefit Guaranty Corporation has been or is reasonably presently expected by Delano Energy to be incurred with respect to any Plan which is or would be materially adverse to Delano Energy, and to the best of Delano Energy's knowledge after due inquiry, each such Plan is in material compliance with the applicable provisions of ERISA and the Code. Delano Energy has not incurred and does not reasonably presently expect to incur any withdrawal liability under Title IV of ERISA with respect to any Plan which is a multi-employer plan which is or would be materially adverse to Delano Energy. Neither the















execution and delivery of this Agreement or any other Basic Document will involve any transaction which constitutes a prohibited transaction which could subject any party hereto to the penalty or tax on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code. Exhibit 5A.30 hereto contains a complete and correct list of all Plans with respect to which Delano Energy is a party in interest and with respect to which its securities are employer securities. As used in this Section 5A.30, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and
Section 412 of the Code, the term "employer" has the meaning specified in
Section 3.5 of ERISA, the term "multi-employer plan" has the meaning specified in Section 4001(a)(3) of ERISA, the term "prohibited transaction" has the meaning specified in Section 406 of ERISA and Section 4975 of the Code, the terms "employee benefit plan" and "party in interest" have the respective meanings specified in Section 3 of ERISA and the term "employer securities" has the meaning specified in Section 407(d)(1) of ERISA.

     Section 5A.31. Working Capital Requirement. Delano Energy has fulfilled the Working Capital Requirement.

     Section 5A.32. Natural Gas. Phase II is technically capable to operate on natural gas in combination with wood/biomass fuel. Phase II is permitted by the State of California to generate up to 100% of its rated capacity utilizing biomass fuel exclusively, and up to 35% of its rated capacity utilizing natural gas.

SECTION 5B.    REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE.

     The Owner Trustee hereby represents and warrants, except as specifically indicated, solely in its capacity as trustee under the Owner Trust Agreement and not in its individual capacity, that:

     Section 5B.1. Organization. CTCC, in its individual capacity, is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     Section 5B.2. Power and Authorization. (i) CTCC, in its individual capacity, has full power, authority and legal right to execute, deliver and perform the Owner Trust Agreement, and has taken all necessary corporate and trust action to authorize the execution, delivery and performance by it of the Owner Trust Agreement; and (ii) the Owner Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, the Lease, the CPC Assignment and Assumption Agreement, the Participation Agreement, the Swap Agreements, the Lessor Security Agreement, the Lessee Option Agreement and each other Basic Document to which it is or is to become a party (each















individually an "Owner Trustee Document" and collectively, the "Owner Trustee Documents") and has taken all necessary corporate and trust action to authorize the execution, delivery and performance by it of the Owner Trustee Documents. There is no fact which the Owner Trustee has not disclosed to the parties hereto in writing prior to the date hereof which materially adversely affects or, so far as the Owner Trustee can now reasonably foresee, will materially adversely affect the ability of the Owner Trustee to perform its obligations under any of the Owner Trustee Documents.

     Section 5B.3. Execution, Delivery and Enforceability. (i) the Owner Trust Agreement has been duly executed and delivered by CTCC, in its individual capacity, and constitutes the legal, valid and binding obligation of CTCC, enforceable against CTCC in accordance with its terms; and (ii) the Owner Trustee Documents have been, or will be, duly executed and delivered by the Owner Trustee and constitute, or will constitute, legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms; in each case as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights.

     Section 5B.4. No Legal Bar. The execution, delivery and performance by CTCC, in its individual capacity, of the Owner Trust Agreement and the execution, delivery and performance by the Owner Trustee of the Owner Trustee Documents (i) will not violate any provision of any applicable law or regulation affecting the validity or enforceability as to CTCC, in its individual capacity, of the Owner Trust Agreement or the Owner Trustee of the Owner Trustee Documents, or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or CTCC, in its individual capacity, or the Owner Trustee, as the case may be, or to any of the assets of either (other than laws, regulations or orders to which they may be subject by reason of the business activities of Delano Energy or the nature or use of the Facility), (ii) will not violate the corporate charter or by-laws of CTCC, and (iii) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any Lien (except for the Lien of the Lessor Security Documents) on any of the assets of CTCC, in its individual capacity, or the Owner Trustee, as the case may be, pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which CTCC, in its individual capacity, or the Owner Trustee, as the case may be, is a party or which purports to be binding upon CTCC, in its individual capacity, or the Owner Trustee, as the case may be, or upon any of their assets.

     Section 5B.5. FERC Qualification. The Owner Trustee does not own, for purposes of 18 C.F.R. Section 292.204(a)(2), another
















small power production facility located within one mile of the Facility.

     Section 5B.6. No Liens. There are no Lessor Liens resulting from acts of or claims against the Owner Trustee or CTCC, in its individual capacity, affecting the title of the Owner Trustee to the Facility.

     Section 5B.7. Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Owner Trustee, threatened against the Owner Trustee (in any capacity) before any court, arbitrator or administrative or governmental body and which relates to its banking or trust powers which, individually or in the aggregate, if decided adversely to the interests of the Owner Trustee in such capacity would have a material adverse effect upon the ability of the Owner Trustee (in any capacity) to perform its obligations under the Owner Trust Agreement or the Owner Trustee Documents (in any capacity).

     Section 5B.8. Principal Corporate Trust Office. The chief place of business and chief executive office of the Owner Trustee and the office where its records concerning the accounts and contract rights relating to the transactions contemplated hereby are kept, is located at the address set forth in Section 23 of the Participation Agreement.

     Section 5B.9. Knowledge of Lease Defaults. To the knowledge of the Owner Trustee, no Lease Default, Lease Event of Default, Default or Event of Default has occurred and is continuing. The Owner Trustee is not in violation of any of the terms of this Agreement or any other Owner Trustee Document.

SECTION 6.     DEFAULTS.

     Section 6.1. Events of Default. Each of the following events or conditions shall constitute an Event of Default hereunder (whether or not any such event or condition shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental or public authority or agency):

          6.1.1.    The Borrowers shall fail to make any payment in respect of:
(a) any amount payable under Section 2.1, Section 3.2, Section 3.5 or Section
3.6 hereof, and any interest due thereon, as and when such amount and interest shall become due, which failure shall continue for a period of five Business Days; (b) interest on any Liquidity Advance or any other interest owing to you under this Agreement as the same shall become due, which failure shall continue for a period of five Business Days; (c) principal of any Liquidity Advance as the same shall become due, whether at the due date or by acceleration or otherwise,














which failure shall continue for a period of five Business Days; (d) any amount payable to the Swap Bank under the Swap Agreements, and any interest thereon, as and when such amount and interest shall become due, which failure shall continue for a period of five Business Days; or (e) fees or other amounts owing to the Agent or any Bank under this Agreement, the Swap Agreements or any other Bank Agreement (other than amounts described in clause (a), (b), (c) or (d) above) as the same shall become due, which failure shall continue for a period of five Business Days after the Agent, the Swap Bank or any Bank shall have given notice of the amount thereof to the Owner Trustee or Delano Energy, as appropriate.

          6.1.2. Delano Energy, Thermo Electron, the Owner Trustee or the Owner Participant shall fail to perform or observe any other covenant, condition or agreement herein, any covenant, condition or agreement in the Participation Agreement running to or for the benefit of any Bank or any covenant, condition or agreement contained in any other Bank Agreement and such failure shall continue unremedied for a period of 30 days after written notice thereof shall have been given to Delano Energy, Thermo Electron and the Owner Trustee by the Agent or any Bank, which written notice shall state that it is a "Notice of Default" under this Agreement.

          6.1.3. Delano Energy, the Owner Trustee or the Owner Participant shall commence a voluntary case under any chapter of the federal Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against Delano Energy, the Owner Trustee or the Owner Participant under said Code.

          6.1.4. Delano Energy, the Owner Trustee or the Owner Participant shall institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against Delano Energy, the Owner Trustee or the Owner Participant.

          6.1.5. Delano Energy, the Owner Trustee or the Owner Participant shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims or consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any of its property.

          6.1.6. A court or other governmental authority or agency having jurisdiction shall enter a decree or order (a) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of Delano Energy, the Owner Trustee or the Owner Participant, or of any part of the














property of such person or for the winding-up or liquidation of the affairs of such person, and such decree or order shall remain in force undischarged and unstayed for a period of more than 60 days, or (b) for the sequestration or attachment of any property of Delano Energy, the Owner Trustee or the Owner Participant without its unconditional return to the possession of such Person, or its unconditional release from such sequestration or attachment, within 30 days thereafter.

          6.1.7. A court having jurisdiction shall enter an order for relief in any involuntary case commenced against Delano Energy, the Owner Trustee or the Owner Participant for relief in any involuntary case commenced against Delano Energy, the Owner Trustee or the Owner Participant under the federal Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than 30 days.

          6.1.8. The Bond Trustee shall have drawn upon any of the Letters of Credit to redeem any of the Bonds in full on account of the acceleration of the stated maturity of any of the Bonds under Article VII of either of the Bond Indentures.

          6.1.9. Any representation or warranty made by Delano Energy herein or in any other Basic Document shall have been or shall be incorrect or misleading in any material respect when made, and the same shall have a material adverse effect on Delano Energy, the Facility or Delano Energy's ability to perform its obligations hereunder or under any Basic Document.

          6.1.10.  Any Lease Event of Default shall occur and be continuing.

          6.1.11. The Owner Participant shall make any transfer of all or any portion of its beneficial interest, or Delano Energy shall make any transfer of all or any portion of its interest in the Facility, other than in accordance with Section 19 of the Participation Agreement.

          6.1.12. The Facility shall at any time cease to be a Qualifying Facility.

     Section 6.2. Remedies upon Event of Default. Upon the occurrence of an Event of Default and in each and every such case,

          (a) the Agent may (and, upon the request of the Required Banks, shall) proceed to protect and enforce your and its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Bank Agreement or in any instrument or assignment delivered to the Agent pursuant to this Agreement or any other Bank Agreement, or in aid of the exercise of any power













     granted in this Agreement or any other Bank Agreement or any such instrument or assignment,

          (b) the Issuing Bank may (and, upon the request of the Required Banks, shall) give notice to the Bond Trustee of the occurrence of an Event of Default for the purpose of terminating the Letters of Credit, in which event all of the unpaid balance of the Bank Obligations then outstanding shall automatically become due and payable immediately upon the making of the Drawings under the Letters of Credit required to be made by the Bond Trustee as the result of such notice,

          (c)  if there shall have occurred an Event of Default under
     Section 6.1.8 hereof, the unpaid balance of the Bank Obligations shall automatically become due and payable, and

          (d) the Agent may (and, upon the request of the Required Banks, shall) by notice in writing to the Borrowers declare the unpaid balance of the Liquidity Advances , if any, and all other Bank Obligations then outstanding to be forthwith due and payable; provided, however, that those Bank Obligations consisting of obligations to make reimbursement payments under Section 2.1 hereof with respect to any Drawing shall not become due and payable until payment shall be made with respect to said Drawing under a Letter of Credit.

Immediately upon the occurrence of the events described in clause (b), (c) or
(d) above (but, in the case of clause (d), subject to the proviso stated therein), all of the Bank Obligations at the time outstanding, including without limitation all principal of and accrued interest on any Liquidity Advance at the time outstanding and all other reimbursement obligations, shall become due and payable in full without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, your obligations to extend credit hereunder shall terminate, the Agent may proceed to enforce payment of the Bank Obligations in such manner as it may elect and to realize upon any and all rights in the Bank Security, including without limitation to exercise any and all rights under the Lessor Security Documents and the Security Documents or any of them, and each of you may offset and apply toward the payment of the Bank Obligations any Indebtedness from such one of you to the Borrowers or to any other obligor on the Bank Obligations, including without limitation any Indebtedness represented by deposits in any general or special account maintained with such one of you. It is expressly understood that no remedy conferred under this Agreement or any other Bank Agreement is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or therein or now or hereafter existing at law or in equity or by statute.















     Section 6.3. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Agent shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction (subject to the requirements of Section 10.5, to the extent that the consent of the Required Banks or of the holders of a stated percentage of the Percentage Interests may be required), but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Agent or any Bank upon the occurrence thereof.

     Section 6.4. Waivers. The Borrowers hereby waive to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Bank Agreement), protests, notices of protest, notices of intent to accelerate and notices of dishonor in connection with any of the Bank Obligations, (b) any requirement of diligence or promptness on the part of the Agent or any of you in the enforcement of its or your rights under the provisions of this Agreement or any Bank Agreement, (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and (d) any defense of any kind (except payment) which it may now or hereafter have with respect to its liability under this Agreement or with respect to the Bank Obligations.

     Section 6.5. Course of Dealing. No course of dealing between the Borrowers and the Agent or any Bank shall operate as a waiver of any of the rights of the Agent or any Bank under this Agreement or any Bank Agreement or with respect to any of the Bank Obligations. No delay or omission on the part of the Agent or any Bank in exercising any right under this Agreement or any Bank Agreement or with respect to any of the Bank Obligations shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding unless it is in writing and signed by the Agent or such one or more of the Banks as may be required by the provisions of this Agreement. The issuance of any Letter of Credit or the making of any other extension of credit hereunder during the existence of a Default shall not constitute a waiver thereof. The giving, taking or enforcement of any other additional security, collateral or guaranty for the payment of the Bank Obligations shall not operate to prejudice, waive or affect the security under any of the Bank Agreements or any rights, powers or remedies hereunder or thereunder, nor shall the Agent or any Bank be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

     Section 6.6. Application of Proceeds. The proceeds of all sales and collections, and any other moneys (including any cash contained in the Bank Security) held or realized by the Agent as














the result of its exercise of remedies hereunder and under the other Bank Agreements following the occurrence of any Event of Default the application of which is not otherwise herein provided for shall be applied as follows:

          First, to the payment of the costs and expenses of such sale or sales and collections, and the reasonable compensation of the Agent and your counsel.

          Second, any surplus then remaining to the payment of the Bank Obligations then due and payable secured by such Bank Security in such order and manner as the Agent may in its sole discretion determine, consistent with the provisions of Section 10.2 hereof.

          Third, in the event that the maturity of the Bank Obligations shall not have been accelerated under clause (b), (c) or (d) of Section 6.2, any surplus then remaining to the performance of the Bank Obligations which remain unperformed pursuant to clause First or Second of this Section 6.6, consistent with the provisions of the Lessor Security Documents and the Security Documents.

          Fourth, any surplus then remaining shall be deposited in the account of the Borrowers, subject, however, to the rights of the holders of any then existing Liens on the Owner Trust Estate and/or the Facility of which the Agent has actual notice.

     Section 6.7.   [RESERVED]

     Section 6.8. Defaults Under Bond Documents. Upon three days' prior notice to the Borrowers, except in an emergency in which case notice shall be promptly given after cure, the Agent may cure any Event of Default under either Bond Indenture specified by the Bond Trustee; provided, however, that nothing contained herein shall obligate the Agent to cure such an Event of Default.

SECTION 7.     DEFINITIONS.   For purposes of this Agreement:

     Section 7.1. Cross References. Capitalized terms used in this Agreement without specific definition herein shall have the meanings assigned or referred to in the Glossary attached as Appendix A to the Participation Agreement.

     Section 7.2. Bank Agreement. The term "Bank Agreement" shall include this Agreement, the Participation Agreement, each Lessor Security Document, each Security Document, the Swap Agreements, each Joinder Agreement, the TE Support Agreements, each Bond Document to which the Agent or any Bank is a party and any other present or future agreement from time to time entered into between Delano Energy, the Owner Trustee, the Owner














Participant, Thermo Systems or Thermo Electron and the Agent in its capacity as Agent under this Agreement for all of the Banks or between Delano Energy, the Owner Trustee, the Owner Participant, Thermo Systems or Thermo Electron and the Agent or any Bank so long as such agreement either relates to any of the above or is stated to be a Bank Agreement, each as from time to time amended or modified, and all statements, reports or certificates delivered by Delano Energy, the Owner Trustee, the Owner Participant, Thermo Systems or Thermo Electron to the Agent or any of the Banks in connection herewith or therewith.

     Section 7.3. Bank Obligations. The term "Bank Obligations" shall mean all present and future obligations and Indebtedness of the Borrowers owing to any of the Banks under this Agreement, the Swap Agreements or any other Bank Agreement, as from time to time amended or modified, including without limitation (i) the obligation to pay the Liquidity Advances, (ii) any matured or contingent obligations of the Borrowers in respect of the Letters of Credit, including without limitation any obligation of the Borrowers under this Agreement or any other Bank Agreement to reimburse any of you for payments made under the Letters of Credit, (iii) any obligations owing to the Swap Bank under the Swap Agreements, and (iv) the obligations to pay interest, agency fees, commitment fees, Letter of Credit Fees, the fees described in Section 3.2 hereof and other amounts and charges from time to time owed hereunder or under any Bank Agreement or drafts presented under the Letters of Credit.

     Section 7.4. Bank Security. The term "Bank Security" shall mean all assets now or from time to time hereafter encumbered or subjected to a security interest or charge (or intended or required so to be) pursuant to this Agreement or any other Bank Agreement to secure the payment or performance of any of the Bank Obligations, including without limitation the assets described or referred to in the Lessor Security Documents and the Security Documents.

     Section 7.5. Co-Agents. The term "Co-Agents" shall mean ABN AMRO, FNBB, Societe Generale, Bank of Montreal and Barclays Bank PLC.

     Section 7.6. Default. The term "Default" shall mean an Event of Default as defined in Section 6.1 hereof or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

     Section 7.7. Delano Energy Assignment of Leases. The term "Delano Energy Assignment of Leases" shall mean that certain Assignment of Leases and Rents dated as of December 31, 1993 from Delano Energy to the Agent for the benefit of the Banks.

     Section 7.8. Delano Energy Deed of Trust. The term "Delano Energy Deed of Trust" shall mean that certain Deed of















Trust dated as of December 31, 1993 from Delano Energy to the Agent for the benefit of the Banks.

     Section 7.9. Delano Energy Security Agreement. The term "Delano Energy Security Agreement" shall mean that certain Security Agreement dated as of December 31, 1993 from Delano Energy to the Agent for the benefit of the Banks.

     Section 7.10. Delano Energy Stock Pledge Agreement. The term "Delano Energy Stock Pledge Agreement" shall mean that certain Pledge Agreement dated as of December 31, 1993 from Thermo Systems to the Agent for the benefit of the Banks.

     Section 7.11. Facility. The term "Facility" shall mean the depreciable assets comprising a biomass-fired power plant in Delano, California conforming generally to the description contained in Exhibit 7.11 hereto.

     Section 7.12.  Lead Manager.  The term "Lead Manager" shall mean BayBank.

     Section 7.13. Phase I Land. The term "Phase I Land" shall mean the real property described in Exhibit 7.13 hereto.

     Section 7.14. Phase II Land. The term "Phase II Land" shall mean the real property described in Exhibit 7.14 hereto.

     Section 7.15. Security Documents. The term "Security Documents" shall mean, collectively, the Delano Energy Deed of Trust, the Delano Energy Assignment of Leases, the Delano Energy Stock Pledge Agreement and the Delano Energy Security Agreement.

SECTION 8.     EXPENSES; INDEMNITY; LIABILITY.

     Section 8.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers will bear (a) all expenses (including the fees and disbursements of your special counsel, Chapman and Cutler, and such other counsel with whom the Agent may consult and the costs and expenses of printing this Agreement) in connection with the preparation and duplication of this Agreement and each other Bank Agreement, the transactions contemplated hereby and thereby and any amendment or modification hereof and thereof and operations hereunder and thereunder, (b) all taxes, including recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement or any other Bank Agreement or the incurrence of the Bank Obligations or the taking of the Bank Security, (c) all expenses incurred by the Agent, any Bank or any other holder of any Bank Obligation in connection with the enforcement of any rights hereunder or under any Bank Agreement, including without limitation costs of collection and reasonable attorneys' fees and out-of-pocket expenses and (d) all reasonable costs, fees and expenses (including counsel fees) of the Banks












and the Revenue Trustee in connection with (i) any supplements, amendments or modifications to, or waivers of, or consents or other documents relating to the Overall Transaction, provided, that so long as no Default shall have occurred and be continuing or shall have given rise to the supplement, amendment, modification, waiver, consent or other document in question, and provided, further, that such supplement, amendment, modification, waiver or consent is not necessary or appropriate to secure for the requesting or initiating Person or Persons the benefits to be enjoyed by such Person or Persons in the Overall Transaction, Delano Energy shall only be required to pay such costs, fees and expenses relating to supplements, amendments, modifications, waivers, or consents requested or initiated by Delano Energy. The obligations of Delano Energy under this Section 8.1 shall survive payment and performance in full of the Bank Obligations and termination of this Agreement.

     Section 8.2. Indemnity with Respect to Letters of Credit. To the extent not prohibited by applicable law, the Borrowers hereby indemnify and hold the Agent and each of the Banks harmless from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses (including all reasonable and necessary counsel fees and expenses) which any of them may incur or which may be claimed against any of them by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, the Letters of Credit or the issuance, sale and delivery of the Bonds; provided, however, that the Borrowers shall not be required to indemnify the Agent or any Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of the Agent or such Bank in connection with its obligations hereunder.

     Section 8.3.   Liability of Issuing Bank.

          (a) The Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400 (the "Uniform Customs and Practice"), shall be binding on the parties except to the extent otherwise from time to time agreed by them in writing. As between the Borrowers and the Issuing Bank, the Borrowers assume all risks of the acts or omissions of the Bond Trustee and any transferee of any Letter of Credit with respect to the use of the Letters of Credit. In furtherance of, and not in limitation of, the rights and powers of the Issuing Bank under the Uniform Customs and Practice, but subject to all the other provisions of this Section 8.3, neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for, and the Borrowers assume all responsibility for: (i) the use which may be made of the Letters of Credit and any acts or omissions of the Bond Trustee or any transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any















endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents that do not comply with the terms of the Letters of Credit, including without limitation failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; (iv) the failure of any instrument to bear any reference or adequate reference to the relevant Letter of Credit or the failure of any person to surrender the Letters of Credit or to forward documents in the manner required by the Letters of Credit or otherwise to comply with the terms and conditions of the Letters of Credit; (v) the good faith or acts of any Person other than the Issuing Bank and its agents and employees; (vi) the existence, form, sufficiency or breach of or default under the Bond Indenture, any Bond, the Power Purchase Agreement, any other Basic Document, any Bank Agreement or any other agreement or instrument of any nature whatsoever; (vii) any delay in giving or failure to give any notice, demand or protest; (viii) any error, omission, delay in or nondelivery or any notice or other communication, however sent; or (ix) any other circumstances whatsoever in making or failing to making payment under the Letters of Credit; provided, however, that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by either of the Borrowers which such Borrower proves were caused by (x) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letters of Credit comply with the terms of the Letters of Credit or (y) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the Bond Trustee (or a successor trustee to whom the applicable Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) The determination whether the required documents are presented prior to the expiration of the Letters of Credit and whether such other documents are in proper and sufficient form for compliance with the Letters of Credit shall be made by the Issuing Bank in its sole discretion, which determination shall be conclusive and binding upon the Borrowers. The Issuing Bank may honor, as complying with the terms of the applicable Letter of Credit and this Agreement, any documents otherwise in order signed or issued by a successor trustee under the Bond Indenture. Any action, inaction or omission on the part of the Issuing Bank under or in connection with the Letters of Credit or related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Issuing Bank may deem to be applicable, shall be














binding upon the Borrowers, shall not place the Issuing Bank under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the rights or powers of the Issuing Bank hereunder or the Borrowers' obligation hereunder to make reimbursement.

          (c) If either Borrower requests or consents in writing to any modification or extension of any of the Letters of Credit or waives failure of any draft, certificate or other document to comply with the terms of any of the Letters of Credit, the Issuing Bank shall be deemed to have relied and be entitled to rely on such request, consent or waiver with respect to any action taken or omitted by the Issuing Bank pursuant thereto, and such modification, extension or waiver shall be binding upon the Borrowers.

     Section 8.4. Indemnity with Respect to Bank Security. The Borrowers will indemnify and save and hold the Agent and each Bank harmless from and against any and all claims, damages, loss, liability or judgments which may be incurred or sustained by the Agent or any Bank or asserted against the Agent or any Bank, directly or indirectly, in connection with the existence of or the exercise of any of the security rights with respect to the Bank Security, including without limitation any claim relating thereto asserted against the Agent or any Bank by any holder (other than the Agent or a Bank) of a security interest in any property included in the Bank Security; provided, however, that the foregoing shall not extend to actions not taken in good faith by the Agent or such Bank, any action or failure to act in accordance with an opinion of counsel to the Agent or such Bank being conclusively deemed to be in good faith, and shall not waive the obligations of the Agent to exercise remedies under the Lessor Security Documents in a commercially reasonable manner. The Agent shall have no duty as to the collection or protection of the Bank Security or any part thereof or any income thereon, or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Bank Security actually in its possession.

     Section 8.5.   Survival of Covenants.  The covenants contained in
Sections 8.1, 8.2, 8.3 and 8.4 shall survive the termination of this Agreement.

SECTION 9.     NOTICES.

     Any notice or other communication in connection with this Agreement shall be delivered as provided in Section 23 of the Participation Agreement.

SECTION 10.    OPERATIONS.

     The extension of credits and the operations under this Agreement shall be governed by the following provisions:















     Section 10.1. Interests in Credits. The percentage interest of each of you in the credits extended under this Agreement shall be as follows:

                              Percentage
     Name                      Interest                  Amount
     ----                    -----------              -----------
     ABN AMRO                25.0000002%              $30,552,329

     FNBB                    25.0000002%              $30,552,329

     Societe Generale        15.6250004%              $19,095,206

     Bank of Montreal        13.2812495%              $16,230,924

     Barclays Bank PLC       13.2812495%              $16,230,924

     BayBank                  7.8125002%                $9,547,603

                                 100%                 $122,209,315

adjusted as you may agree from time to time pursuant to any Joinder Agreement or otherwise among yourselves (the "Percentage Interests"). References in any Bank Agreement to your respective Percentage Interests are to such interests as from time to time in effect.

     Section 10.2. Payments. All payments and prepayments of principal and interest in respect of the Liquidity Advances and, except as otherwise specified in this Agreement, all other amounts owing hereunder shall, as a matter of convenience, be made to the Agent in immediately available funds at its principal banking office in Boston, Massachusetts and the shares thereof of the others of you shall be credited to you by the Agent and the applicable interest and other amounts shall be paid in proportion to your Percentage Interests, except that amounts paid in respect of the Bank Obligations described in Sections 2.3, 2.4, 3.1.3, 3.2, 3.4, 3.6 and 8 hereof shall be paid to such of you as are owed such amounts irrespective of your Percentage Interests and except as you may otherwise agree in writing. All proceeds of sales and collections and moneys applied to the payment of the Bank Obligations under
Section 6.6 shall be paid to the Banks in proportion to the Percentage Interests, except that in the event there is owing to any of the Banks an amount of Bank Obligations (including without limitation Bank Obligations owing under Section 2.3, 2.4, 2.5, 3.1.3, 3.2, 3.4 or 8 hereof or under the Swap Agreements) that is not evidenced by the obligation to reimburse Drawings under the Letters of Credit, then for the purposes of this sentence the Percentage Interests shall be adjusted to reflect the actual percentage interest of each of the Banks in the aggregate amount of the Bank Obligations then outstanding.














          Each of you other than the Issuing Bank shall participate with the Issuing Bank in each Letter of Credit to the extent of your respective Percentage Interests. In the event of a Drawing under any Letter of Credit that is not reimbursed in full in cash on or before 1:00 p.m., Boston time, on the date of such Drawing, each of you (other than the Issuing Bank) hereby authorizes and requests the Agent to advance to the Issuing Bank, pursuant to the terms hereof, its respective Percentage Interest in the Drawing; and each of you agrees forthwith to reimburse the Agent in immediately available funds at its principal banking office in Boston, Massachusetts for the amount of such Percentage Interest. The Agent may, in its sole discretion, apply any payment to which any of you is otherwise entitled pursuant to this Agreement to the payment of any obligations of such one of you to the Agent then due and payable under this Agreement. Any reimbursement amount not paid by any of you on the date the same is advanced by the Issuing Bank shall bear interest from such date until payment shall be made in full at a rate per annum equal to the Federal Funds Rate. Upon its subsequent receipt of any payment on account of such a Drawing from the Borrowers or any guarantor, the Agent as promptly as possible shall remit to each other of you its respective Percentage Interest in such payment. Each of you acknowledges and agrees that your obligation hereunder to pay the Agent any participation amount shall be absolute, irrevocable and unconditional and shall not be affected by any event or circumstance, whether occurring before or after the issuance of any Letter of Credit or the payment of a Drawing thereunder, including without limitation (a) the existence of any Default, (b) any change in the financial condition of Delano Energy, the Owner Trustee, the Owner Participant, Thermo Electron, Thermo Systems, any guarantor or any other Person or (c) any act or omission to act by the Agent, the Issuing Bank, Delano Energy, the Owner Participant, the Owner Trustee, Thermo Electron, Thermo Systems or any other Person.

     Section 10.3. Agent's Authority to Act. Each of you hereby appoints and authorizes the Agent to take such action as agent on your behalf (including on behalf of ABN AMRO in its capacity as Swap Bank), in part as successor Agent to FNBB (under the Phase I Reimbursement Agreement, and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. In holding any Bank Security and in acting hereunder and under any other Bank Agreement, the Agent is acting for its own account to the extent of its Percentage Interest and for the accounts of the other Banks to the extent of their interests in the Bank Obligations, and all action in connection with the enforcement or exercise of any remedies (other than your rights of set-off as provided in Section 6.2 hereof and the right of the Swap Bank to suspend or terminate its obligations under Section 6(a) of the Swap Agreements) in respect of the Bank Obligations, the Bank Security and the Bank Agreements, shall be taken by the
















Agent; provided, that following the occurrence of an Event of Default, the Agent shall exercise such remedies as instructed by such of you as hold at least 51% of the Percentage Interests calculated as provided in the last sentence of the first paragraph of Section 10.2 hereof. Before taking any action as Agent hereunder, the Agent may request appropriate indemnity satisfactory to it from each other Bank and may, but shall not be obligated to, refuse to take any such action until it has received such indemnity from each other Bank. The Agent may rely on writings sent to it by telecopier in taking action under this Agreement.

     Section 10.4. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each other Bank and to Delano Energy, the Owner Trustee and the Owner Participant, and upon the appointment by the Required Banks of a successor Agent satisfactory to the Borrowers. The Agent shall resign if, at any time, (i) as a result of a transfer of a portion of its Participation Interest, its remaining Participation Interest is lower than any other LC Banks' Participation Interest (provided, however, that the Agent shall not be under such obligation to resign if the reason that its Participation Interest has become lower than any other LC Bank's Participation Interest is because such LC Bank has acquired an additional Participation Interest from another existing LC Bank) and (ii) the Majority Banks have requested in writing that the Agent so resign. If no successor Agent shall have been appointed as provided above and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Borrowers, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profits of at least $100,000,000. Any successor Agent appointed hereunder may be removed upon the written request of the Required Banks, which request shall also appoint a successor Agent satisfactory to the Borrowers. No resignation or removal of the Agent or any successor Agent shall be effective until a new Agent shall have been appointed in the manner provided in this
Section 10.4 and shall have accepted, in writing, such appointment. Upon the appointment of a new Agent hereunder and the acceptance of such appointment by the new Agent, the term "Agent" for all purposes of this Agreement and the other Bank Agreements thereafter shall mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. On the date of the resignation or removal of the Agent or any successor Agent under this Section 10.4, such Agent shall be paid its Agent's fees under Section 3.2

















hereof accrued to the effective date of such resignation or removal.

     Section 10.5. Amendments, Consents, Waivers, etc. Except as hereinafter set forth, the Agent with, but only with, the written consent of the Required Banks may take or refrain from taking any action under this Agreement or any other Bank Agreement (other than the Swap Agreements), including without limitation giving written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Bank Agreement or any Default or Event of Default hereunder or thereunder, and may dispose of, compromise or otherwise deal with all or any part of the Bank Security as it may deem proper, all of which actions shall be binding upon all of you; provided, however, that without the written consent of such of you as own 100% of the Percentage Interests:

          (a) no reduction in the interest rate on, or the Letter of Credit Fees relating to, the Bank Obligations shall be made;

          (b) no extension or postponement of the stated time of payment of or reduction of any amount constituting Bank Obligations (including without limitation the reimbursement obligations provided for in Sections 2.1 and
     2.2 hereof) shall be made (except in the case of Bank Obligations owing to only one of you under Section 2.3, 2.4, 3.4 or 8 or the Swap Agreements, in which event only the consent of such one of you shall be required);

          (c) no extension or postponement of the time for redemptions of the Bonds and prepayments of the Liquidity Advances set forth in Section 5.6 hereof shall be made;

          (d) no increase in the amount, or extension of the term, of your commitment beyond that provided for under Sections 2 and 10.1 hereof shall be made;

          (e) no alteration of your rights of set-off contained in Section 6.2 hereof shall be made;

          (f) no item of Bank Security (including the proceeds thereof) shall be released except in accordance with the express terms of the applicable Bank Agreement;

          (g) no consent of the Agent provided for under Sections 5.3 or 5.16.1 hereof shall be given; and

          (h) neither (i) this Section 10.5 nor (ii) the definition of "Required Banks" contained in Section 10.12 hereof nor (iii) any provision of this Agreement relating to the amount of Percentage Interests the holders of which are













     required in order to take or refrain from taking any action under this Agreement or any other Bank Agreement shall be modified or amended.

     Upon receipt of any written notice of a Default from Delano Energy, the Owner Trustee or the Owner Participant, any written request of the Borrowers for consent to any modification to or amendment of or waiver of compliance with any covenant or condition in this Agreement or any other Bank Agreement or any Default or Event of Default hereunder or thereunder or any written request of the Borrowers for release of all or any part of the Bank Security, the Agent promptly shall give written notice thereof to each of you. Contemporaneously with the giving of any written notice from the Agent to the Borrowers asserting that a Default exists, the Agent shall deliver a copy thereof to each of you.

     In addition to the foregoing, no amendment to Sections 14.1, 14.2 or 14.3 hereof shall be effective without the consent of the Issuing Bank.

     Section 10.6. Payments, etc. The Borrowers shall be fully protected in making all payments to the Agent and in dealing with the Agent hereunder as provided in this Agreement.

     Section 10.7. Concerning the Agent. The following provisions shall apply to the Agent and the conduct of the Agent's duties hereunder:

          10.7.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of you, to any future holder of any interest in the Bank Obligations or to the Borrowers for any action or failure to act taken or suffered in good faith and without gross negligence or for any action or failure to act taken or suffered in good faith in accordance with an opinion of its counsel. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Percentage Interests as provided in this Agreement.

          10.7.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Bank Agreement together with all other powers as may be incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Bank Agreement except for any action which this Agreement or any other Bank Agreement specifically provides shall be taken by the Agent. Before taking any action under this Agreement or any other Bank Agreement, the Agent may request an appropriate specific indemnity satisfactory to it from each of you in addition to the general indemnity provided for in Section 10.9, and until the
















Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Bank Agreement. The Agent agrees that it shall, upon the request of any Bank, (i) request any documents or other information from the Borrowers which it is permitted to request hereunder or under any other Basic Document and (ii) provide to such Bank copies of any specific written materials which the Agent has received from the Borrowers.

          10.7.3. Validity, etc. The Agent shall not be responsible to any of you or any future holder of any interest in the Bank Obligations (i) for the legality, validity, enforceability or effectiveness of this Agreement or any other Bank Agreement, (ii) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Bank Agreement, (iii) for the existence or value of any assets included in the Bank Security or (iv) for the specification or failure to specify any particular assets to be included in the Bank Security.

          10.7.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Bank Agreement; and in connection with any extension of credit under this Agreement or any other Bank Agreement, the Agent shall be fully protected in relying on a certificate of either Borrower as to the fulfillment by such Borrower of any conditions to such extension of credit.

          10.7.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Bank Agreement by or through employees, agents and attorneys-in-fact and shall not be answerable to any of you or the Borrowers (except as to money or securities received by the Agent or the Agent's authorized agents) for the default or misconduct of any such employees, agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

          10.7.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telex or teletype message or writing believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person or Persons and, with respect to legal matters, upon the opinion of counsel selected by the Agent.

          10.7.7. Agent's Reimbursement. Each of you severally agrees to reimburse the Agent in the amount of your Percentage Interest thereof for any expenses not reimbursed by the Borrowers















(without limiting its obligation to make such reimbursement): (i) for which the Agent is entitled to reimbursement by the Borrowers under this Agreement or any other Bank Agreement (or which this Agreement or any other Bank Agreement provides is to be paid by, or is to be to the account of, the Banks, including, without limitation, reimbursement for the Independent Engineers' expenses which the Borrowers are not, by the terms hereof, liable for), and (ii) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on your behalf in connection with the enforcement of your rights under this Agreement or any other Bank Agreement. The covenants contained in this
Section 10.7.7 shall survive the termination of the other provisions of this Agreement.

          10.7.8. Rights as Credit Provider. With respect to any credit extended by it hereunder, ABN AMRO shall have the same rights and powers hereunder as any other of you and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, ABN AMRO shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of ABN AMRO shall be included in any computations hereunder of Percentage Interests. ABN AMRO and its affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with Delano Energy, the Owner Trustee, the Owner Participant, Thermo Electron, Thermo Systems and any Person who may do business with or own an equity interest in any of them, all as if ABN AMRO were not the Agent and without any duty to account therefor to the others of you.

     Section 10.8. Independent Credit Decision. Each of you acknowledges that you have independently and without reliance upon the Agent, based on such information with respect to Delano Energy, the Owner Trustee, the Owner Participant, Thermo Electron, Thermo Systems and the Facility as you have deemed appropriate, made your own credit analysis and decision to enter into this Agreement and extend the credits provided for hereunder. Each of you represents to the Agent that you will continue to make your own independent credit and other decisions in taking or not taking action under this Agreement or any other Bank Agreement. Each of you expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such one of you, and no act by the Agent taken under this Agreement or any other Bank Agreement, including without limitation any review of the affairs of Delano Energy, the Owner Trustee, the Owner Participant, Thermo Electron or Thermo Systems, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each of you by the Agent under this Agreement or any other Bank Agreement, the Agent shall not have any duty or responsibility to provide any of















you with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of Delano Energy, the Owner Trustee, the Owner Participant, Thermo Electron or Thermo Systems which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 10.9. Indemnification. The holders of the Bank Obligations hereby agree to indemnify the Agent (to the extent not reimbursed by or on behalf of the Borrowers and without limiting its obligation to do so), ratably according to their Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments and suits, and any and all reasonable costs, expenses or disbursements, of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent relating to or arising out of this Agreement, any other Bank Agreement, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which were not taken in good faith or which were taken with gross negligence by the Agent. The covenants contained in this Section 10.9 shall survive the termination of the other provisions of this Agreement.

     Section 10.10.  Amendments to Section 10.  Any of the provisions of this
Section 10 (other than those of Sections 10.5 and 10.6 and this Section 10.10) may be amended or waived in a manner which does not affect the rights or obligations of the Borrowers hereunder by the agreement of such of you as hold 100% of the Percentage Interests without prior notice to the Borrowers; provided, however, that prompt notice of any such amendment shall be given to the Borrowers. Sections 10.5 and 10.6 and this Section 10.10 may be amended only with the consent of all of you and the Borrowers.

     Section 10.11. Actions Under Bond Documents. The Issuing Bank shall exercise the rights and remedies accorded to it as "Credit Bank" under the Bond Indentures and the CPC Loan Agreements upon the instructions of the Required Banks (which may include the Issuing Bank). Before taking action hereunder, the Issuing Bank may request appropriate indemnity satisfactory to it from the other Banks, ratably according to their respective Percentage Interests, and may, but shall not be obligated to, refuse to take any such action until it has received such indemnity from each other Bank.

          Section 10.12. Required Banks. For purposes of this Agreement the term "Required Banks" shall mean such of you as shall hold in the aggregate not less than 66 2/3% of the Percentage Interests.

















SECTION 11.    SHARING OF PAYMENTS, ETC.

     If any of you shall obtain, at a time when an Event of Default has occurred and is continuing, any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Bank Obligations in excess of the Percentage Interest of such one of you (calculated as provided in the last sentence of the first paragraph of Section 10.2 hereof) in all payments on account of the Bank Obligations that have been made since the occurrence of such Event of Default, then such one of you shall purchase from the rest of you such participation in the Bank Obligations held by each other of you as shall be necessary to cause such purchaser to share the excess payment ratably with each other of you; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchases, then such purchases shall be rescinded and the purchase prices restored to the extent of such recovery, but without interest. The Borrowers agree that any one of you so purchasing a participation from another of you pursuant to this Section 11 may exercise all rights of payment (including the right of set-off) with respect to such participation as fully as if such one of you were the direct creditor of the Borrowers in the amount of such participation.

SECTION 12.    SURVIVAL OF COVENANTS.

     All covenants, agreements, representations and warranties made herein or in any other Bank Agreement and in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you hereof and thereof.

SECTION 13.    DISCHARGE.

     If the Borrowers shall pay in full the Bank Obligations or cause them to be paid in full, or if the Bank Obligations shall otherwise have been paid in full and if at the time each of the Letters of Credit shall have been terminated in accordance with their respective terms and none of the Banks is any longer under any obligation under any Letter of Credit, this Agreement, the Swap Agreements or any other Bank Agreement (or such obligation has been duly waived in writing), then this Agreement and the rights hereby granted shall cease, terminate and be void (except as set forth in Sections 2.4, 3.1.3, 3.4, 8.5, 10.7.7 and 10.9 hereof), and at the request of the Borrowers, and at their expense, you and the Agent shall release and discharge your rights hereunder and release and discharge all of the Bank Security without recourse against you or the Agent and to that end shall execute and deliver to the Borrowers at their own expense such releases, reassignments and other documents (or cause the same to be done) as the Borrowers shall reasonably















request (including, without limitation, the written notice described in Section 12.1(i) of the Revenue Trust Agreement), and you and the Agent shall pay over to the Borrowers any money and deliver to them any other property then held by you as Bank Security (or cause the same to be done). It is expressly understood and agreed that termination of the Letters of Credit and payment of the Bank Obligations other than those owing under the Swap Agreements (whether or not in connection with the provision of an Alternative Credit Facility) will not terminate the rights of the Agent or the Swap Bank with respect to the Bank Security under the Bank Agreements and will not terminate this Agreement.

SECTION 14.    SUCCESSORS AND ASSIGNS; BANK PARTICIPANTS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Bank Obligation, except that (i) the Borrowers may not assign their rights or obligations under this Agreement and
(ii) none of you shall be entitled to assign your Percentage Interests in this Agreement or the credits extended hereunder except as set forth below in this
Section 14.

     Section 14.1. Bank Participations. Each of you may at any time sell, assign, transfer, grant participations in or otherwise dispose of your Percentage Interest in the credits made hereunder and your right, title and interest therein and thereto (each such sale, assignment, transfer, grant or other disposition being referred to herein as a "Bank Participation") to any banks or other financial institutions (the "Bank Participants") so long as
(i) such one of you shall remain liable to perform all of your obligations under this Agreement, (ii) any transfer of rights by any of you to a Bank Participant with respect to any credit hereunder shall state that such rights shall exist solely as a result of the agreement between such Bank Participant and such one of you, (iii) the documents evidencing such Bank Participation shall provide that the Bank Participant will not grant further participations, (iv) except as provided in Section 14.2, the documents evidencing such Bank Participation shall not confer on any Person (other than the parties hereto) (a) any right to vote on, approve or sign amendments or waivers, (b) any other independent benefit or
(c) any legal or equitable right, remedy or other claim under this Agreement or the Bank Agreements, (v) none of you shall participate more than 45% of your interest in the Bank Obligations and (vi) no Bank Participation shall be for less than $5,000,000 of the Bank Obligations and commitments hereunder.
Promptly after granting any Bank Participation, such one of you shall inform Delano Energy, the Owner Trustee, the Owner Participant and the Agent of the identity of the Bank Participant. The Agent and the Borrowers may for all purposes of this Agreement and the other Bank Agreements, including for purposes of any payment or















indemnification due hereunder or thereunder, treat each of you as the holder of your respective Percentage Interest in the credits extended hereunder, notwithstanding any Bank Participation. Nothing in this Section 14 shall restrict any of you (1) from granting participations in all or any portion of your Percentage Interest in the credits extended hereunder to any corporate affiliate of such one of you or (2) from assigning all or any part of the credits extended hereunder or any other Bank Agreement (x) to any corporate affiliate of such one of you which assumes all your obligations with respect hereto and thereto, or (y) to any other of you in accordance with Section 10.

     Section 14.2.  Certain Rights of Bank Participants.  Notwithstanding
Section 14.1 above, the documents evidencing any Bank Participation may provide that such one of you party thereto will not consent to (i) the reduction in or forgiveness of the stated principal of or rate of interest on or fee with respect to any credit extended hereunder, or (ii) the extension or postponement of any stated date for payment of principal, interest or fee or of any letter of credit termination date fixed with respect to any credit extended hereunder for more than 90 days, except in each case with the consent of the Bank Participant party to such Bank Participation.

     Section 14.3. Transfer of Percentage Interests. (a)(i) With the prior written consent of the Agent (which shall not be unreasonably withheld), any LC Bank may transfer all or any portion (provided; that in the case of a partial transfer, the transfering Bank retains at least $5,000,000 of Bank Obligations) of its respective Percentage Interest in the credits extended hereunder and all or such portion of its obligations hereunder to any other LC Bank or (ii) with the prior written consent of the Agent (which shall not be unreasonably withheld), any LC Bank may transfer all or a portion consisting of at least $5,000,000 of Bank Obligations (provided; that in the case of a partial transfer, the transfering Bank retains at least $5,000,000 of Bank Obligations) of its respective Percentage Interest in the credits extended hereunder and all or such portion of its obligations hereunder to any bank or (iii) with the prior written consent of the Agent and each LC Bank (which shall not be unreasonably withheld, except as set forth in the proviso to the following sentence), any LC Bank may transfer all or a portion of its respective Percentage Interest in a manner other than those described in the preceding clauses (i) and (ii). In each case involving an assignment to a bank not presently an LC Bank, such assignee bank shall execute an agreement in the form of Exhibit 14.3 hereto (a "Joinder Agreement") adding such bank as a party to this Agreement and adjusting the Percentage Interests accordingly; provided, however, that the Issuing Bank must approve all such assignees, and may withhold its consent in its sole discretion if the proposed assignee does not meet the minimum requirements for assignees as set forth in the Issuing Bank's internal policies as may then be in effect. No such















transfer to a bank not already a party to this Agreement shall take effect unless and until a Joinder Agreement has been executed and delivered by the Borrowers, the Agent, the Issuing Bank, each LC Bank and such bank (provided, however, that the failure of any LC Bank to execute such Joinder Agreement shall not affect the validity of such Joinder Agreement if such LC Bank's consent was not required for the respective transfer); and the Borrowers agree to execute and deliver such Joinder Agreement when and as so requested by the Agent; provided that such Joinder Agreement does not adversely affect the duties of the Borrowers hereunder. In the event of a transfer from one LC Bank to another LC Bank, the parties shall execute appropriate amendments of Section 10.1 hereof. In the event that the transferor is not an Issuing Bank and is transferring all of its right and obligations hereunder pursuant to such Joinder Agreement, the parties shall execute and deliver an appropriate release and discharge of the transferor's rights and obligations hereunder.

          (b) In the event that any Bank's commercial paper or certificate of deposit rating is at any time (i) lower than "A-1" by Standard & Poor's Corporation and (ii) lower than "P-1 " by Moody's Investors Service, then in such case the Issuing Bank shall have the right, but not the obligation, to cause such Bank to transfer all of its Percentage Interest to a bank selected by the Agent in the manner set forth in the preceding clause (a). Such new bank may be an LC Bank (including the Agent).

SECTION 15.    WAIVER OF JURY TRIAL.

     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWERS HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER BANK AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY BANK OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE AGENT, ANY OF THE BANKS, OR THE BORROWERS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWERS ACKNOWLEDGE THAT THEY HAVE BEEN INFORMED BY THE AGENT AND THE BANKS THAT THE PROVISIONS OF THIS SECTION 15 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THEY HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT OR ANY OTHER BANK AGREEMENT. The Agent, any Bank or the Borrowers may file an original counterpart or a copy of this Section 15 with any court as written evidence of the consent of the Borrowers, the Agent and any Bank to the waiver of its rights to trial by jury.


















SECTION 16.    PAYMENTS FROM OWNER TRUST ESTATE ONLY.

     All payments to be made by the Owner Trustee with respect to the Bank Obligations and with respect to any indemnity pursuant to Section 8 herein shall be made only from the Owner Trust Estate. The Agent and each of you agree that the Owner Trustee shall not be personally liable for any of the Bank Obligations. Delano Energy hereby confirms to each Bank that no limitation on the liability of, or recourse to, the Owner Trustee shall in any way limit or restrict the joint and several liability of Delano Energy for the repayment in full of the Bank Obligations. Anything in this Agreement or any other Bank Agreement to the contrary notwithstanding, each and all of the representations, undertakings and agreements herein or therein made on the part of the Owner Trustee are made and intended not as personal representations, undertakings and agreements by or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Owner Trust Estate; this Agreement and the other Bank Agreements to which the Owner Trustee is a party are executed and delivered by CTCC solely in the exercise of the powers expressly conferred upon it as trustee under the Owner Trust Agreement and not in its individual capacity; and, except as expressly provided in the Participation Agreement, no personal liability or responsibility is assumed hereunder or thereunder by or shall at any time be enforceable against CTCC in its individual capacity on account of any representation, undertaking or agreement hereunder or thereunder of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the Agent, by each Bank and by all Persons claiming by, through or under the Agent or any Bank; provided, however, that the Agent, each Bank and any Person claiming by, through or under any of you, making claim under this Agreement or under any other Bank Agreement may look to the Owner Trust Estate for satisfaction of same. The Owner Trustee may seek instructions from the Owner Participant in exercising its rights or performing its duties hereunder. The foregoing limitation on recourse against the Owner Trustee shall not in any way be deemed to limit, restrict or diminish the liability of Delano Energy hereunder to the Agent and/or the Banks.

SECTION 17.    [RESERVED]

SECTION 18.    MISCELLANEOUS.

     The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. References to Sections are to the corresponding provisions of this Agreement unless otherwise expressly stated. This Agreement may be executed in any number of counterparts which together shall constitute one














instrument and shall be governed by and construed in accordance with the laws (other than the conflicts of laws rules) of The Commonwealth of Massachusetts. All obligations of the Borrowers hereunder shall be joint and several.

SECTION 19.    DISCLAIMER OF WARRANTIES.

     NO BANK MAKES, NOR SHALL ANY SUCH BANK BE DEEMED TO HAVE MADE (I) ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN, OR AS TO THE SUITABILITY FOR ANY PURPOSE OF, THE FACILITY OR ANY PART THEREOF OR AS TO THE ABILITY OF THE FACILITY TO PERFORM ANY FUNCTION, OR (II) ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE FACILITY OR ANY PART FOR ANY PARTICULAR PURPOSE OR AS TO THE TITLE OR ANY INTEREST IN THE FACILITY OR ANY PART OR AS TO ANY OTHER MATTER RELATING TO THE FACILITY, IT BEING AGREED THAT ALL SUCH RISKS AS BETWEEN DELANO ENERGY AND EACH BANK ARE TO BE BORNE BY DELANO ENERGY, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF ANY BANK ARE HEREBY WAIVED BY DELANO ENERGY. DELANO ENERGY CONFIRMS THAT IT HAS SELECTED THE FACILITY AND EACH PART ON THE BASIS OF ITS OWN JUDGMENT, ACKNOWLEDGES THAT THE FACILITY AND EACH PART THEREOF IS OF A DESIGN, CAPACITY AND MANUFACTURE SELECTED BY DELANO ENERGY AND DETERMINED BY DELANO ENERGY TO BE SUITABLE FOR ITS PURPOSES, EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY ANY BANK, AND ACKNOWLEDGES THAT NO BANK IS A MANUFACTURER OR VENDOR OF THE FACILITY OR OF ANY PART OR AN AGENT OF ANY MANUFACTURER OR VENDOR OF THE FACILITY OR OF ANY PART.

SECTION 20.    BANK SUBSTITUTION.

     Prior to the Document Delivery Date, The Bank of Tokyo Trust Company was a "Bank" under the Reimbursement Agreement dated as of October 1, 1991 among Delano Biomass, ABN AMRO, as Facility Agent and ABN AMRO Bank N.V., New York Branch, as Administrative Agent (the "1991 Reimbursement Agreement"). As of the Document Delivery Date and its receipt on the Document Delivery Date of payment of the fees, and of any other amounts, payable to it under the 1991 Reimbursement Agreement on the Document Delivery Date, The Bank of Tokyo Trust Company shall no longer be a Bank and shall have no obligations or rights under this Amended and Restated Reimbursement Agreement, and the Banks signatory hereto shall, as of the Document Delivery Date, be the Banks hereunder with the respective Percentage Interests set forth in Section 10.1 hereof.

     If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among you and between each of you and the Borrowers when each of the















Borrowers and the Agent shall have one or more copies hereof executed by each of the undersigned and each of you.

                         Very truly yours,

                         Chemical Trust Company of California,
                         not in its individual capacity but
                         solely as Owner Trustee

                         By /s/ Rose T. Maravilla
                         Assistant Vice President


                         Delano Energy Company Inc.,
                         a Delaware corporation

                         By /s/ Parimal S. Patel
                            Vice President


The foregoing Agreement is hereby
accepted and agreed to:


ABN AMRO Bank N.V.,
  for Itself and as Agent

By /s/ Brian G. Slayne
   Assistant Vice President

By /s/ R. E. James Hunter
   Vice President


The First National Bank of Boston

By /s/ Stefan Breuer
   Vice President


Bank of Montreal

By /s/ Lawrence E. Jones, P.E.
   Director


Barclays Bank PLC

By /s/ Mark Tuminello
   Director

By /s/ Alistair Buchan
   Associate Director





Societe Generale

By /s/ William G. Schmid
   Vice President

By /s/ Salvatore Galatioto
   Vice President


BayBank

By /s/ Timothy M. Laurion
   Loan Officer (Special)


The foregoing Agreement is hereby
accepted:

ABN AMRO Bank N.V., Cayman Islands Branch

By /s/ Brian G. Slayne
   Assistant Vice President

By /s/ R. E. James Hunter
   Vice President

































                                 Exhibit 5.6.1

                      Scheduled Redemptions of 1989 Bonds
                      -----------------------------------

              Redemption Date                         Amount
              ---------------                      -----------

                 12-31-94                          $         0

                 12-31-95                            4,000,000

                  6-30-96                              200,000

                 12-31-96                            4,000,000

                  6-30-97                                    0

                 12-31-97                            3,300,000

                  6-30-98                                    0

                 12-31-98                            4,000,000

                  6-30-99                                    0

                 12-31-99                            6,300,000

                  6-30-00                                    0

                 12-31-00                            7,100,000
                                                   -----------
                         Total:                    $28,900,000























                                 Exhibit 5.6.2

                      Scheduled Redemptions of 1990 Bonds
                      -----------------------------------

              Redemption Date                         Amount
              ---------------                      -----------

                 12-31-94                          $ 3,400,000

                 12-31-95                            3,300,000

                  6-30-96                              400,000

                 12-31-96                            4,500,000

                  6-30-97                                    0

                 12-31-97                            3,800,000

                  6-30-98                                    0

                 12-31-98                            4,400,000

                  6-30-99                                    0

                 12-31-99                            6,400,000

                  6-30-00                                    0

                 12-31-00                            7,400,000
                                                   -----------

                        Total:                     $33,600,000

                                Exhibit 5.6.2.1

                      Scheduled Redemptions of 1991 Bonds
                      -----------------------------------

              Redemption Date                        Amount
              ---------------                      -----------

                  2-31-94                          $ 7,800,000

                 12-31-95                            6,200,000

                  6-30-96                                    0

                 12-31-96                            7,500,000

                  6-30-97                              800,000

                 12-31-97                           11,300,000

                  6-30-98                            7,700,000

                 12-31-98                            5,800,000

                  6-30-99                            3,900,000

                 12-31-99                            5,500,000

                  6-30-00                            1,000,000

                 12-31-00                                    0
                                                   -----------
                     Total:                        $57,500,000

                                  Exhibit 14.3

                           Form of Joinder Agreement
                           -------------------------

                           As of ______________, ____

ABN AMRO Bank N.V., Boston Branch,
  for Itself and as Agent
Exchange Place, 53 State Street
Boston, Massachusetts  02109

Chemical Trust Company of California,
  as Owner Trustee under the Owner Trust Agreement
50 California Street
San Francisco, California  94111

Delano Energy Company Inc.
81 Wyman Street
Waltham, Massachusetts  02254-9046

Ladies and Gentlemen:

     The undersigned _____________________________, a ________________ (as from time to time in effect, the "New Bank"), hereby agrees with each of you as follows:

     1. Reference; Definitions. Reference is made to the Amended and Restated Reimbursement Agreement dated as of December 31, 1993 (as from time to time in effect, the "Reimbursement Agreement") by and among Chemical Trust Company of California, not in its individual capacity but solely as owner trustee under the Owner Trust Agreement therein referred to (the "Owner Trustee"), Delano Energy Company Inc., and ABN AMRO Bank N.V., Boston Branch, for Itself and as Agent (collectively, the "Existing Banks"). Terms defined in the Reimbursement Agreement as amended hereby or the Participation Agreement referred to therein and not otherwise defined in this Agreement are used in this Agreement as so defined.

     2. Joinder. Effective as of _________________, ____ (the "Effective Date"), the New Bank hereby joins in and becomes a party to the Reimbursement Agreement as a credit provider having a _____% Percentage Interest in the Letter of Credit Facility established under Section 2 of the Reimbursement Agreement. From and after the Effective Date the New Bank will be entitled to the rights and benefits of a credit provider under the Reimbursement Agreement as amended hereby and will be bound by and will perform all obligations of a credit provider under the Reimbursement Agreement as amended hereby pursuant to the respective terms and conditions thereof.

     [Add provisions for adjustment of letter of credit fees, as applicable.]

     [Add provisions releasing transferor bank, if applicable.]

     3. Amendment of Section 10.01. Section 10.1 of the Reimbursement Agreement is amended, effective the Effective Date, to read in its entirety as follows:

          10.1. Interests in Credits. The percentage interest of each of you in the credits extended under this Agreement shall be as follows:

                                   Percentage
Name                               Interest            Amount
- ----                               ----------          ------




                                   ____100%            $________


adjusted as you may agree from time to time pursuant to any Joinder Agreement or otherwise among yourselves (the "Percentage Interests"). Reference in any Bank Agreement to your respective Percentage Interests are to such interests as from time to time in effect.

     4. Representations and Acknowledgments of New Bank. Without limiting the generality of the joinder contained in Section 2 hereof, the New Bank specifically joins in the representations and acknowledgments contained in
Section 10.8 of the Reimbursement Agreement, acknowledges that it has reviewed the Bank Agreements, the Basic Documents and such financial and other information as it deems necessary to make the decision to join the Reimbursement Agreement and the credits thereunder and confirms its obligation to indemnify the Agent as provided in Section 10.9 of the Reimbursement Agreement. The New Bank acknowledges that the transfer of credit hereunder by the [transferor bank(s)] to the New Bank is made without recourse or warranty of any kind on the part of any Existing Bank.

     5. Notice Address. For the purpose of Section 9 of the Reimbursement Agreement and Section 23 of the Participation Agreement, the initial notice address of the New Bank will be as follows:
          ____________________________
          ____________________________
          ____________________________
          ____________________________

     6. Nonrecourse. Anything in this Agreement or any other Bank Agreement to the contrary notwithstanding, each and all of the representations, undertakings and agreements herein or therein made on the part of the Owner Trustee are made and intended not as personal representations, undertakings and agreements by or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Owner Trust Estate; this Agreement and the other Bank Agreements to which the Owner Trustee is a party are executed and delivered by Chemical Trust Company of California solely in the exercise of the powers expressly conferred upon it as trustee under the Owner Trust Agreement and not in its individual capacity; and no personal liability or responsibility is assumed hereunder or thereunder by or shall at any time be enforceable against Chemical Trust Company of California in its individual capacity or the Owner Participant on account of any representation, undertaking or agreement hereunder or thereunder of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by the Existing Banks and the New Bank and by all Persons claiming by, through or under the Existing Banks or the New Bank; provided, however, that the Existing Banks and the New Bank and any Person claiming by, through or under the Existing Banks or the New Bank making claim under this Agreement or under any other Bank Agreement may look to the Owner Trust Estate for satisfaction of same. The Owner Trustee may seek instructions from the Owner Participant in exercising its rights or performing its duties hereunder.

     7. Miscellaneous. The Reimbursement Agreement as amended hereby and each of the other Bank Agreements are each confirmed in full force and effect. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or thereof. The headings of this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflicts of law rules) of The Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement between each of you and the undersigned as of the date hereof when so accepted and agreed to by each of you.

                         Very truly yours,

                         [Name of New Bank]

                         By:

                         Title:

Accepted and Agreed to:

Chemical Trust Company of California,
  not in its individual capacity but
  solely as Owner Trustee

By: ____________________________
Title:

Delano Energy Company Inc.

By: ____________________________
Title:

ABN AMRO Bank N.V.,
  Boston Branch,
  for Itself and as Agent

By: ____________________________
Title:

By: ____________________________
Title:

ABN AMRO Bank N.V.,
  Boston Branch,
  as Issuing Bank

By: ____________________________
Title:

By:

Title:

[Add other Banks, if appropriate]